                                                      Registration No. 333-11167
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-1

                                AMENDMENT NO. 3

                                       TO
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                      FORD CREDIT AUTO LEASE TRUST 1996-1
                          (Issuer of the Senior Notes)
                           -------------------------

                                RCL TRUST 1996-1
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)


         FORD MOTOR CREDIT                      A Delaware Trust                    FORD CREDIT LEASING
              COMPANY                     Primary Standard Industrial                  COMPANY, INC.
   (Originator of the Registrant;                Classification                (Originator of the Registrant;
 originator of Ford Credit Titling              Code Number 6733             originator of Ford Credit Titling
                Trust)                    IRS Employer No. Applied For                     Trust)
                                               The American Road
       A Delaware Corporation               Dearborn, Michigan 48121               A Delaware Corporation
    Primary Standard Industrial                  (313) 594-9876                 Primary Standard Industrial
            Classification                                                             Classification
          Code Number 6153                                                            Code Number 6159
    IRS Employer No. 38-1612444                                                 IRS Employer No. 38-3156318
         The American Road                                                           The American Road
      Dearborn, Michigan 48121                                                    Dearborn, Michigan 48121
           (313) 322-3000                                                              (313) 845-4072


                           -------------------------

                              J. D. BRINGARD, ESQ.
                           Ford Motor Credit Company
                               The American Road
                            Dearborn, Michigan 48121
                                 (313) 594-7742
                     (Name and Address of Agent for Service
                     for each of the above named entities)

                                    Copy to:
                             SUSAN M. CURTIS, ESQ.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 735-3000
                           -------------------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
       TITLE OF SECURITIES               AMOUNT BEING          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
         BEING REGISTERED                 REGISTERED            PER UNIT(1)              PRICE(1)         REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------
Class A-1 Asset Backed Senior
Notes.............................     $150,000,000.00              100%             $150,000,000.00           $45,454.55
------------------------------------------------------------------------------------------------------------------------------
Class A-2 Asset Backed Senior
Notes.............................     $660,843,000.00              100%             $660,843,000.00          $200,255.45
------------------------------------------------------------------------------------------------------------------------------
Series 1996-1 Certificates(3).....           (4)                    (4)                    (4)                    (4)
------------------------------------------------------------------------------------------------------------------------------
TOTAL.............................     $810,843,000.00        $810,843,000.00        $810,843,000.00          $245,710.00
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.
(2) $344.83 of which was previously paid.
(3) The Series 1996-1 Certificates issued by Ford Credit Titling Trust represent a beneficial interest in Series 1996-1 Assets (including Series 1996-1 Leases and Series 1996-1 Leased Vehicles). The Series 1996-1 Certificates are not being offered to investors hereunder, but will be pledged to the Indenture Trustee to secure the payment of interest on and principal of the Senior Notes.
(4) Not applicable.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PRELIMINARY PROSPECTUS
                 Subject to Completion, Dated           , 1996


$810,843,000

Ford Credit Auto Lease Trust 1996-1
Issuer

$150,000,000 Class A-1        % Asset Backed Senior Notes


$660,843,000 Class A-2        % Asset Backed Senior Notes

RCL Trust 1996-1
Transferor
Ford Motor Credit Company
Administrative Agent


Ford Credit Auto Lease Trust 1996-1 (the "Issuer") will be formed pursuant to a
Lease Trust Agreement to be dated as of November   , 1996 between First Union
Bank of Delaware (the "RCL Trustee") in its capacity as trustee of the RCL Trust 1996-1 (the "Transferor") and PNC Bank, Delaware (the "Lease Trustee") in its capacity as trustee of the Issuer. Pursuant to an Indenture to be dated as of
November   , 1996 between the Lease Trustee, on behalf of the Issuer, and The
Chase Manhattan Bank, as Indenture Trustee, the Issuer will issue notes secured by interests in certain retail automotive leases and leased vehicles, including
$150,000,000 initial principal balance of    % Class A-1 Asset Backed Senior
Notes (the "Class A-1 Senior Notes") and $660,843,000 initial principal balance
of    % Class A-2 Asset Backed Senior Notes (the "Class A-2 Senior Notes" and,
together with the Class A-1 Senior Notes, the "Senior Notes"). The Issuer also
will issue $106,690,331.13 initial principal balance of    % Asset Backed
Subordinated Notes (the "Subordinated Notes") and $30,821,533.09 initial
principal balance of    % Asset Backed Lease Trust Certificates (the "Lease
Trust Certificates"). The Subordinated Notes and the Lease Trust Certificates are not being offered hereby.


                                             (cover continued on following page)


FOR INFORMATION CONCERNING THE RISKS OF AN INVESTMENT IN THE SENIOR NOTES, SEE "RISK FACTORS" BEGINNING ON PAGE 16 HEREIN.


EXCEPT TO THE EXTENT DESCRIBED HEREIN, THE SENIOR NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS IN, RECOURSE TO OR OBLIGATIONS OF THE TRANSFEROR, FORD MOTOR CREDIT COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES.

THE RIGHTS OF HOLDERS OF THE SUBORDINATED NOTES AND THE LEASE TRUST CERTIFICATES ARE SUBORDINATED TO THE RIGHTS OF HOLDERS OF THE SENIOR NOTES TO THE EXTENT DESCRIBED HEREIN.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------


                                             INITIAL                                       PROCEEDS TO
                                            PRINCIPAL       PRICE TO      UNDERWRITING     THE ISSUER
                                             BALANCE       PUBLIC (1)       DISCOUNT         (1)(2)
--------------------------------------------------------------------------------------------------------
Class A-1 Senior Notes                   $150,000,000           %               %               %
--------------------------------------------------------------------------------------------------------
Class A-2 Senior Notes                   $660,843,000           %               %               %
--------------------------------------------------------------------------------------------------------
Total                                    $810,843,000    $               $               $
--------------------------------------------------------------------------------------------------------



(1) Plus accrued interest, if any, calculated from November   , 1996.


(2) Before deducting expenses payable by the Issuer estimated at $750,000.



The Senior Notes are offered by the Underwriters when, as, and if issued and accepted by them and subject to their right to reject orders in whole or in part. The Underwriters reserve the right to withdraw, cancel or modify such offer. It is expected that the Senior Notes will be delivered in book-entry form
through the facilities of The Depository Trust Company on or about November   ,
1996 against payment therefor in immediately available funds.


J.P. MORGAN & CO.


November   , 1996

     As more fully described herein, the assets of the Issuer will include certificates (the "Series 1996-1 Certificates") transferred to the Issuer by the Transferor representing a 100% undivided beneficial interest in specified retail automobile and light truck leases (the "Series 1996-1 Leases"), all payments from lessees (the "Obligors") thereunder, the related leased vehicles (the "Series 1996-1 Leased Vehicles") and all proceeds from the sale of Series 1996-1 Leased Vehicles upon termination of the related Series 1996-1 Leases. Subject to the security interest granted to the Indenture Trustee pursuant to the Indenture to secure the Senior Notes, the Issuer will enter into the Program Operating Lease with the Transferor pursuant to which the Transferor will be entitled to the benefits of the Series 1996-1 Certificates during the term of the underlying Series 1996-1 Leases in exchange for the payment by the Transferor of certain amounts paid under the underlying Series 1996-1 Leases and paid from the sale of Series 1996-1 Leased Vehicles. These payments will be applied by the Issuer, together with other amounts payable on the Series 1996-1 Certificates, to pay interest on and principal of the Senior Notes, the Subordinated Notes and the Lease Trust Certificates. See "Series 1996-1 Certificates -- Lease of the Series 1996-1 Certificates to the Transferor." The Issuer will have the benefit of the Cash Collateral Account established by the Transferor to secure the Transferor's payment obligations under the Program Operating Lease. As outlined above and as more fully described herein, the sources of payments on the Senior Notes will be limited to the amounts payable to the Issuer under the Series 1996-1 Certificates, the payments by the Transferor under the Program Operating Lease and the benefits provided by the Cash Collateral Account, including the deposit therein of payments of interest on and principal of the Subordinated Notes.


     Interest on the Senior Notes will accrue at the respective fixed per annum interest rates specified above and generally will be payable quarterly on February 15, May 15, August 15 and November 15 of each year or, if any such day is not a business day, on the next succeeding business day (each, a "Payment Date"), commencing February 17, 1997. Principal of the Senior Notes will be payable on each Payment Date to the extent described herein. No principal payments will be made on the Class A-2 Senior Notes until the Class A-1 Senior Notes have been paid in full; provided that if an Event of Default under the Indenture has occurred and the maturity of the Senior Notes has been accelerated, principal payments will be made on the Senior Notes on a pro rata basis based on their respective principal balances, without any distinction between Classes. No principal will be payable on the Subordinated Notes and the Lease Trust Certificates until the Senior Notes have been paid in full.



     The Stated Maturity of the Class A-1 Senior Notes will be the November 15, 1997 Payment Date. The Stated Maturity of the Class A-2 Senior Notes will be the May 15, 1999 Payment Date. However, payment in full of either Class of Senior Notes could occur earlier than such date as described herein.


     There is currently no secondary market for the Senior Notes offered hereby. The Underwriters expect, but will not be obligated, to make a market in the Senior Notes. There can be no assurance that a secondary market for any of the Senior Notes will develop or, if one does develop, that it will provide the Senior Noteholders with liquidity of investment or that it will continue for the life of the Senior Notes offered hereby.

                             AVAILABLE INFORMATION

     The Transferor, as originator of the Issuer, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Issuer with respect to the Senior Notes offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World

Wide Web at which the Registration Statement and amendments thereof and exhibits thereto may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SENIOR NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Transferor, the Issuer, the Administrative Agent or the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus, nor any sale made hereunder, shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.


     UNTIL FEBRUARY   , 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE SENIOR NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR OR HIS OR HER REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE ISSUER OR THE UNDERWRITERS WILL TRANSMIT OR CAUSE TO BE TRANSMITTED PROMPTLY, WITHOUT CHARGE, AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF A PROSPECTUS, OR A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.


                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Summary...............................     5
Risk Factors..........................    16
Ford Credit...........................    23
The Issuer............................    23
Property of the Issuer................    24
Use of Proceeds.......................    25
FCTT..................................    25
The Transferor........................    27
Series 1996-1 Certificates............    28
The Leases and Leased Vehicles........    31
Maturity, Prepayment and Yield
  Considerations......................    40
Pool Factors and Trading
  Information.........................    42
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    42

                                         PAGE
                                         ----
Description of the Senior Notes.......    42
Description of the Administrative
  Agency Agreement....................    56
Additional Document Provisions........    64
Ratings of the Senior Notes...........    70
Certain Legal Aspects of FCTT and the
  Series 1996-1 Certificates..........    70
Certain Legal Aspects of the Leases
  and Leased Vehicles.................    74
Federal Income Tax Consequences.......    77
Certain State Tax Consequences........    81
Legal Investment......................    82
ERISA Considerations..................    82
Underwriting..........................    83
Legal Matters.........................    83
Glossary of Terms.....................    84


                         REPORTS TO SENIOR NOTEHOLDERS

     Unless and until Definitive Senior Notes are issued, quarterly unaudited reports containing information concerning the Issuer will be prepared by the Administrative Agent and sent by the Indenture Trustee on behalf of the Issuer only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Senior Notes. See "Description of the Senior Notes -- Book-Entry Registration." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Pool Factors and Trading Information" for additional information concerning periodic reports to Senior Noteholders.

               OVERVIEW-TRANSFER OF SERIES 1996-1 CERTIFICATES



98% Beneficial Interest in FCTT                                                            2% Beneficial Interest in FCTT
- Exchangeable Beneficial Certificate                                                     - Exchangeable Beneficial Certificate
- Series 1996-1 Certificate                                                               - Series 1996-1 Certificate
            _______________                                                                          ______________
            |             |       Series 1996-1                                    Series 1996-1    | FORD CREDIT  |
            | FORD CREDIT |        Certificate                                      Certificate     |   LEASING    |
            |_____________|/________________________________           ____________________________\|______________|
                  |  /|\   \                               |          |                            /   /|\  |
                  |   |______________________________      |          |     ____________________________|   |
                  |                                 |      |          |     |                               |
                  |       Exchangeable              |      |          |     |         Exchangeable          |
                  |        Beneficial               |      |          |     |          Beneficial           |
                  |       Certificate               |      |          |     |         Certificate           |
                  |                                 |______|__________|_____|                               |
                  |                                 |    |Series 1996-1|    |                               |
                  |                                 |    |    Assets   |    |                               |
                  |                                 |    |_____________|    |                               |
                  |                                 |          FCTT         |                               |
                  |                                 |_______________________|                               |
 Contribution of  |                                                                                         |  Contribution of
  Series 1996-1   |                                                                                         |   Series 1996-1
   Certificate    |                                                                                         |    Certificate
                  |                                                                                         |
                  |____________________________________\___________________/________________________________|
                                                       /|    RCL TRUST    |\
                                                        |     1996-1      |
                    ___________________________________\|  (TRANSFEROR)   |
                    |                                  /|_________________|
                    |                                  /|\                |
                    |           Transfer and Program    |                 |    Program Operating
                    |            Operating Lease of     |                 |     Lease Payments
      Subordinated  |        Series 1996-1 Certificates |                 |    (secured by Cash
         Notes      |                                   |                 |    Collateral Account)
                    |                                  \|/_______________\|/
                    |                                   |   FORD CREDIT   |        Senior
                    |                                   |    AUTO LEASE   |         Notes          __________________
                    |___________________________________|   TRUST 1996-1  |_______________________\|                |
                                                        |     (ISSUER)    |                       /|    INDENTURE   |
                                                        |                 |_______________________\|     TRUSTEE    |
                                                        |_________________|     Pledge of Lease   /|                |
                                                                 |               Trust Estate      |________________|
                                                                 |                                          |
                                         Lease Trust Certificates|                                          |  Senior
                                                                 |                                          |  Notes
                                                      __________\|/__________                      ________\|/________
                                                      |     LEASE TRUST     |                     |      Senior      |
                                                      |  CERTIFICATEHOLDERS |                     |    Noteholders   |
                                                      |_____________________|                     |__________________|





                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined in the "Glossary of Terms" or elsewhere in this Prospectus.


OVERVIEW......................   As more fully described herein, Dealers in
                                 fifteen states have originated certain retail lease contracts for automobiles and light trucks and have assigned and will assign such lease contracts and the related vehicles to the Ford Credit Titling Trust ("FCTT"), a trust established by Ford Credit and Ford Credit
                                 Leasing, a special purpose wholly-owned
                                 subsidiary of Ford Credit. Ford Credit and Ford
                                 Credit Leasing are the beneficiaries of the interests in FCTT which have not previously been securitized and have instructed the Administrative Agent to select, in accordance with certain eligibility criteria, Leases and Leased Vehicles held by FCTT to be designated as Series 1996-1 Assets. On the Closing Date, the Series 1996-1 Certificates representing the beneficial interest in the Series 1996-1 Assets will be issued to Ford Credit and Ford Credit
                                 Leasing. Immediately thereafter, Ford Credit and Ford Credit Leasing will contribute their Series 1996-1 Certificates to the Transferor which in turn will transfer the Series 1996-1
                                 Certificates to the Issuer. The Issuer will issue the Senior Notes pursuant to the Indenture and will pledge the Series 1996-1
                                 Certificates to the Indenture Trustee as security for such Senior Notes. The Issuer also will issue the Subordinated Notes and the Lease
                                 Trust Certificates, which are not offered hereby.


                                 Pursuant to the Program Operating Lease the
                                 Issuer will lease the Series 1996-1
                                 Certificates, subject to the lien securing the Senior Notes, back to the Transferor in exchange for the obligation of the Transferor to make certain payments during the period that each underlying Series 1996-1 Leased Vehicle is subject to the Program Operating Lease. Such payments (the "Program Operating Lease Payments") will consist of a Required Interest Payment portion and an Additional Payment portion. The "Required Interest Payment" generally will be equal to the sum for the related three months of the Administrative Agent Fee and three months of interest accrued on the Senior Notes, the Subordinated Notes and the Lease Trust Certificates. The "Additional Payment" generally will be equal to the amount, if any, by which the amount on deposit in the Cash Collateral Account on any Payment Date (after giving effect to any withdrawals therefrom to pay the Required Interest Payment and any deposits therein with respect to such Payment Date) exceeds the Required Cash Collateral Amount for such Payment Date. The Issuer will apply such Program Operating Lease Payments, together with certain proceeds (as described in "-- Transferor Leased Vehicle Purchase Option") from Series 1996-1 Leased Vehicles which are sold on or after their Scheduled Lease End Dates, to pay interest on and principal of the Senior Notes, the Subordinated Notes and the Lease Trust Certificates in accordance with their respective terms.


                                 On the Closing Date, the Transferor will make an initial deposit to the Cash Collateral Account of $30,821,533.09. The Cash

                                 Collateral Account will secure the Transferor's obligation to make Program Operating Lease Payments on a quarterly basis. The Transferor initially will retain the Subordinated Notes and will be required to deposit payments of interest on and principal of the Subordinated Notes into the Cash Collateral Account. The Transferor will pledge the Subordinated Notes to the Issuer to secure the Transferor's obligation to make Program Operating Lease Payments on a quarterly basis. Amounts payable to the Issuer with respect to the Series 1996-1 Certificates and the Program Operating Lease (including amounts withdrawn from the Cash Collateral Account) will be applied to pay interest on and principal of the Senior Notes, the Subordinated Notes and the Lease Trust Certificates and certain other amounts as more fully described herein. The Issuer has pledged amounts payable to it to the Indenture Trustee to secure payment of the Senior Notes. Ford Credit and Ford Credit Leasing intend that the securitization described in this Prospectus will result in a sale of the Series 1996-1 Assets for accounting purposes and a financing of the Series 1996-1 Leases and Series 1996-1 Leased Vehicles for tax purposes.


THE ISSUER....................   Ford Credit Auto Lease Trust 1996-1,
                                 established pursuant to the Lease Trust
                                 Agreement.

THE LEASE TRUSTEE.............   PNC Bank, Delaware, as Lease Trustee under the
                                 Lease Trust Agreement.

THE INDENTURE TRUSTEE.........   The Chase Manhattan Bank, as Indenture Trustee
                                 under the Indenture.

THE ADMINISTRATIVE AGENT......   Ford Credit, a wholly owned indirect subsidiary
                                 of Ford Motor Company, is the Administrative
                                 Agent. See "Description of the Administrative
                                 Agency Agreement."

FORD CREDIT LEASING...........   Ford Credit Leasing Company, Inc., a wholly
                                 owned special purpose subsidiary of Ford
                                 Credit.

THE TRANSFEROR................   The Transferor will be formed by Ford Credit
                                 and Ford Credit Leasing as a Delaware business trust pursuant to the RCL Trust Agreement. The
                                 RCL Trustee is First Union Bank of Delaware, a
                                 Delaware banking corporation. See "The
                                 Transferor."


THE SENIOR NOTES..............   On the Closing Date the Issuer will issue,
                                 pursuant to the Indenture, Class A-1 Senior
                                 Notes in an initial principal balance of $150,000,000 and Class A-2 Senior Notes in an initial principal balance of $660,843,000.
                                 Concurrently with the issuance of the Senior
                                 Notes, the Issuer will issue Subordinated Notes in an initial principal balance of $106,690,331.13 and Lease Trust Certificates in an initial principal balance of $30,821,533.09.
                                 The Subordinated Notes and the Lease Trust
                                 Certificates are not being offered hereby.


INTEREST......................   The Class A-1 Senior Notes will bear interest
                                 at the rate of   % per annum and the Class A-2
                                 Senior Notes will bear interest at the rate of
                                   % per annum. Interest on the principal
                                 balance of the Senior Notes will accrue at the applicable interest rate (i) with respect to the Class A-1 Senior Notes, either from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following
                                 Payment Date and

                                 (ii) with respect to the Class A-2 Senior
                                 Notes, either from and including the Closing
                                 Date (in the case of the first Payment Date) or from and including the fifteenth day of the third calendar month preceding the calendar month in which each Payment Date occurs, to but excluding the fifteenth day of the calendar month in which such Payment Date occurs. Interest will be payable on each Payment Date to Senior Noteholders of record on the related Record Date. Interest accrued but not paid as of any Payment Date will be due on the next Payment Date together with interest on such amount (to the extent lawful) at a rate per annum equal to the interest rate for the applicable Class. Interest on the Class A-1 Senior Notes will be calculated on the basis of actual days elapsed and a 360-day year. Interest on the Class A-2 Senior Notes will be calculated on the basis of a 360-day year of twelve 30-day months. See "Description of the Senior Notes -- Interest."


PRINCIPAL.....................   The aggregate amount of principal of the Senior
                                 Notes payable on each Payment Date will equal the sum of the Available Funds and the Cash
                                 Collateral Additional Draw Amount, if any, remaining after giving effect on such Payment
                                 Date to (i) the payment of the Administrative
                                 Agent Fee and (ii) the payment of interest accrued on the Senior Notes, the Subordinated
                                 Notes and the Lease Trust Certificates. See
                                 "Description of the Senior Notes -- The
                                 Indenture Cash Flows."



                                 Principal of the Senior Notes will be paid to holders of each Class of Senior Notes sequentially. No principal payments will be made on the Class A-2 Senior Notes until the principal balance of the Class A-1 Senior Notes has been reduced to zero, and no principal payments will be made on the Subordinated Notes and the Lease Trust Certificates until the principal balance of the Class A-2 Senior Notes has been reduced to zero; provided that if an Event of Default under the Indenture has occurred and the maturity of the Senior Notes has been accelerated, principal payments will be made on a pro rata basis to holders of the Class A-1 Senior Notes and the Class A-2 Senior Notes based on their respective principal balances without any distinction between Classes. See "Description of the Senior Notes -- Indenture" for a discussion of the Events of Default under the Indenture and the remedies available to the Indenture Trustee and the Senior Noteholders.


                                 As described in "-- Priority of Payments" and "Description of the Senior Notes -- The Indenture Cash Flows," amounts payable on any Payment Date generally will be paid first from Available Funds and second from the Cash Collateral Additional Draw Amount, if any. The "Available Funds" on any Payment Date will be equal to the sum of the Available Sale Proceeds and the Cash Collateral Required Draw Amount. The "Available Sale Proceeds" with respect to any Payment Date will be equal to the Monthly Scheduled Termination Sale Proceeds deposited in the Collection Account on each of the two preceding Distribution Dates and Monthly Scheduled Termination Sale Proceeds deposited in the Collection Account on the business day preceding the Distribution

                                 Date occurring on such Payment Date (or on each business day during the related Accrual Period if any Monthly Remittance Condition has not been satisfied) plus the Aggregate Net Sale Proceeds Advances deposited in the Collection Account on the business day preceding such Payment Date. The "Cash Collateral Required Draw Amount" with respect to any Payment Date is the lesser of (i) the Required Interest Payment for such Payment Date and (ii) the Cash Collateral Amount on the business day preceding such Payment Date (after giving effect to all deposits to the Cash Collateral Account on such business day). See "Description of the Senior Notes -- Cash Collateral Account Withdrawals and Deposits."

                                 The "Cash Collateral Additional Draw Amount" on any Payment Date will be equal to the Additional Payment for such Payment Date less the portion thereof to be applied to make payments on the Subordinated Notes. See "Description of the Senior Notes -- Cash Collateral Account Withdrawals and Deposits."


                                 The rate of payment and the yield to maturity on each Class of Senior Notes generally will be directly related to the rate at which payments are made on the Series 1996-1 Leases and in respect of the Series 1996-1 Leased Vehicles. The rate of prepayments on the Series 1996-1 Leases may be influenced by a variety of economic, social and other factors including competing consumer finance products and the conditions in the used vehicle market. If there are prepayments in full of the Series 1996-1 Leases, Senior Noteholders will bear the risk of being able to reinvest principal payments of the Senior Notes at yields at least equal to the yield on their respective Class of Senior Notes. For further discussion of the factors which may affect the amount and timing of payments of principal of the Senior Notes, see "Maturity, Prepayment and Yield Considerations." See also "Description of the Senior Notes -- Principal" and "-- The Indenture Cash Flows."



PRIORITY OF PAYMENTS..........   On each Payment Date, the Indenture Trustee
                                 will apply first the Available Funds and second the Cash Collateral Additional Draw Amount, if any, to the following (in the priority indicated): (i) the Administrative Agent Fee to the Administrative Agent; (ii) interest due on the outstanding Senior Notes (and, to the extent permitted under applicable law, interest on any overdue interest at the interest rate for the applicable Class) to the Senior
                                 Noteholders; (iii) interest due on the
                                 outstanding Subordinated Notes (and, to the extent permitted under applicable law, interest on any overdue interest at the interest rate for the Subordinated Notes) to the Lease Trust
                                 Paying Agent for deposit to the Cash Collateral
                                 Account; (iv) interest accrued (including any interest accrued but not deposited to the Certificate Distribution Account on the previous Payment Date) on the Lease Trust
                                 Certificates (and, to the extent permitted under applicable law, interest on any overdue interest at the interest rate for the Lease
                                 Trust Certificates) plus the Certificate
                                 Distribution Draw Amount, if any, to the Certificate Distribution Account; and (v) principal with respect to each Class of Senior
                                 Notes outstanding, sequentially, to the Senior
                                 Noteholders until the Senior Notes have been paid in full; provided that if an Event of Default has occurred under the Indenture and the maturity of the Senior Notes has been accelerated, principal payments will be made on a pro rata basis to holders of the Class A-1 Senior Notes and the Class A-2 Senior Notes based on their respective principal balances, without any distinction between Classes. Following payment in full of the Class A-2 Senior Notes, the portion, if any, of the Available Funds plus the Cash Collateral Additional Draw Amount, if any, remaining will be applied to pay the Subordinated Notes and the Lease Trust
                                 Certificates in accordance with the terms thereof. See "Description of the Senior Notes
                                 -- The Indenture Cash Flows."

OPTIONAL REDEMPTION OF THE
 SENIOR NOTES.................   The Administrative Agent may, at its option,
                                 purchase the Series 1996-1 Certificates on any Payment Date on which the Pool Balance has declined to less than 10% of the Initial Pool
                                 Balance. Because the principal balance of the Subordinated Notes and the Lease Trust
                                 Certificates exceeds 10% of the Initial Pool
                                 Balance, the Issuer does not anticipate, although no assurances can be given, that the Pool Balance will decline to a level permitting the Administrative Agent to purchase the Series
                                 1996-1 Certificates while the Senior Notes are outstanding. If, however, such a decline occurs and the Administrative Agent exercises such option, the Senior Notes will be redeemed in whole, but not in part, on the Payment Date of such exercise. See "Description of the Senior
                                 Notes -- Optional Redemption."


FCTT..........................   FCTT is a trust formed pursuant to the FCTT
                                 Agreement. The FCTT Trustee is Comerica Bank, a
                                 Michigan banking corporation, which may appoint one or more co-trustees or separate trustees for the purpose of meeting applicable state requirements. FCTT was formed for the purpose of holding title to vehicles subject to leases in order to enable Ford Credit to obtain the benefits of financing such vehicles and leases without retitling. Vehicles subject to retail leases which would otherwise be sold by Dealers to Ford Credit are instead sold to FCTT. The
                                 FCTT Trustee will hold the assets of FCTT in trust for the benefit of the beneficiaries of FCTT. As of the date of this Prospectus, the primary assets of FCTT are Leases and Leased
                                 Vehicles assigned to it by Dealers located in fifteen states and all amounts payable in connection therewith. See "FCTT -- Creation of
                                 FCTT by Ford Credit and Ford Credit Leasing."
                                 Ford Credit and Ford Credit Leasing were the initial beneficiaries of FCTT. Ford Credit initially held an Exchangeable Beneficial
                                 Certificate (an "EBC") representing a 98% beneficial interest in FCTT and the FCTT Assets and Ford Credit Leasing initially held an EBC representing a 2% beneficial interest in FCTT and the FCTT Assets. Ford Credit and Ford
                                 Credit Leasing have previously exchanged a portion of their EBCs for a Series of Specified
                                 Beneficial Certificates, the Series 1995-1
                                 Certificates, and contributed such Series
                                 1995-1 Certificates to an affiliate which deposited them to a securitization trust in connection with the issuance of a previous series of asset backed securities. Similarly, Ford Credit and Ford Credit Leasing will exchange a portion of their EBCs for the Series
                                 1996-1 Certificates and contribute
                                 them to the Transferor which will deposit them with the Issuer. After the issuance of the Series 1996-1 Certificates on the Closing Date, the EBCs will represent the beneficial interest in the FCTT Assets other than the Series 1995-1
                                 Assets, the Series 1996-1 Assets and any other
                                 Series Specified Assets which may be designated from time to time. See "FCTT -- Exchangeable
                                 Beneficial Certificates and Specified
                                 Beneficial Certificates."

                                 Payments by or on behalf of Obligors made on or in respect of FCTT Assets other than the Series 1996-1 Assets will not be available to make payments on the Senior Notes, the Subordinated Notes or the Lease Trust Certificates. Neither Ford Credit nor Ford Credit Leasing, as holders of the EBCs, nor holders of any Series of Specified Beneficial Certificates other than Series 1996-1 (whether issued in connection with a future securitization or for any other purpose) will have any interest in the Series 1996-1 Assets.

THE SERIES 1996-1 ASSETS......   The Series 1996-1 Leases will consist of a pool
                                 of retail closed-end lease contracts originated by Dealers and assigned to FCTT. Each Series
                                 1996-1 Lease is an operating lease for
                                 accounting purposes and a "true lease" for tax purposes and will be purchased by FCTT, together with the related Series 1996-1 Leased
                                 Vehicle, from the Dealer for an amount equal to the Balance Subject to Lease Charges. The
                                 Obligor under each Series 1996-1 Lease is obligated to make a fixed total monthly payment
                                 (a "Total Monthly Payment") to the
                                 Administrative Agent, acting on behalf of FCTT and the holders of the Series 1996-1
                                 Certificates, equal to the sum of (i) the Monthly Payment, (ii) the Use and Lease Tax
                                 Amount (payable to tax authorities), and (iii) the Vehicle Insurance and Maintenance Amount
                                 (payable to Dealers). Only the Monthly Payment portion of each Total Monthly Payment is available to holders of the Series 1996-1
                                 Certificates. See "Description of the
                                 Administrative Agency Agreement -- Remittance of Payments; Allocation of Funds."

                                 The Monthly Payments remitted by Obligors will be deposited into the Cash Collateral Account to secure the Transferor's obligation to make Program Operating Lease Payments to the Issuer. See "Description of the Senior Notes -- Cash Collateral Account Withdrawals and Deposits."


                                 The Series 1996-1 Leases consist of 48,284 individual Leases. The aggregate Balance Subject to Lease Charges of the Series 1996-1 Leases as of their respective dates of origination was $989,830,208.28. As of the Series 1996-1 Cut-Off Date, the Pool Balance was $948,354,864.22 (the "Initial Pool Balance") and the aggregate Residual Values of the Series 1996-1 Leased Vehicles were $748,058,759.90. The Series 1996-1 Leases and
                                 Series 1996-1 Leased Vehicles were selected by the Administrative Agent at the direction of Ford Credit and Ford Credit Leasing as holders of the EBCs from FCTT's portfolio of Leases and Leased Vehicles represented by the EBCs, based upon the General Eligibility Criteria and the Specific Eligibility Criteria described herein. See "The Leases and Leased Vehicles," "FCTT -- Exchangeable Beneficial Certificates and Specified Beneficial Certificates" and

                                 "Additional Document Provisions --
                                 Representations, Warranties and Covenants."

THE SERIES 1996-1
CERTIFICATES..................   The Series 1996-1 Certificates will represent
                                 in the aggregate a 100% beneficial interest in the Series 1996-1 Assets and will entitle the holders thereof to all proceeds of and payments in connection with the Series 1996-1 Assets.
                                 The Series 1996-1 Certificates will not
                                 evidence legal title to or direct ownership of the Series 1996-1 Assets nor will they represent a beneficial interest in any FCTT
                                 Assets other than the Series 1996-1 Assets. See
                                 "FCTT -- Exchangeable Beneficial Certificates and Specified Beneficial Certificates." The
                                 Indenture Trustee as assignee of the Issuer will have a perfected security interest in the underlying Series 1996-1 Leases but will not have a security interest in the underlying
                                 Series 1996-1 Leased Vehicles. For a discussion of the security interests in the Series 1996-1
                                 Certificates, the Series 1996-1 Leases and the
                                 Series 1996-1 Leased Vehicles, see "Certain
                                 Legal Aspects of the Leases and Leased
                                 Vehicles."


CONTRIBUTION, TRANSFER, AND
LEASE OF SERIES 1996-1
  CERTIFICATES................   On the Closing Date, Ford Credit and Ford
                                 Credit Leasing each will contribute their respective Series 1996-1 Certificates to the Transferor pursuant to the Asset Contribution
                                 Agreement. The Transferor will transfer the Series 1996-1 Certificates to the Issuer pursuant to the Transfer Agreement. Subject to the pledge by the Issuer of its interest in such Series 1996-1 Certificates to the Indenture Trustee to secure payment of the Senior Notes, the Issuer will lease the Series
                                 1996-1 Certificates back to the Transferor pursuant to the Program Operating Lease. The
                                 Transferor will assign 1% of all of its assets and obligations, including its rights and obligations under the Program Operating Lease, to Ford Credit Leasing. For convenience, these rights and obligations of the Transferor and its assignee, Ford Credit Leasing, generally are referred to herein as rights and obligations of the Transferor. In connection with such assignment, Ford Credit Leasing will hold $1,066,903.31 in initial principal balance of Subordinated Notes and $3,115.33 in initial principal balance of Lease Trust Certificates representing 1% of the initial principal balance of the Subordinated Notes and Lease
                                 Trust Certificates, respectively, initially acquired by the Transferor. See "The Transferor
                                 -- Creation by Ford Credit and Ford Credit
                                 Leasing; Assignment to Ford Credit Leasing."


                                 Under the Program Operating Lease, the
                                 Transferor will be entitled to receive all payments and proceeds with respect to the Series 1996-1 Certificates during the term of the Program Operating Lease and will be required to deposit such payments and proceeds into the Cash Collateral Account to secure its obligation to make Program Operating Lease Payments to the Issuer. Because the Program Operating Lease expires with respect to the portion of the Series 1996-1 Certificates representing the beneficial interest in a Series 1996-1 Leased Vehicle at the end of the related Series 1996-1 Lease (and before such Series 1996-1 Leased Vehicle is sold or a Sale Proceeds Advance is made in respect thereof), the Issuer will receive directly the proceeds from the sale of Series 1996-1 Leased Vehicles following scheduled termination of the related Series 1996-1 Leases. See "Series 1996-1 Certificates."


PROPERTY OF THE ISSUER; PLEDGE
 TO THE INDENTURE TRUSTEE.....   Pursuant to the Indenture and prior to entering
                                 into the Program Operating Lease, the Issuer will pledge its interest in the Lease Trust
                                 Estate to secure its obligation to pay interest on and principal of the Senior Notes. The
                                 "Lease Trust Estate" consists of (i) the rights of the Issuer under the Series 1996-1
                                 Certificates, (ii) the rights under the Program
                                 Operating Lease, (iii) the rights of the Issuer to funds on deposit from time to time in the Collection Account, the Payahead Account, the
                                 Payment Account, the Certificate Distribution
                                 Account and any other account or accounts established pursuant to the Indenture
                                 (including investment earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account and the Certificate
                                 Distribution Account) and proceeds thereof,
                                 (iv) the rights of the Transferor under the Asset Contribution Agreement, (v) the rights as holder of the Series 1996-1 Certificates under the Administrative Agency Agreement and the Series 1996-1 Supplement, (vi) the security interest of the Issuer in the Subordinated
                                 Notes and the Cash Collateral Account and the right to make withdrawals from the Cash
                                 Collateral Account and (vii) all proceeds of the foregoing. See "Property of the Issuer" and "Series 1996-1 Certificates -- Pledge of the
                                 Series 1996-1 Certificates to the Indenture
                                 Trustee."



TRANSFEROR LEASED VEHICLE
 PURCHASE OPTION..............   Under the Program Operating Lease, the
                                 Transferor may, at its option, purchase the Issuer's beneficial interest in any Series
                                 1996-1 Leased Vehicle which is sold at auction following the Scheduled Lease End Date of the related Series 1996-1 Lease. The Transferor may exercise such option (the "Transferor Leased
                                 Vehicle Purchase Option") by paying to the Issuer an amount equal to the Residual Value of such Series 1996-1 Leased Vehicle minus any amounts due from the related Obligor for Uncollected Excess Wear and Tear and Excess
                                 Mileage (such amount, the "Transferor Purchase
                                 Option Price"). The Transferor will exercise such option only if neither the Obligor nor the Dealer exercises its option to purchase the Series 1996-1 Leased Vehicle, and the Sale
                                 Proceeds of such Series 1996-1 Leased Vehicle exceed the Transferor Purchase Option Price.
                                 Because the Transferor intends to exercise this option when available, Sale Proceeds received by the Issuer with respect to any Series 1996-1
                                 Leased Vehicle the related Series 1996-1 Lease of which terminated on or after its Scheduled
                                 Lease End Date will not exceed the Transferor
                                 Purchase Option Price. With respect to each
                                 Series 1996-1 Leased Vehicle for which the
                                 Transferor exercises its purchase option, the Transferor will deposit the excess of the Sale
                                 Proceeds of such Series 1996-1 Leased Vehicle over the related Transferor Purchase Option
                                 Price (the "Transferor Purchase Option Net
                                 Proceeds") into the Cash Collateral Account until the aggregate cumulative amount deposited in respect of such Transferor Purchase Option
                                 Net Proceeds for all such Series 1996-1 Leased
                                 Vehicles equals $94,835,486.42,
                                 which is equal to 10% of the Initial Pool
                                 Balance. Thereafter, the Transferor will retain any Transferor Purchase Option Net Proceeds and such amounts, if any, will not be available to pay interest on or principal of the Senior
                                 Notes, the Subordinated Notes or the Lease
                                 Trust Certificates. To the extent that
                                 Transferor Purchase Option Net Proceeds are deposited into the Cash Collateral Account, such amounts will secure the Transferor's obligation to make Program Operating Lease
                                 Payments to the Issuer. See "Series 1996-1
                                 Certificates -- Lease of the Series 1996-1
                                 Certificates to the Transferor" for further discussion of the purchase option of the Transferor and "Description of the
                                 Administrative Agency Agreement -- Sale of
                                 Leased Vehicles" for a discussion of the process by which the Administrative Agent sells
                                 Series 1996-1 Leased Vehicles after their respective Scheduled Lease End Dates.


                                 Senior Noteholders will not be subject to delay in receipt of principal resulting from a delay in the sale of Series 1996-1 Leased Vehicles after their respective Scheduled Lease End Dates to the extent that the Administrative Agent makes Sale Proceeds Advances of the Residual Values of Series 1996-1 Leased Vehicles as described in "-- Sale Proceeds Advances" and "Description of the Administrative Agency Agreement -- Advances of Sale Proceeds."


CASH COLLATERAL ACCOUNT.......   Amounts on deposit in the Cash Collateral
                                 Account from time to time (the "Cash Collateral
                                 Amount") secure the Transferor's obligations under the Program Operating Lease and on each Payment Date will be applied to pay Program
                                 Operating Lease Payments. On the Closing Date the Transferor will deposit $30,821,533.09 (the
                                 "Initial Cash Collateral Deposit") in the Cash
                                 Collateral Account.



                                 Amounts on deposit in the Cash Collateral
                                 Account will be augmented during each Accrual Period by the deposit therein of the following amounts with respect to such Accrual Period:
                                 (i) all Collections other than Monthly
                                 Scheduled Termination Sale Proceeds with respect to Series 1996-1 Assets; (ii) the Aggregate Net Monthly Payment Advances; (iii) any Transferor Purchase Option Net Proceeds until the aggregate cumulative amount deposited in respect of such proceeds equals $94,835,486.42; (iv) payments of interest on and principal of the Subordinated Notes; and
                                 (v) any investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account, the Cash Collateral Account and the Certificate Distribution Account.


                                 On the business day preceding each Payment
                                 Date, the Indenture Trustee will withdraw the Cash Collateral Required Draw Amount from the Cash Collateral Account and use such amount to pay the Required Interest Payment portion of the Program Operating Lease Payments. On each Payment Date, the Indenture Trustee will withdraw the Cash Collateral Additional Draw Amount from the Cash Collateral Account and use such amount to pay the Additional Payment portion, if any, of the Program Operating Lease Payments. See "Description of the Senior Notes -- Cash Collateral Account Withdrawals and Deposits" and "-- The Indenture Cash Flows."

                                 The "Required Cash Collateral Amount" as of any Payment Date will be 3.25% of the Initial Pool Balance, provided that the Required Cash Collateral Amount will equal zero as of any Payment Date occurring on or after the earlier of the date on which the last remaining Series 1996-1 Lease terminated or the date on which the Program Operating Lease is terminated following an event of default thereunder.


THE ADMINISTRATIVE AGENT......   The Administrative Agent will act as servicer
                                 with respect to all Leases and Leased Vehicles owned by FCTT (including the Series 1996-1
                                 Leases and Series 1996-1 Leased Vehicles) and will be the custodian of the related Lease
                                 Files. The Administrative Agent will receive the Administrative Agent Fee and the Supplemental Administrative Agent Fee as compensation for servicing the Series 1996-1
                                 Assets (including disposing of Series 1996-1
                                 Leased Vehicles) and administering the
                                 distribution of funds in respect thereof. The
                                 Administrative Agent Fee as of any Payment Date will equal the sum, for each of the three
                                 Collection Periods preceding such Payment Date, of the product of 1/12 of 1.00% and the Pool
                                 Balance as of the beginning of each such Collection Period. See "Description of the
                                 Administrative Agency Agreement."

ADMINISTRATIVE PURCHASES......   Ford Credit and Ford Credit Leasing, as holders
                                 of the EBCs, will be required to purchase the beneficial interest in any Series 1996-1 Lease and Series 1996-1 Leased Vehicle as to which
                                 (i) all of the Specific Eligibility Criteria and General Eligibility Criteria were not satisfied on the Series 1996-1 Cut-Off Date,
                                 (ii) a breach of certain covenants has occurred and has not been cured, (iii) the Administrative Agent has granted a Term
                                 Extension or any Payment Extension over three months (in the aggregate) or (iv) the Series
                                 1996-1 Leased Vehicle is relocated to a
                                 jurisdiction in which FCTT is not authorized to hold the related certificate of title. Any such purchase shall be effected by the deposit of the Administrative Purchase Amount in the Collection Account on the business day preceding the Payment Date relating to the Accrual Period in which any of the events specified above occurred or were discovered, as applicable. See "Description of the
                                 Administrative Agency Agreement --
                                 Administrative Purchases."

MONTHLY PAYMENT ADVANCES......   The Administrative Agent will be obligated to
                                 make a Monthly Payment Advance in an amount equal to any unpaid portion of the Monthly
                                 Payments due under a Series 1996-1 Lease during an Accrual Period, but only if the Administrative Agent determines, in its sole discretion, that such Monthly Payment Advance will be recoverable from subsequent Collections on such Series 1996-1 Lease (excluding Sale
                                 Proceeds). See "Description of the Senior Notes
                                 -- Advances" and "Description of the
                                 Administrative Agency Agreement -- Monthly
                                 Payment Advances."

SALE PROCEEDS ADVANCES........   The Administrative Agent will be obligated to
                                 make a Sale Proceeds Advance in an amount equal to the Residual Value of any Series 1996-1
                                 Leased Vehicle which has not been sold by the last business day of the Accrual Period in which the Scheduled Lease

                                 End Date of the related Series 1996-1 Lease occurred, but only if the Administrative Agent determines, in its sole discretion, that such Sale Proceeds Advance will be recoverable from the Sale Proceeds of such Series 1996-1 Leased Vehicle. See "Description of the Senior Notes -- Advances" and "Description of the Administrative Agency Agreement -- Advances of Sale Proceeds."


TAX STATUS....................   In the opinion of Special Tax Counsel, subject
                                 to the matters discussed under "Federal Income
                                 Tax Consequences," for federal income tax purposes (i) the Senior Notes will be treated as debt, (ii) the Lease Trust Certificates
                                 (other than the Lease Trust Certificates initially acquired by the Transferor) should be treated as debt and (iii) none of FCTT, the Transferor or the Issuer will be classified as an association (or publicly traded partnership) taxable as a corporation.


                                 The Class A-1 Senior Notes will be treated as "short-term obligations" issued with acquisition discount. The Class A-2 Senior Notes will be issued with a de minimis amount of original issue discount ("OID"). See "Federal Income Tax Consequences" for additional information concerning acquisition discount, OID and the application of federal income tax laws.


                                 In the opinion of Michigan Tax Counsel,
                                 assuming that the Senior Notes will be treated as debt for federal income tax purposes, (i) the Senior Notes will be treated as debt for Michigan income and single business tax purposes and (ii) Senior Note Owners not otherwise subject to taxation in Michigan would not become subject to taxation in Michigan solely because of a Senior Note Owner's ownership of a Senior Note. Assuming further that the Lease Trust Certificates (other than the Lease Trust Certificates initially acquired by the Transferor) will be treated as debt for federal income tax purposes and that none of FCTT, the Transferor or the Issuer will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, none of FCTT, the Transferor or the Issuer should be subject to Michigan income and single business tax at the entity level. See "Certain State Tax Consequences" for additional information concerning the application of state tax laws.


ERISA CONSIDERATIONS..........   Subject to the considerations discussed under
                                 "ERISA Considerations," the Senior Notes are eligible for purchase by employee benefit plans.


LEGAL INVESTMENT..............   The Class A-1 Senior Notes will be eligible
                                 securities for purchase by money market funds under Rule 2a-7 under the Investment Company
                                 Act of 1940, as amended.



RATINGS OF THE SENIOR NOTES...   It is a condition of the issuance of the Senior
                                 Notes that they be rated in the highest
                                 investment rating category by at least one
                                 Rating Agency. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency if in its judgment circumstances so warrant. See "Ratings of the Senior Notes" and "Risk Factors -- ERISA
                                 Liabilities; Effect on Ratings."

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no secondary market for the Senior Notes offered hereby. The Underwriters expect, but will not be obligated, to make a market in the Senior Notes. There can be no assurance that a secondary market for any of the Senior Notes will develop or, if one does develop, that it will provide the Senior Noteholders with liquidity of investment or that it will continue for the life of the Senior Notes offered hereby.

LIMITED ASSETS


     The assets of the Issuer, which have been pledged to the Indenture Trustee to secure the payment of interest on and principal of the Senior Notes, are limited to the Lease Trust Estate, including the interest in the Series 1996-1 Certificates held by the Issuer under the Program Operating Lease, the right to receive payments from the Transferor under the Program Operating Lease and a security interest in the Subordinated Notes and in the amounts credited to the Cash Collateral Account to secure the payments required under the Program Operating Lease. The Issuer will not have, nor is it permitted or expected to have, any other significant assets or other sources of funds. The Senior Notes represent obligations of the Issuer, and are not insured or guaranteed by the Transferor, Ford Credit, Ford Credit Leasing, the RCL Trustee, the Lease Trustee, the Indenture Trustee or any other person or entity. Moreover, although payment of interest on and principal of the Senior Notes is ultimately dependent on the payments made under the Series 1996-1 Leases by Obligors and proceeds from the disposition of the Series 1996-1 Leased Vehicles, neither the Issuer nor the Transferor has a direct ownership interest in any Series 1996-1 Lease or a direct ownership interest or perfected security interest in any Series 1996-1 Leased Vehicle. Because the interest of the Indenture Trustee, as pledgee of the Issuer, is in the Series 1996-1 Certificates and other assets described above and not directly in the Series 1996-1 Assets, upon the occurrence of an Event of Default the Indenture Trustee would have no rights with respect to either the Series 1996-1 Leases or the Series 1996-1 Leased Vehicles, but instead would be limited to exercising its rights with respect to the Series 1996-1 Certificates and the other assets described above (including the amounts available from the Cash Collateral Account). To the extent that the exercise of such rights produces insufficient funds to make all required payments with respect to the Senior Notes, Senior Noteholders could suffer a loss of all or part of their investment. See "Property of the Issuer" and "Description of the Senior Notes -- Indenture."


LIMITED OBLIGATIONS OF THE ISSUER, THE TRANSFEROR, FORD CREDIT AND FORD CREDIT LEASING


     The Senior Notes are solely obligations of the Issuer, and neither the Transferor, Ford Credit nor Ford Credit Leasing is obligated to pay interest on or principal of the Senior Notes (except indirectly to the extent of payments by the Transferor required under the Program Operating Lease). If, after application of amounts on deposit in the Cash Collateral Account, the Transferor does not have sufficient funds to pay to the Issuer the Program Operating Lease Payments on any Payment Date, the Senior Noteholders could incur a loss on their investment.


RESIDUAL VALUE RISK


     The Residual Value of each Leased Vehicle, including each Series 1996-1 Leased Vehicle, is stated in the related Lease, including the Series 1996-1 Leases, and is determined by Ford Credit as Administrative Agent for FCTT. Ford Credit sets the Residual Value for a particular model of Leased Vehicle by reference to its estimate of the wholesale market value of such model at the end of the Lease Term. However, in connection with sales incentive programs for particular models, Ford Credit may increase the Residual Values set forth in Leases to levels above its estimate of the wholesale market values of such Leased Vehicles at the end of their respective Lease Terms, in order to stimulate sales of particular models by reducing the amount of the Total Monthly Payments which would be owed by Obligors. See "The Leases and Leased Vehicles -- Delinquency, Repossession, Residual Value and Loss Data."


     At the end of each Series 1996-1 Lease, each Series 1996-1 Leased Vehicle is either purchased by the Obligor or the Dealer for a price greater than or equal to its Residual Value or is returned to the

Administrative Agent. For Series 1996-1 Leased Vehicles which are purchased by the Obligor or Dealer, the full Residual Value of such Series 1996-1 Leased Vehicle is applied to make distributions on the Series 1996-1 Certificates. To the extent that a Series 1996-1 Leased Vehicle is not purchased by the related Obligor or Dealer, the Administrative Agent will sell such Series 1996-1 Leased Vehicle at auction and proceeds of the sale will be applied to make distributions on the Series 1996-1 Certificates. Any shortfalls between (x) proceeds realized from the sale of Series 1996-1 Leased Vehicles (including amounts collected in respect of Excess Wear and Tear and Excess Mileage and reduced by amounts required to be remitted to the Obligor under applicable law) after their respective Scheduled Lease End Dates and (y) their respective Residual Values (as such Residual Values are decreased by Uncollected Excess Wear and Tear and Excess Mileage) will reduce the amounts available for distribution on the Series 1996-1 Certificates, and, to the extent such reduction causes the Available Sale Proceeds plus amounts withdrawn from the Cash Collateral Account to be less than the principal and interest due on the Senior Notes on any Payment Date, the Senior Noteholders could suffer a loss on their investment. Because the Transferor intends to exercise its Transferor Leased Vehicle Purchase Option whenever it is economically advantageous to do so, any Sale Proceeds of a Series 1996-1 Leased Vehicle which are in excess of its Residual Value minus Uncollected Excess Wear and Tear and Excess Mileage will be paid to the Transferor, who will deposit such amounts into the Cash Collateral Account until the cumulative total of deposits with respect to such amounts equals $94,835,486.42; thereafter, such amounts, if any, will be paid to the Transferor but not deposited into the Cash Collateral Account and therefore will not be available to make payments under the Program Operating Lease. To the extent that such amounts are deposited into the Cash Collateral Account, they will secure the Transferor's obligation to make Program Operating Lease Payments to the Issuer. See "Series 1996-1 Certificates -- Lease of the Series 1996-1 Certificates to the Transferor." There can be no assurance that the historical realization of the Residual Values through purchases by the Obligors or Dealers or from sale at auction will be indicative of future realizations on the Series 1996-1 Leased Vehicles. In addition, any shortfalls between Liquidation Proceeds and the Adjusted Balance Subject to Lease Charges of the related Series 1996-1 Leased Vehicle as of the date the related Series 1996-1 Lease became a Liquidated Lease will also reduce the amounts available for distribution on the Series 1996-1 Certificates and, to the extent that such reduction causes the Available Sale Proceeds plus amounts withdrawn from the Cash Collateral Account to be less than the principal and interest due on the Senior Notes on any Payment Date, the Senior Noteholders could suffer a loss on their investment.



     Because on the business day preceding each Payment Date the Administrative Agent generally will make a Sale Proceeds Advance of the Residual Value of each Series 1996-1 Leased Vehicle for which as of the end of the related Accrual Period the Scheduled Lease End Date has occurred but the related Sale Proceeds have not been received, Senior Noteholders will not be subject to delays in the receipt of principal payments due to delays in the sale of Series 1996-1 Leased Vehicles. The Administrative Agent is obligated to make a Sale Proceeds Advance with respect to a Series 1996-1 Leased Vehicle only to the extent that it believes such advances are recoverable from the Sale Proceeds of such Series 1996-1 Leased Vehicle; if the Administrative Agent determined that Sale Proceeds Advances would not be recoverable from Sale Proceeds of the Series 1996-1 Leased Vehicles which had not been sold, or if it otherwise failed to honor its contractual obligation to make Sale Proceeds Advances, Senior Noteholders could be subject to delays in the receipt of principal payments to the extent that there is a delay in the receipt of proceeds from the sale of Series 1996-1 Leased Vehicles. See "Description of the Administrative Agency Agreement -- Sale of Leased Vehicles" and "-- Advances of Sale Proceeds."


GEOGRAPHIC, ECONOMIC AND OTHER FACTORS


     The Dealers which originated the Series 1996-1 Leases are located, and the Obligors generally are located, in one of fifteen states, with the largest percentage of such Dealers and Obligors being located in California, New York, Pennsylvania, Minnesota and Colorado. The percentage of such Dealers and Obligors located in any one of the fifteen states other than California, New York, Pennsylvania, Minnesota or Colorado is less than 5%. See "The Leases and Leased Vehicles -- Characteristics of the Series 1996-1 Assets." Due to the geographic concentration in California, New York, Pennsylvania, Minnesota and Colorado, adverse economic conditions in one or more of these states may have a disproportionate impact on the performance of the Series 1996-1 Assets. Economic factors such as unemployment, interest rates, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the Series 1996-1 Leases. In addition, natural disasters in one or more of the states may affect the rate of prepayment and defaults on the Series 1996-1 Leases and the ability to realize the Residual Values of Series 1996-1 Leased Vehicles upon sale. These economic factors, as well as other factors such as consumer perceptions of used vehicle values (and Ford vehicles in particular), may also affect the ability to realize the Residual Values of Series 1996-1 Leased Vehicles upon sale.

STRUCTURAL CONSIDERATIONS

Beneficial Interests

     The Issuer does not directly own the Leases or the Leased Vehicles which constitute the Series 1996-1 Assets nor does it have a perfected security interest in the Series 1996-1 Leased Vehicles. Because ownership and, generally, the perfection of a security interest in a vehicle is governed by the certificate of title statute of the state in which a vehicle is located, and because obtaining a perfected security interest or an ownership interest in a vehicle would result in the administrative burden and expense of retitling vehicles, title to the Series 1996-1 Assets is held by the FCTT Trustee on behalf of FCTT which will issue the Series 1996-1 Certificates representing beneficial interests in the Series 1996-1 Assets. Before the designation of certain specified Leases and Leased Vehicles as the Series 1996-1 Assets and the issuance of the Series 1996-1 Certificates, the EBCs, held by Ford Credit and Ford Credit Leasing, will represent the beneficial interest in all FCTT Assets other than the Series 1995-1 Assets. Ford Credit and Ford Credit Leasing had previously exchanged a portion of their EBCs for the Series 1995-1 Certificates in connection with the issuance of an earlier series of asset backed securities. After the issuance of the Series 1996-1 Certificates, the FCTT Trustee and the Administrative Agent are required to account separately for the proceeds relating to the Series 1996-1 Assets and to the other FCTT Assets. Neither the holders of the EBCs nor the holders of any other Series will have any rights to the Series 1996-1 Assets, payments relating thereto or the proceeds thereof. After the contribution of the Series 1996-1 Certificates by Ford Credit and Ford Credit Leasing to the Transferor and the subsequent transfer of such Series 1996-1 Certificates to the Issuer, the beneficial interest in the Series 1996-1 Assets will be held by the Issuer, subject to the pledge of the Series 1996-1 Certificates to the Indenture Trustee and the rights of the Transferor under the Program Operating Lease.

Allocation of FCTT Liabilities


     The FCTT Agreement provides that the holders of the Series 1996-1 Certificates (which holders for this purpose include both the Transferor and the Issuer) are responsible for liabilities to third parties or to the FCTT Trustee incurred in connection with any Series 1996-1 Assets. The Transferor (or other holder of the Lease Trust Certificates and a portion of the Subordinated Notes in each case initially acquired by the Transferor) will indemnify the Issuer against any such liabilities. The FCTT Agreement further provides that the holders of the Series 1996-1 Certificates will not be responsible for liabilities incurred in connection with the other assets of FCTT. Holders of the EBCs will be responsible for any liabilities to third parties or liabilities of FCTT incurred in connection with any Non-Specified Assets, and the holders from time to time of any other Series will be responsible for any liabilities to third parties and liabilities of FCTT incurred in connection with the related Series Specified Assets. Such allocations are not binding on third parties, and to the extent that liabilities arising with respect to the assets of FCTT or imposed upon the FCTT Trustee are not satisfied in accordance with the allocations described above, the Series 1996-1 Assets could be used to satisfy such liabilities. To protect against such liabilities, Ford Credit maintains self-insurance for the benefit of itself and FCTT, and maintains excess liability insurance policies naming Ford Credit and FCTT as insured parties. In addition, each of Ford Credit and Ford Credit Leasing will be liable for claims against FCTT as if FCTT were a partnership and each were a general partner. If the Contingent and Excess Liability Insurance is insufficient and Ford Credit and Ford Credit Leasing fail to perform their obligations to indemnify the Issuer against such liabilities and amounts otherwise distributable to Ford Credit and Ford Credit Leasing as holders of the EBCs are insufficient to satisfy such liabilities, the Series 1996-1 Assets, together with the other assets of FCTT, could be used to satisfy the liabilities to third parties and to the FCTT Trustee, and the Senior

Noteholders could incur a loss on their investment. See "Certain Legal Aspects of FCTT and the Series 1996-1 Certificates -- Insurance."

     The Issuer does not own the Series 1996-1 Assets but instead has an indirect beneficial interest therein. Therefore, a third-party creditor or claimant who has a perfected security interest in or otherwise obtains a lien on any Series 1996-1 Asset will have priority over the interest of the FCTT Trustee. If such creditor or claimant has a claim on any Series 1996-1 Asset, the effect is the same as if such creditor or claimant had a claim on the Issuer and the Issuer owned such Series 1996-1 Asset (that is, the Issuer's interest in the Series 1996-1 Asset would be subject to the prior perfected claim). However, because other assets in addition to the Series 1996-1 Assets are held by FCTT, and third-party creditors of FCTT are not bound by the allocation of liabilities described above, a general creditor of FCTT may obtain a lien either on all or any one of the Series 1996-1 Assets with respect to a claim unrelated to such Series 1996-1 Assets or on all of the FCTT Assets, including the Series 1996-1 Assets, regardless of whether such claim would have been allocated to such Series 1996-1 Assets under the terms of the FCTT Agreement.


     Such liens could include judgment liens arising from either successful claims under federal and state consumer protection laws with respect to Leases and Leased Vehicles or from successful claims against FCTT arising from operation of Leased Vehicles constituting FCTT Assets. Other general liens which could arise include tax liens arising against the Transferor or the Issuer, liens arising under various federal and state criminal statutes and certain liens in favor of the Pension Benefit Guaranty Corporation (the "PBGC"). See "-- Consumer Protection Laws," "-- ERISA Liabilities; Effect on Ratings" and "-- Vicarious Tort Liability." Ford Credit and Ford Credit Leasing have each represented that as of the Series 1996-1 Cut-Off Date, there were no creditors or claimants with respect to the Series 1996-1 Assets or, except for those expressly permitted in connection with the issuance of previous series of asset backed securities, with respect to FCTT.



     The FCTT Assets are located in several states, the tax laws of which vary. In addition, FCTT may in the future purchase Leases and Leased Vehicles from Dealers located in states other than the fifteen states in which the Series 1996-1 Leases were originated. In the event that any state or locality imposes a tax on FCTT at the entity level, Ford Credit and Ford Credit Leasing have agreed to indemnify the holders of the SBCs for the full amount of such taxes. If Ford Credit and Ford Credit Leasing should fail to fulfill their respective indemnification obligations, amounts otherwise distributable to them as holders of the EBCs will be used to satisfy such indemnification obligations. However, it is possible that the Senior Noteholders could incur a loss on their investment in the event Ford Credit and Ford Credit Leasing did not have sufficient assets available (including distributions on the EBCs) to satisfy such state or local tax liabilities.


     The FCTT Agreement provides for Ford Credit and Ford Credit Leasing to be liable as if FCTT were a partnership and each were a general partner to the extent necessary after giving effect to the payment of liabilities allocated severally to the holders of certificates representing their respective beneficial interest in assets of FCTT. However, it is possible that the Senior Noteholders could incur a loss on their investment to the extent that any such claim was allocable to the Issuer as holder of the Series 1996-1 Certificates either because a lien arose in connection with the Series 1996-1 Assets or in the event Ford Credit and Ford Credit Leasing did not have sufficient assets available (including distributions on the EBCs) to satisfy such claimant or creditor in full.

TERMINATION OF FCTT IN CERTAIN CIRCUMSTANCES

     If a bankruptcy or insolvency occurs with respect to Ford Credit Leasing (which is intended to be a special purpose corporation), the FCTT Agreement provides that FCTT will be terminated. In addition, if the Transferor (which is intended to be a limited purpose business trust) becomes bankrupt, insolvent or is terminated, or the Issuer becomes bankrupt or insolvent (or if the Issuer is terminated as a result of the bankruptcy, insolvency or termination of the Transferor or Ford Credit Leasing), the FCTT Agreement provides that FCTT will be terminated with respect to holding the Series 1996-1 Assets. In each case the FCTT Trustee is required to distribute the Series 1996-1 Assets to the holder of the Series 1996-1 Certificates.

Because the Issuer has pledged its rights to the Series 1996-1 Certificates to the Indenture Trustee, such distribution would be made to the Indenture Trustee who would be responsible for retitling the Series 1996-1 Leased Vehicles. The cost of such retitling would reduce the amounts payable from the Series 1996-1 Assets which are available for payments of interest on and principal of the Senior Notes, and in such event the Senior Noteholders could suffer a loss on their investment.

INSOLVENCY OF FORD CREDIT -- SUBSTANTIVE CONSOLIDATION WITH FORD CREDIT; TRUE
SALE

     As described under "Certain Legal Aspects of FCTT and the Series 1996-1 Certificates -- Insolvency Related Matters," the transactions described herein have been structured and the parties to the Basic Documents described herein have undertaken to act in a manner such that the voluntary or involuntary commencement of an insolvency-related case or proceeding under the Bankruptcy Code or similar state laws by or against Ford Credit should not result in any of Ford Credit Leasing, FCTT or the Transferor becoming subject to a similar case or proceeding, and should not result in the substantive consolidation of the assets and liabilities of Ford Credit Leasing, FCTT or the Transferor with those of Ford Credit for purposes of such case or proceeding. Each of Ford Credit and Ford Credit Leasing intends that its transfer of its Series 1996-1 Certificate to the Transferor be an absolute transfer (a "true sale") of all its interest in such Series 1996-1 Certificate, and each will so treat and report such transfer for all relevant purposes. A legal opinion will be delivered to the effect that
(i) the assets and liabilities of each of Ford Credit Leasing, FCTT and the Transferor would not be substantively consolidated with those of Ford Credit if Ford Credit were to become the subject of a case under the Bankruptcy Code, and
(ii) the transfer of the Series 1996-1 Certificates by each of Ford Credit and Ford Credit Leasing would constitute an absolute transfer of all interest in such Series 1996-1 Certificates and, therefore, such Series 1996-1 Certificates (including payments thereon and the proceeds thereof) would not be property of either Ford Credit or Ford Credit Leasing, as the case may be, if either were to become the subject of a case under the Bankruptcy Code. Such conclusions are reasoned conclusions, based upon various assumptions regarding factual matters and future events, as to which there necessarily can be no assurance, and such legal opinion should not be regarded as a guaranty of the result a court would reach in an actual case before it. If Ford Credit Leasing, FCTT or the Transferor were to become the subject of an insolvency-related case or proceeding, or if a bankruptcy trustee, Ford Credit as debtor in possession, a creditor or other party having standing were to assert that Ford Credit Leasing, FCTT or the Transferor should be substantively consolidated with Ford Credit, or that the transfer of the Series 1996-1 Certificates from Ford Credit (or, if applicable, Ford Credit Leasing) should be recharacterized as a pledge of such Series 1996-1 Certificates to secure a borrowing, then delays in payments on the Series 1996-1 Certificates or (in the event of such an insolvency-related case or proceeding or should the court rule in favor of such assertion) reductions in such payments could occur, resulting in delays (or reductions) in payments on the Senior Notes and a potential loss to Senior Noteholders on their investment.

INSOLVENCY OF FORD CREDIT -- PREFERENCE RISK

     If Ford Credit were to become the subject of a case under the Bankruptcy Code, Administrative Purchase Amounts paid by Ford Credit pursuant to the Administrative Agency Agreement might be recoverable as preferential transfers from Ford Credit to the extent made within a year of the commencement of such case. Such a case (or a similar case or proceeding under applicable state law) with respect to Ford Credit also would be an event of default under the Administrative Agency Agreement, which could result in the removal of Ford Credit as Administrative Agent. Either of such occurrences could adversely affect timely payment to Senior Noteholders and, if payments previously made by Ford Credit were to be recovered, losses to Senior Noteholders could result.

REQUIRED SALE OF ASSETS IN CERTAIN CIRCUMSTANCES

     If a bankruptcy or insolvency occurs with respect to the Transferor or Ford Credit Leasing, or the Transferor is terminated (which could occur upon the bankruptcy or insolvency of Ford Credit Leasing), the Lease Trust Agreement provides that the Issuer will be dissolved (and the Program Operating Lease will terminate) and the Indenture Trustee will be required to sell the assets of the Issuer in a commercially reasonable manner and on commercially reasonable terms. Because each of the events which requires the Issuer to be dissolved is also an event which requires either FCTT to be terminated or FCTT to be terminated with respect to holding the Series 1996-1 Assets, the Series 1996-1 Assets will be distributed from FCTT to the purchaser and the Series 1996-1 Vehicles will be retitled at the direction of such purchaser. The proceeds from the sale of the assets of the Issuer plus amounts on deposit in the Cash Collateral Account and other accounts of the Issuer, after the payment of any unpaid fees of the Indenture Trustee and the Administrative Agent and the reimbursement of all outstanding Sale Proceeds Advances and Monthly Payment Advances, will be distributed first to Senior Noteholders, second to holders of Subordinated Notes (which amounts will be deposited into the Cash Collateral Account) and third to holders of Lease Trust Certificates in the priority set forth in the Indenture, and if such proceeds and amounts are not sufficient to pay the Senior Notes in full, the amount of principal returned to the Senior Noteholders would be reduced, and the Senior Noteholders would incur a loss on their investment. See "Additional Document Provisions -- The Lease Trust Agreement -- Termination."


MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS


     The rate of payment of principal and the yield to maturity on each Class of Senior Notes generally will be directly related to the rate at which payments on the Series 1996-1 Leases and in respect of the Series 1996-1 Leased Vehicles are received. Partial prepayments by Obligors will be treated as Payaheads and will not increase the rate of payment of principal of the Senior Notes because such payments will be held and paid out to Senior Noteholders as principal only when required to meet a shortfall in a subsequent payment from the related Obligor. However, because the Residual Values of Series 1996-1 Leased Vehicles account for a large portion of the Pool Balance, the rate of payment of principal on the Senior Notes increases substantially on the August 15, 1998 Payment Date as a result of a significant portion of Series 1996-1 Leases reaching their Scheduled Lease End Dates in the related Accrual Period. See "The Leases and Leased Vehicles." Further, prepayment of the entire Adjusted Balance Subject to Lease Charges of a Series 1996-1 Lease, whether in the form of Voluntary Early Termination Proceeds, Liquidation Proceeds or Administrative Purchase Amounts, will have the effect of increasing the rate of payment of principal on the Senior Notes. In addition, no principal will be paid on the Class A-2 Senior Notes until the Class A-1 Senior Notes have been paid in full, unless an Event of Default under the Indenture has occurred and the maturity of the Senior Notes has been accelerated, in which case principal will be paid on a pro rata basis to the holders of the Class A-1 Senior Notes and the Class A-2 Senior Notes based on their respective principal balances without any distinction between Classes. The rate of payment of principal of the Senior Notes also will be increased by the application to the payment of principal on the Senior Notes (after payment of interest on the Senior Notes, the Subordinated Notes and the Lease Trust Certificates) of the portion, if any, of the Available Funds plus the Cash Collateral Additional Draw Amount, if any, which does not constitute payments by or on behalf of Obligors in reduction of the Balance Subject to Lease Charges of the related Series 1996-1 Leases and which is not applied to pay certain fees. To the extent Series 1996-1 Leases which have higher Retail Operating Lease Factors are prepaid faster than others, the amount of such additional portion of the Available Funds plus the Cash Collateral Additional Draw Amount, if any, available to pay principal of the Senior Notes will be reduced. See "Maturity, Prepayment and Yield Considerations."


CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and regulations, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail lease contracts such as the Series 1996-1 Leases. These laws apply to FCTT as the assignee of each Series 1996-1 Lease and may also apply to the Issuer as holder of the Series 1996-1 Certificates which represent a beneficial interest in the Series 1996-1 Leases, among other things. The failure of the Dealer, FCTT, or the Administrative Agent acting on behalf of FCTT, to comply with such laws and regulations may give rise to liabilities on the part of FCTT, and claims by FCTT or the Administrative Agent acting on behalf of FCTT with respect to Obligors may be subject to set-off as a result of such non-compliance.

     Each of the fifteen states in which the Series 1996-1 Leases were originated has adopted a "Lemon Law" that provides purchasers of vehicles, including lessees in some states, certain rights with respect to vehicles which are substandard. Such Lemon Laws apply with respect to the Series 1996-1 Leased Vehicles. A successful claim under a Lemon Law could result in, among other things, the termination of the related Series 1996-1 Lease and/or the refunding to the related Obligor of some portion of Total Monthly Payments paid by such Obligor. Any such refund would reduce the amounts distributed with respect to the Series 1996-1 Certificates, which could, in certain circumstances, reduce the payments to Senior Noteholders. See "Certain Legal Aspects of the Leases and Leased Vehicles -- Consumer Protection Laws."

ERISA LIABILITIES; EFFECT ON RATINGS

     It is possible that the PBGC could assert that the assets of FCTT, including the Series 1996-1 Assets, should be subject to liens in favor of the PBGC to satisfy any unpaid ERISA liabilities with respect to tax-qualified defined benefit plans sponsored by any member of an "affiliated group" that includes Ford Credit, Ford and their respective affiliates. Because such affiliated group has historically substantially fully funded its ERISA obligations (none of which arise under multiemployer plans), the Transferor believes that the likelihood of any such unpaid liability occurring and the PBGC attempting to assert such a lien (including a lien against the Series 1996-1 Assets) is remote. However, if an unfunded ERISA liability of the type that can give rise to such a lien existed with respect to any member of such affiliated group and such a liability were to go unpaid, there can be no assurance that the PBGC would not attempt to assert such a lien on the assets of FCTT, in which event the ratings of the Senior Notes might be downgraded. There are currently no unfunded ERISA liabilities in the Ford affiliated group, although there can be no assurance that the current level of funding will continue in the future. See "Ratings of the Senior Notes."

VICARIOUS TORT LIABILITY


     Although FCTT will hold title to the Series 1996-1 Leased Vehicles and the Issuer, as holder of the Series 1996-1 Certificates (subject to the pledge to the Indenture Trustee and the rights of the Transferor under the Program Operating Lease), will have a beneficial interest therein, the Series 1996-1 Leased Vehicles will be operated by the related Obligors and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of its ownership of the vehicle. To the extent that applicable state law permits such an action, FCTT and the FCTT Assets, including the Series 1996-1 Assets, may be subject to liability to such an injured party. FCTT is named as an insured party under the Contingent and Excess Liability Insurance. In the event that vicarious liability was imposed on FCTT as owner of a Series 1996-1 Leased Vehicle (or, in certain circumstances a Leased Vehicle that is not a Series 1996-1 Leased Vehicle) and the coverage provided by the Contingent and Excess Liability Insurance was insufficient to cover the full amount of such loss, and Ford Credit and Ford Credit Leasing failed to perform their obligations to indemnify the Issuer, the Senior Noteholders could incur a loss on their investment. See "-- Structural Considerations," "Certain Legal Aspects of FCTT and the Series 1996-1 Certificates" and "Certain Legal Aspects of the Leases and Leased Vehicles -- Vicarious Tort Liability."


ADMINISTRATIVE AGENT DEFAULT

     Ford Credit is the Administrative Agent with respect to the Leases and Leased Vehicles, including the Series 1996-1 Leases and Series 1996-1 Leased Vehicles. Administrative Agent Events of Default may occur with respect to all beneficiaries of FCTT, including the Issuer, or only with respect to one or more Series. Upon the occurrence of an Administrative Agent Event of Default with respect to all beneficiaries of FCTT, the FCTT Trustee, if so directed by 100% of the beneficiaries of FCTT (which, so long as any Senior Notes are outstanding, will for this purpose include the Indenture Trustee and any other holder of a Series, but exclude Ford Credit and Ford Credit Leasing), may terminate all of the rights and obligations of Ford Credit under the Administrative Agency Agreement. Upon the occurrence of an Administrative Agent Event of Default with respect to Series 1996-1, the Indenture Trustee may terminate all of the rights and obligations of Ford Credit with respect to Series 1996-1 only, and the FCTT Trustee will become the successor Administrative Agent until such time as a successor Administrative Agent is appointed pursuant to the terms of the Administrative Agency Agreement. Any replacement of Ford Credit as Administrative Agent in servicing the Leases and disposing of the Leased Vehicles could have an adverse effect on the timely receipt of interest and principal by the Senior Noteholders. See "Description of the Administrative Agency Agreement -- Administrative Agent Events of Default."

BOOK-ENTRY REGISTRATION

     Each Class of the Senior Notes will be initially represented by one or more physical notes registered in the name of Cede or any successor nominee for DTC and will not be registered in the names of the beneficial owners of Senior Notes or their nominees. Accordingly, unless and until Definitive Senior Notes are issued, holders of beneficial interests in Senior Notes will not be recognized by the Indenture Trustee as Senior Noteholders and will only be able to exercise the rights of Senior Noteholders indirectly through DTC and its participants. See "Description of the Senior Notes -- Book-Entry Registration."

                                  FORD CREDIT

     Ford Credit was incorporated in Delaware in 1959 and is a wholly owned indirect subsidiary of Ford.


     Ford Credit provides wholesale financing and capital loans to franchised Ford vehicle dealers and other dealers associated with such franchisees and purchases retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealers. In addition, a wholly owned subsidiary of Ford Credit provides these financing services in the United States and Canada to other vehicle dealers. Ford Credit also provides retail financing for used vehicles built by Ford and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford and finances certain receivables of Ford and its subsidiaries. Ford Credit's insurance operations, conducted through its wholly owned subsidiary, The American Road Insurance Company and its subsidiaries, consist primarily of underwriting floor plan insurance related to substantially all new vehicle inventories of dealers financed at wholesale by Ford Credit in the United States and Canada, credit life and disability insurance in connection with retail vehicle financing, and insurance related to retail contracts sold by automobile dealers to cover repairs.


     The mailing address of Ford Credit's executive offices is The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000.

                                   THE ISSUER

FORMATION OF THE ISSUER


     The Issuer is a trust formed under the laws of the State of Delaware pursuant to the Lease Trust Agreement solely for the purposes of the transactions described in this Prospectus. After its formation, the Issuer will not engage in any activity other than (i) issuing the Senior Notes, the Subordinated Notes and the Lease Trust Certificates, (ii) acquiring the Series 1996-1 Certificates and the other property of the Lease Trust Estate using the proceeds from the sale of the Senior Notes and Lease Trust Certificates to third party investors and from the issuance of the Subordinated Notes and $311,533.09 of Lease Trust Certificates to the Transferor, (iii) making payments on the Senior Notes, the Subordinated Notes and the Lease Trust Certificates, (iv) assigning and pledging the Lease Trust Estate to the Indenture Trustee, (v) entering into and performing its obligations under the Basic Documents to which it is a party and (vi) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.


CAPITALIZATION OF THE ISSUER


     On the Closing Date, the Issuer will be capitalized with $810,843,000.00 of Senior Notes, $106,690,331.13 of Subordinated Notes and $30,821,533.09 of Lease Trust Certificates. The Issuer will sell Lease Trust Certificates with an aggregate initial principal balance of $30,510,000.00 to third party investors that are expected to be unaffiliated with the Transferor, the Administrative Agent, their respective affiliates or the Issuer. In exchange for the transfer of the Series 1996-1 Certificates, the Issuer will pay the proceeds from the sale of the Senior Notes and the Lease Trust Certificates to the Transferor and will issue to the Transferor the entire initial principal balance of the Subordinated Notes and $311,533.09 initial principal balance of Lease Trust Certificates.


     The following table illustrates the capitalization of the Issuer as of the Closing Date, as if the issuance and sale of the Senior Notes, the Subordinated Notes and the Lease Trust Certificates as described above had taken place on such date:


        Class A-1 Senior Notes.......................................   $150,000,000.00
        Class A-2 Senior Notes.......................................    660,843,000.00
        Subordinated Notes...........................................    106,690,331.13
        Lease Trust Certificates.....................................     30,821,533.09
                                                                        ---------------
             Total...................................................   $948,354,864.22
                                                                        ===============


THE LEASE TRUSTEE

     PNC Bank, Delaware, a Delaware banking corporation, is the Lease Trustee under the Lease Trust Agreement. The principal offices of the Lease Trustee are located at 222 Delaware Avenue, Wilmington, Delaware 19801. The Transferor, Ford Credit and their affiliates may maintain normal commercial banking relationships with the Lease Trustee and its affiliates. The fees and expenses of the Lease Trustee will be paid by the Administrative Agent.

                             PROPERTY OF THE ISSUER


     On the Closing Date, the Series 1996-1 Certificates will be transferred to the Issuer pursuant to the Transfer Agreement. The Issuer will then pledge its interest in the Series 1996-1 Certificates to the Indenture Trustee under the Indenture and then, subject to such pledge, will lease the Series 1996-1 Certificates back to the Transferor pursuant to the Program Operating Lease. The Program Operating Lease with respect to the beneficial interest in each Series 1996-1 Leased Vehicle expires with respect to such Series 1996-1 Leased Vehicle immediately preceding the earlier to occur of (i) the sale of such Series 1996-1 Leased Vehicle, but only if such sale occurs on or after the related Scheduled Lease End Date and (ii) the making of a Sale Proceeds Advance in respect thereof. See "Series 1996-1 Certificates." After giving effect to the transactions described herein and effected by the Basic Documents, the property of the Issuer (the "Lease Trust Estate") will consist of (i) the rights of the Issuer under the Series 1996-1 Certificates, (ii) the rights under the Program Operating Lease, (iii) the rights of the Issuer to funds on deposit from time to time in the Collection Account, the Payahead Account, the Payment Account, the Certificate Distribution Account and any other account or accounts established pursuant to the Indenture (including investment earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account and the Certificate Distribution Account) and proceeds thereof, (iv) the rights of the Transferor under the Asset Contribution Agreement, (v) the rights as holder of the Series 1996-1 Certificates under the Administrative Agency Agreement and the Series 1996-1 Supplement, (vi) the security interest of the Issuer in the Subordinated Notes and the Cash Collateral Account and the right to make withdrawals from the Cash Collateral Account and (vii) all proceeds of the foregoing. All of the Lease Trust Estate is pledged to the Indenture Trustee pursuant to the terms of the Indenture.


     Because the Series 1996-1 Certificates represent the beneficial interest in the Series 1996-1 Assets, Senior Noteholders are dependent on payments made on the Series 1996-1 Leases and proceeds received in connection with the disposition of Series 1996-1 Leased Vehicles for payment of interest on and principal of the Senior Notes. The Issuer will not have a direct ownership interest in the Series 1996-1 Leases, or a direct ownership interest or perfected security interest in the Series 1996-1 Leased Vehicles (which will be titled in the name of FCTT), and it is therefore possible that a claim or lien with respect to the Series 1996-1 Leased Vehicles or on FCTT could limit the amounts paid to the holders of the Series 1996-1 Certificates to less than the amount due from the related Obligors or realized from the sale of Series 1996-1 Leased Vehicles. To the extent that a claim or lien delays disposition of Series 1996-1 Leased Vehicles or reduces the amount paid to the holders of the Series 1996-1 Certificates as holders of the beneficial interest in the Series 1996-1 Assets, Senior Noteholders could be subject to delays in payment or losses on their investment. See "Risk Factors -- Structural Considerations," "Description of the Senior Notes -- Cash Collateral Account Withdrawals and Deposits," "Series 1996-1 Certificates" and "Certain Legal Aspects of FCTT and the Series 1996-1 Certificates."

                                USE OF PROCEEDS


     The net proceeds from the sale of the Senior Notes will be applied, together with the proceeds from the sale of Lease Trust Certificates to third party investors and from the issuance of the Subordinated Notes and $311,533.09 of Lease Trust Certificates to the Transferor, to acquire the Series 1996-1 Certificates from the Transferor pursuant to the Transfer Agreement.


                                      FCTT

CREATION OF FCTT BY FORD CREDIT AND FORD CREDIT LEASING

     Ford Credit Titling Trust ("FCTT") was formed by Ford Credit and Ford Credit Leasing, a special-purpose, wholly-owned subsidiary of Ford Credit, pursuant to the terms of the FCTT Agreement. The primary purpose of FCTT is to acquire from Dealers located in specified jurisdictions the Leases and Leased Vehicles originated by such Dealers and to conserve and hold such Leases and Leased Vehicles on behalf of the beneficiaries from time to time of FCTT. As of the date hereof, Ford Credit has directed that each lease under the Red Carpet Lease Plan which is originated by Dealers in Arizona, Arkansas, California, Colorado, Kansas, Minnesota, Nebraska, Nevada, New Mexico, New York, North Dakota, Pennsylvania, South Dakota, Virginia and Washington, and the related leased vehicle, be assigned by Dealers to FCTT, except that if the obligor under the lease is located in any other state, such lease and the related leased vehicle is assigned to Ford Credit instead of FCTT. All the Series 1996-1 Leases and Series 1996-1 Leased Vehicles were originated in one of the fifteen states identified above with Obligors located in such states. The Administrative Agent has advised the Issuer that it anticipates that after the date hereof, additional states will be added to the list of states in which Dealers will assign Leases and Leased Vehicles to FCTT. Leases and Leased Vehicles originated in such additional states will constitute FCTT Assets but will not constitute Series 1996-1 Assets. See "-- Lease Origination from Dealers and Assignment to FCTT."

THE FCTT TRUSTEE

     Comerica Bank, a Michigan banking corporation, is the FCTT Trustee. The principal offices of Comerica Bank are located in Detroit, Michigan. The Transferor, Ford Credit and their affiliates may maintain normal commercial banking relationships with Comerica Bank and its affiliates. The FCTT Trustee may appoint one or more co-trustees or separate trustees for the purpose of meeting applicable state requirements.

LEASE ORIGINATION FROM DEALERS AND ASSIGNMENT TO FCTT

     Dealers originate Leases on a form providing for the assignment thereof to FCTT. Each Leased Vehicle which is assigned to FCTT previously has been sold to the Dealer by Ford or, in certain limited circumstances, by another manufacturer of motor vehicles. The Dealer has negotiated the terms of the Lease with the Obligor, including an option to purchase the related Leased Vehicle on the Scheduled Lease End Date for an amount greater than or equal to the Residual Value of the Leased Vehicle. Upon entering into a Lease with an Obligor and approval of such Lease by the Administrative Agent, Dealers assign the Lease, the related Leased Vehicle, the first Total Monthly Payment received from the Obligor and rights to any security deposit or reconditioning reserve to FCTT against payment of the related Balance Subject to Lease Charges. As of the date of the assignment, FCTT holds the title to and is the record owner of the Lease and Leased Vehicle. Until such date as the Lease and Leased Vehicle are designated as Series Specified Assets in connection with the issuance of any Series, the beneficial interest in such Lease and Leased Vehicle is held by Ford Credit and Ford Credit Leasing as holders of the Exchangeable Beneficial Certificates. See "-- Exchangeable Beneficial Certificates and Specified Beneficial Certificates." Pursuant to agreements between Ford Credit and the Dealers, each Dealer is obligated, after originating and assigning Leases and Leased Vehicles to FCTT, to repurchase such Leases and Leased Vehicles which do not meet certain representations and warranties made by such Dealer. The Administrative Agent or the Dealer has paid or will pay applicable sales, use and similar taxes to the appropriate authorities from amounts collected from Obligors or otherwise.

TITLING OF LEASED VEHICLES

     The Administrative Agent, on behalf of FCTT, purchases the Leases and related Leased Vehicles, including the Series 1996-1 Leases and the related Series 1996-1 Leased Vehicles, from the originating Dealers and causes the certificate of title for each Leased Vehicle to be issued in the name "Ford Credit Titling Trust," or "Ford Credit Titling Trust, Comerica Bank [or applicable co-trustee or separate trustee], Trustee" or in a substantially similar name acceptable to the relevant governmental departments or agencies. No lien will be placed on the certificate of title to indicate the interests of the beneficiaries of FCTT, and new certificates of title will not be issued in connection with the transfer of any beneficial interests in FCTT. Therefore, there will be no indication on the certificates of title for the Series 1996-1 Leased Vehicles that the Issuer or any other person has an interest in such Series 1996-1 Leased Vehicles. In certain circumstances, however, certificates of title to the Leased Vehicles will reflect a lien recorded in favor of the Administrative Agent, including therein the address of an office of the Administrative Agent at which Leases and the certificates of title to Leased Vehicles are to be delivered. This lien exists only to assure delivery of the certificates of title to the correct location; the Administrative Agent will not have an interest in the Leased Vehicles, although for administrative convenience, it (or a third-party contractor hired by it) will hold the certificates of title as custodian on behalf of the FCTT Trustee. See "Risk Factors -- Structural Considerations" and "Certain Legal Aspects of FCTT and the Series 1996-1 Certificates."

EXCHANGEABLE BENEFICIAL CERTIFICATES AND SPECIFIED BENEFICIAL CERTIFICATES


     The FCTT Trustee initially issued to Ford Credit and Ford Credit Leasing, as the beneficiaries of FCTT, Exchangeable Beneficial Certificates (each, an "EBC") representing the entire beneficial interest in the FCTT Assets (representing a 98% beneficial interest in the FCTT Assets in the case of Ford Credit, and a 2% beneficial interest in the case of Ford Credit Leasing). On May 24, 1995, Ford Credit and Ford Credit Leasing exchanged a portion of their EBCs for a Series of Specified Beneficial Certificates (the "Series 1995-1 Certificates") representing beneficial interests in certain FCTT Assets designated as Series 1995-1 Assets. Such Series 1995-1 Certificates were contributed to an affiliate which deposited them into a securitization trust in connection with the issuance of a previous series of asset backed securities. As described below, the FCTT Trustee may issue from time to time additional series of Specified Beneficial Certificates ("SBCs") representing beneficial interests in certain designated FCTT Assets. After the issuance of the Series 1996-1 Certificates and until the next series of SBCs are issued, the EBCs will represent the beneficial interest in all of the FCTT Assets other than those FCTT Assets which are designated as Series 1995-1 Assets or Series 1996-1 Assets (such other FCTT Assets, the "Non-Specified Assets"). The beneficial interest in FCTT and the FCTT Assets as of any date is represented by the EBCs and each outstanding SBC. Neither Ford Credit nor Ford Credit Leasing may transfer or assign their respective EBCs.



     Pursuant to the FCTT Agreement, the Administrative Agent, acting at the unanimous direction of the holders of the EBCs, may at any time deliver to the FCTT Trustee a Series Specification Notice identifying certain FCTT Assets to be designated as Series Specified Assets and the date (the "Series Issue Date") upon which an SBC representing the beneficial interest in such Series Specified Assets will be issued to each holder of an EBC. Upon delivery of the SBC, such holder's beneficial interest in the FCTT Assets will be represented by the EBC (with respect to the Non-Specified Assets) and such SBC (with respect to the Series Specified Assets). As described in "Series 1996-1 Certificates -- Issuance of Series 1996-1 Certificates to Ford Credit and Ford Credit Leasing," the Series 1996-1 Certificate to be issued to Ford Credit will be an SBC representing a 98% beneficial interest in the Series 1996-1 Assets and the Series 1996-1 Certificate to be issued to Ford Credit Leasing will be an SBC representing a 2% beneficial interest in the Series 1996-1 Assets. Ford Credit and Ford Credit Leasing expect from time to time to designate other FCTT Assets as Series Specified Assets and to cause FCTT to issue additional Series representing beneficial interests in such Series Specified Assets. No Series may be issued unless an Opinion of Counsel is delivered that such issuance will not cause FCTT to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

     As set forth in the FCTT Agreement and the Administrative Agency Agreement, the holders from time to time of any SBC will have a beneficial interest in the related Series Specified Assets, will be entitled to receive such percentage interest of the proceeds of the related Series Specified Assets set forth in such SBC and, acting together with each other holder of an SBC representing a beneficial interest in such Series Specified Assets, will be entitled to direct the FCTT Trustee to take actions or refrain from taking actions with respect to such Series Specified Assets. The holders from time to time of any SBCs will not be entitled to receive proceeds from Non-Specified Assets or from any other Series Specified Assets which may exist from time to time. However, it is possible in certain circumstances that notwithstanding the allocations of liabilities and the indemnities set forth in the FCTT Agreement, certain Series Specified Assets could be attached or proceeds of such Series Specified Assets could be used to satisfy a claim with respect to Non-Specified Assets or other Series Specified Assets or a claim assessed on FCTT generally. See "Risk Factors -- Structural Considerations."

                                 THE TRANSFEROR

DELAWARE BUSINESS TRUST

     The Transferor is a business trust formed under the laws of the State of Delaware pursuant to the RCL Trust Agreement for purposes of the transactions described herein. The beneficiaries of the Transferor are Ford Credit and Ford Credit Leasing. The activities of the Transferor are limited to (i) acquiring and transferring the Series 1996-1 Certificates and entering into and performing its obligations under the Program Operating Lease; (ii) acting as depositor to the Issuer and entering into the Lease Trust Agreement and acquiring certain Lease Trust Certificates issued thereunder; (iii) acquiring the Subordinated Notes; and (iv) making distributions and executing agreements as are necessary, suitable or convenient to accomplish the foregoing. In addition, after entering into the Program Operating Lease the Transferor will assign a 1% interest in all of its assets and obligations to Ford Credit Leasing. See "-- Creation by Ford Credit and Ford Credit Leasing; Assignment to Ford Credit Leasing" and "Series 1996-1 Certificates -- Lease of the Series 1996-1 Certificates to the Transferor."

RCL TRUSTEE

     The RCL Trustee is First Union Bank of Delaware, a Delaware banking corporation, with offices located at One Rodney Square, 920 King Street, Wilmington, Delaware 19801. The Transferor, Ford Credit and their affiliates may maintain normal commercial banking relationships with the RCL Trustee and its affiliates. The fees and expenses of the RCL Trustee will be paid by Ford Credit and Ford Credit Leasing, the beneficiaries of the Transferor.

CREATION BY FORD CREDIT AND FORD CREDIT LEASING; ASSIGNMENT TO FORD CREDIT
LEASING

     Prior to the issuance of the Series 1996-1 Certificates and the securitization described herein, Ford Credit held a 98% beneficial interest in the Transferor and Ford Credit Leasing held a 2% beneficial interest in the Transferor. Because the Transferor will assign a 1% interest in its assets and obligations to Ford Credit Leasing on the Closing Date, the beneficial interest in the Transferor held by Ford Credit and Ford Credit Leasing will be changed by the amount so assigned. After giving effect to the assignment on the Closing Date, Ford Credit Leasing, in addition to a direct right to 1% of all assets of the Transferor (and an obligation to pay 1% of all obligations of the Transferor), will retain a 1/99 beneficial interest in the Transferor. After giving effect to the assignment to Ford Credit Leasing, Ford Credit as a beneficiary of the Transferor will retain a 98/99 beneficial interest in the Transferor. As described in "Series 1996-1 Certificates -- Lease of the Series 1996-1 Certificates to the Transferor," the primary obligation of the Transferor after the Closing Date is to make Program Operating Lease Payments and its primary assets after the Closing Date are the interest it has as lessee of the Series 1996-1 Certificates pursuant to the Program Operating Lease, its interest in the Cash Collateral Account, the Subordinated Notes and $311,533.09 in initial principal balance of Lease Trust Certificates.


                           SERIES 1996-1 CERTIFICATES

ISSUANCE OF SERIES 1996-1 CERTIFICATES TO FORD CREDIT AND FORD CREDIT LEASING

     On the Closing Date, the FCTT Trustee will (i) issue a Series 1996-1 Certificate to Ford Credit, as holder of an EBC, representing Ford Credit's 98% beneficial interest in the FCTT Assets which were designated as Series 1996-1 Assets pursuant to the Series Specification Notice relating to Series 1996-1 and
(ii) issue a Series 1996-1 Certificate to Ford Credit Leasing, as holder of an EBC, representing Ford Credit Leasing's 2% beneficial interest in the FCTT Assets which were designated as Series 1996-1 Assets pursuant to the Series Specification Notice relating to Series 1996-1. The Series 1996-1 Certificates will be the second series of SBCs issued by FCTT. See "FCTT -- Exchangeable Beneficial Certificates and Specified Beneficial Certificates."

CONTRIBUTION OF SERIES 1996-1 CERTIFICATES TO THE TRANSFEROR

     On the Closing Date, Ford Credit and Ford Credit Leasing each will convey the Series 1996-1 Certificate issued to it to the Transferor pursuant to the terms of the Asset Contribution Agreement. Ford Credit and Ford Credit Leasing each will covenant to treat the conveyance of the Series 1996-1 Certificates to the Transferor as an absolute transfer for all purposes. Upon the conveyance of the Series 1996-1 Certificates, the value of the beneficial interests of Ford Credit and Ford Credit Leasing in the Transferor will be increased by the value of the Series 1996-1 Certificates. See "The Transferor -- Creation by Ford Credit and Ford Credit Leasing; Assignment to Ford Credit Leasing."

     In addition to the conveyance of the Series 1996-1 Certificates, Ford Credit and Ford Credit Leasing also will convey to the Transferor their rights under the Series 1996-1 Supplement and the Administrative Agency Agreement with respect to Series 1996-1.

     The Administrative Agent in the Series 1996-1 Supplement and Ford Credit and Ford Credit Leasing in the Asset Contribution Agreement will make certain representations, warranties and covenants with respect to the Series 1996-1 Assets. See "The Leases and Leased Vehicles -- Eligibility Criteria" and "Additional Document Provisions -- Representations, Warranties and Covenants." In the event all of the Specific Eligibility Criteria and General Eligibility Criteria were not satisfied on the Series 1996-1 Cut-Off Date or certain covenants are breached, Ford Credit and Ford Credit Leasing, as holders of the EBCs, will be required to purchase the beneficial interest in the Series 1996-1 Asset to which such breach relates. Any such purchase will be effected by the deposit of the Administrative Purchase Amount in the Collection Account on the business day preceding the Payment Date relating to the Accrual Period in which the breach was discovered or occurred, as applicable. See "Description of the Administrative Agency Agreement -- Administrative Purchases."

TRANSFER OF THE SERIES 1996-1 CERTIFICATES TO THE ISSUER


     On the Closing Date, immediately following the conveyance of the Series 1996-1 Certificates to the Transferor pursuant to the Asset Contribution Agreement as described in "-- Contribution of Series 1996-1 Certificates to the Transferor," the Transferor, pursuant to the terms of the Transfer Agreement, will transfer the Series 1996-1 Certificates to the Issuer. The Transferor also will assign to the Issuer the rights under the Administrative Agency Agreement and the Series 1996-1 Supplement conveyed to it by Ford Credit and Ford Credit Leasing pursuant to the Asset Contribution Agreement. In exchange for such transfer and assignment, the Issuer will pay to the Transferor the proceeds from the sale of the Senior Notes and Lease Trust Certificates to third party investors and will issue to the Transferor the Subordinated Notes and $311,533.09 initial principal balance of Lease Trust Certificates.

PLEDGE OF THE SERIES 1996-1 CERTIFICATES TO THE INDENTURE TRUSTEE

     Immediately following the transfer of the Series 1996-1 Certificates to the Issuer as described in "-- Transfer of the Series 1996-1 Certificates to the Issuer," the Issuer will pledge its interest in the Series 1996-1 Certificates as part of the Lease Trust Estate pledged to the Indenture Trustee as security for the repayment of the Senior Notes. See "Property of the Issuer."

LEASE OF THE SERIES 1996-1 CERTIFICATES TO THE TRANSFEROR

     Immediately following the transfer of the Series 1996-1 Certificates to the Issuer and the pledge to the Indenture Trustee of the Issuer's interest therein as described in "-- Transfer of the Series 1996-1 Certificates to the Issuer" and "-- Pledge of the Series 1996-1 Certificates to the Indenture Trustee," the Issuer and the Transferor will enter into the Program Operating Lease pursuant to which the Transferor will lease the Series 1996-1 Certificates during the term of the Program Operating Lease. As lessee, the Transferor will be entitled to receive all proceeds from the Series 1996-1 Certificates during the term of the Program Operating Lease and will be required to make Program Operating Lease Payments to the Issuer, subject to the assignment by the Transferor of 1% of its assets and obligations to Ford Credit Leasing. See "The Transferor -- Creation by Ford Credit and Ford Credit Leasing; Assignment to Ford Credit Leasing."

     Because the Program Operating Lease expires with respect to the portion of the Series 1996-1 Certificates representing the beneficial interest in a Series 1996-1 Leased Vehicle immediately preceding the earlier of (i) the sale of such Series 1996-1 Leased Vehicle, if such sale occurs on or after such Series 1996-1 Leased Vehicle's Scheduled Lease End Date or (ii) the date on which a Sale Proceeds Advance is made relating to such Series 1996-1 Leased Vehicle, the Transferor will receive and will deposit into the Cash Collateral Account all Monthly Payments with respect to Series 1996-1 Leases, all Sale Proceeds of those Series 1996-1 Leased Vehicles the related Series 1996-1 Leases of which terminate before their Scheduled Lease End Date and all amounts collected in respect of Excess Wear and Tear and Excess Mileage. The Transferor is obligated to make Program Operating Lease Payments to the Issuer for so long as the Senior Notes, the Subordinated Notes and the Lease Trust Certificates are outstanding. Amounts in the Cash Collateral Account will secure the Transferor's obligation to make Program Operating Lease Payments to the Issuer. The Transferor will not receive the Sale Proceeds of those Series 1996-1 Leased Vehicles whose Series 1996-1 Leases terminate on or after their respective Scheduled Lease End Dates. The right to such Sale Proceeds (as limited by the Transferor Purchase Option Price) is property of the Issuer pledged pursuant to the Indenture. See "-- Transferor Leased Vehicle Purchase Option" below.


     The Program Operating Lease Payment with respect to any Payment Date will consist of a Required Interest Payment portion and an Additional Payment portion. The "Required Interest Payment" with respect to any Payment Date equals the sum of the Administrative Agent Fee plus the amount of interest accrued on the outstanding Senior Notes, Subordinated Notes and Lease Trust Certificates since the preceding Payment Date (or, in the case of the first Payment Date, since the Closing Date) plus any overdue interest and interest on such overdue interest at the interest rate of the applicable security. The "Additional Payment" with respect to any Payment Date equals the lesser of (a) the Cash Collateral Amount on such Payment Date (after giving effect to any decrease thereof to pay the Required Interest Payment and any increase thereof as a result of the aggregate amounts required to be deposited in the Cash Collateral Account with respect to such Payment Date) minus the Required Cash Collateral Amount and (b) an amount equal to the aggregate outstanding principal balance of the Senior Notes, Subordinated Notes and Lease Trust Certificates prior to giving effect to any payments on such Payment Date minus the sum of the Available Sale Proceeds for the related Accrual Period and the aggregate Residual Values of all Series 1996-1 Leased Vehicles the related Series 1996-1 Leases of which have not yet terminated as of the close of the last day of the preceding Accrual Period; provided, however, that on any Payment Date on which the Available Funds is less than the Required Interest Payment, the Additional Payment shall equal the lesser of such shortfall or the aggregate payments on the Subordinated Notes that are required to be deposited into the Cash Collateral Account on such Payment Date.

     On the business day preceding each Payment Date, the Indenture Trustee will withdraw from the Cash Collateral Account and deposit into the Payment Account the Cash Collateral Required Draw Amount, which, to the extent sufficient, will be deemed to constitute the payment by the Transferor to the Issuer of the Required Interest Payment portion of the Program Operating Lease Payment for such Payment Date. On each Payment Date, the Indenture Trustee will withdraw from the Cash Collateral Account the Cash Collateral Additional Draw Amount and apply such amount to make payments required on such Payment Date, which will be deemed to constitute the payment by the Transferor to the Issuer of the Additional Payment portion, if any, of the Program Operating Lease Payment for such Payment Date. See "Description of the Senior Notes -- Cash Collateral Account Withdrawals and Deposits" for a description of how the Cash Collateral Required Draw Amount and the Cash Collateral Additional Draw Amount are calculated.


     Defaults under the Program Operating Lease include, among other things, failure by the Transferor to pay the Required Interest Payment portion of the Program Operating Lease Payment to the Issuer, the breach of a material representation or warranty, the failure to observe or perform certain covenants or the occurrence of an Event of Default under the Indenture. Upon the occurrence of an event of default under the Program Operating Lease, (i) the Indenture Trustee as assignee of the rights of the Issuer in the Program Operating Lease pursuant to the pledge of the Lease Trust Estate would be entitled to terminate the Program Operating Lease. Upon such termination, the Issuer would receive directly all distributions with respect to, or would have the right to sell, the Series 1996-1 Certificates and to apply the Cash Collateral Amount to pay interest on and principal of the Senior Notes, the Subordinated Notes and the Lease Trust Certificates. Under such circumstances, an Event of Default would occur under the Indenture which would permit the Senior Noteholders to accelerate the maturity of the Senior Notes and in certain circumstances cause the sale of the Lease Trust Estate. See "Description of the Senior Notes -- Indenture." If, following an event of default under the Program Operating Lease, the Senior Noteholders accelerate the maturity of the Senior Notes, the Indenture Trustee as assignee of the Issuer would be entitled to demand that the Transferor pay all unpaid Program Operating Lease Payments plus, as liquidated damages, an amount equal to the sum of (x) any interest due and unpaid on the Senior Notes, Subordinated Notes and Lease Trust Certificates, (y) the remaining principal balance of the Senior Notes, Subordinated Notes and Lease Trust Certificates and (z) any other amounts payable by the Transferor under the Basic Documents. Upon payment of such amounts, the Transferor would be entitled to receive the Series 1996-1 Certificates.



     Transferor Leased Vehicle Purchase Option. Under the Program Operating Lease, the Transferor may, at its option, purchase the Issuer's beneficial interest in any Series 1996-1 Leased Vehicle not purchased by the related Obligor or Dealer following the Scheduled Lease End Date of the related Series 1996-1 Lease by paying to the Issuer an amount equal to the Residual Value of such Series 1996-1 Leased Vehicle minus any amounts due from the related Obligor for Uncollected Excess Wear and Tear and Excess Mileage (the "Transferor Purchase Option Price"). The Transferor will exercise such option only if neither the Obligor nor the Dealer exercises its option to purchase the Series 1996-1 Leased Vehicle and the related Sale Proceeds exceed the Transferor Purchase Option Price. Because the Transferor intends to exercise this option when available, Sale Proceeds received by the Issuer with respect to the sale of any Series 1996-1 Leased Vehicle the related Series 1996-1 Lease of which was terminated on or after its Scheduled Lease End Date will never exceed the Transferor Purchase Option Price. With respect to each Series 1996-1 Vehicle for which the Transferor exercises its purchase option, the Transferor will deposit an amount equal to the excess of the related Sale Proceeds over the Transferor Purchase Option Price (the "Transferor Purchase Option Net Proceeds") into the Cash Collateral Account until the aggregate cumulative amount deposited in respect of such Transferor Purchase Option Net Proceeds equals $94,835,486.42, which is equal to 10% of the Initial Pool Balance. Thereafter, the Transferor will retain any Transferor Purchase Option Net Proceeds and such amounts, if any, will not be available to pay interest on or principal of the Senior Notes, the Subordinated Notes and the Lease Trust Certificates. To the extent that Transferor Purchase Option Net Proceeds are deposited into the Cash Collateral Account, such amounts will secure the Transferor's obligation to make Program Operating Lease Payments to the Issuer. See "Description of the Senior Notes -- Cash Collateral Account Withdrawals and Deposits."

                         THE LEASES AND LEASED VEHICLES

ORIGINATION PROCEDURES

     The Leases, including the Series 1996-1 Leases, were originated under the Ford Credit Red Carpet Lease Plan (the "Red Carpet Lease Plan"), one of a number of financing programs offered by Dealers to assist their customers in the acquisition of new automobiles and light trucks. Under the Red Carpet Lease Plan, an Obligor enters into a Lease that requires the Obligor to make Total Monthly Payments for a predetermined number of months ("Lease Term") in return for the use of the related Leased Vehicle. At the end of the Lease Term, the Obligor has the option to purchase the Leased Vehicle or return it to the Dealer. Dealers negotiate the terms of the Lease with prospective lessees in accordance with guidelines set by Ford Credit.

     A credit application completed by a prospective lessee is evaluated by Ford Credit with consideration given to, among other things, the prospective lessee's credit history, current income, and years at present address. Ford Credit uses a proprietary credit scoring model that measures the probability of payment for each potential obligor given information concerning the prospective lessee, the price of the Leased Vehicle and terms of the Lease. Credit analysts at the applicable Ford Credit branch office evaluate credit applications based on the information set forth therein and the results of the proprietary credit scoring model or in some cases based on additional information obtained from the relevant Dealer and make a judgment to accept or reject such applications. Credit analysts may also propose changes to the terms of the Lease to increase the probability of payment such as a larger down payment or a less expensive vehicle.


     If the credit application is approved and the prospective lessee agrees to the terms of the Lease, the Dealer completes the transaction documentation and submits it to Ford Credit. Prior to the Obligor taking possession of the Leased Vehicle, the Dealer must: (i) collect the first Total Monthly Payment, including a refundable security deposit (which in certain instances may be waived), (ii) obtain written evidence that the Obligor has purchased adequate insurance coverage, and (iii) ensure that all required license fees, registration fees and up-front taxes are paid. Certain fees and taxes may be financed by the Dealer and included in the Obligor's Total Monthly Payment (such fees and taxes, the "Use and Lease Tax Amounts"). The Dealer is responsible for registering and titling the Leased Vehicle; it is registered in the name of the Obligor, the Obligor and Ford Credit, the Obligor and FCTT, Ford Credit only or FCTT only and titled in the name of Ford Credit or FCTT, depending on whether the jurisdiction is one in which FCTT is authorized to hold the related certificate of title. Titles are mailed directly to the appropriate Ford Credit branch office or to a central office of an independent contractor hired by Ford Credit.


SERVICING PROCEDURES

     The Leases, including the Series 1996-1 Leases, are serviced through Ford Credit branch offices. Approximately 19 days before a Total Monthly Payment is due, Ford Credit sends the Obligor an invoice. The Obligor is instructed to send the Total Monthly Payment to one of several regional lockboxes dedicated to the collection of payments for Leases and retail installment contracts. If an Obligor does not make the payment within 10 days of its due date, a late fee is assessed. At that time, Ford Credit initiates collection procedures by mailing a past due notice to the Obligor. In cases such as chronic delinquency, payment default, multiple returned checks or bankruptcy, a Lease generally is assigned to a Ford Credit customer service representative after it has become 15 days delinquent. In other cases, collection assignments are issued when a Lease becomes 22 days delinquent. The Obligor will be contacted to determine the cause of the delinquency and to help the Obligor develop plans to resolve it. If the Obligor cannot make the past due payment, Ford Credit will either grant a Payment Extension or repossess the Leased Vehicle. If a Payment Extension is granted, the Obligor is assessed a fee and the Lease Term is extended (although the Obligor is not permitted to drive the Leased Vehicle more than the originally agreed upon number of miles without incurring excess mileage fees). If repossession is necessary, the Obligor may agree to return the Leased Vehicle or the Leased Vehicle will be repossessed by a contractor hired by Ford Credit.

     Any Obligor not in default is permitted to terminate its Lease before the Scheduled Lease End Date (a "Voluntary Early Termination") if the Obligor: (i) returns the Leased Vehicle to the Dealer, (ii) pays to Ford Credit the difference, if any, between (a) the sum of the Adjusted Balance Subject to Lease Charges and any past due amounts and (b) the fair market wholesale value of the Leased Vehicle as agreed to by the Obligor and the Dealer (or if the Obligor and Dealer fail to agree, the amount received at auction), and (iii) pays a fee of $200. The Dealer is required to pay an amount equal to such agreed fair market wholesale value (or the amount received at auction) to Ford Credit or FCTT, as the case may be. As described in "Description of the Senior Notes -- Indenture Cash Flows," Voluntary Early Termination Proceeds with respect to the Series 1996-1 Leases are included in the Collections deposited in the Cash Collateral Account. See "Maturity, Prepayment and Yield Considerations" for a discussion of the effect of prepayments of the Series 1996-1 Leases on the payment of principal of the Senior Notes.


     At the Scheduled Lease End Date, the Obligor may (i) purchase the Leased Vehicle for an amount greater than or equal to its Residual Value or (ii) return the Leased Vehicle to the Dealer. If the Leased Vehicle is returned to the Dealer, the Dealer may purchase the Leased Vehicle for an amount equal to its Residual Value or return it to Ford Credit to be sold at auction. If the Dealer does not purchase the Vehicle, the Dealer will inspect the Leased Vehicle, complete a Vehicle Conditioning Report ("VCR") and submit the VCR to Ford Credit. The Dealer will assess any additional charges for excess wear and tear or excess mileage on the basis of the VCR. See "Description of the Senior Notes -- The Indenture Cash Flows" and "Series 1996-1 Certificates -- Lease of the Series 1996-1 Certificates to the Transferor -- Transferor Leased Vehicle Purchase Option" for a description of the circumstances under which the Transferor may exercise its option to purchase the Series 1996-1 Leased Vehicles at their Scheduled Lease End Dates.


     All Leased Vehicles that are returned to Ford Credit will be inspected to ensure that the VCR properly reflects the condition of the Leased Vehicle and that the Dealer has billed the Obligor for all excess wear and tear and excess mileage charges due. If the VCR does not properly reflect the condition of the Leased Vehicle, Ford Credit may seek reimbursement for any discrepancies from the returning Dealer. The Leased Vehicle is then shipped to one of several Ford Credit regional auction locations. In an attempt to maximize proceeds from the auction of Leased Vehicles, Ford Credit has established an "Extra Step" program to refurbish and recondition vehicles returned at the end of 24-month leases. The results of each auction are monitored and Leased Vehicles will generally be transported to the regional auction where Ford Credit believes the highest auction proceeds will be realized.

     The procedures that Ford Credit has applied and will apply in originating and servicing the Leases assigned to FCTT (including the Series 1996-1 Leases) will be consistent with those that Ford Credit has applied and will apply to leases under the Red Carpet Lease Plan that are not assigned to FCTT. For convenience, the discussion under this heading ("-- Servicing Procedures") and under the heading "-- Origination Procedures" above uses capitalized terms which have meanings defined with respect to Leases assigned to FCTT. Such terms have equivalent meanings when applied to leases under the Red Carpet Lease Plan that are not assigned to FCTT.

DELINQUENCY, REPOSSESSION, RESIDUAL VALUE AND LOSS DATA


     The following tables set forth Ford Credit's average Red Carpet Lease asset balance and loss experience for each of the periods shown with respect to the leases and leased vehicles under the Red Carpet Lease Plan (the "Red Carpet Lease Portfolio") in the fifteen states in which Leases are currently assigned to FCTT. See "FCTT -- Creation of FCTT by Ford Credit and Ford Credit Leasing." Because the distribution by geographic location of the Series 1996-1 Leases may differ from the historical distribution by geographic location of the Red Carpet Lease Portfolio shown in the following tables, the loss experience of the Series 1996-1 Leases may differ from the loss experience of the Red Carpet Lease Portfolio. There can be no assurance that the loss experience for the Red Carpet Lease Portfolio or Series 1996-1 Leases in the future will be similar to the historical experience set forth below.


     Because Ford Credit has not historically maintained separate records based on the term of leases, the data set forth in the following tables includes data for finance leases (classified by Ford Credit as leases which have a term of more than 36 months) and operating leases (classified by Ford Credit as leases which have a term of 36 months or less). However, management believes that to the extent that there are any material differences between the historical delinquency and loss statistics for finance leases and operating leases, the delinquencies and losses would be higher on a mixed pool of finance leases and operating leases (such as that reflected in the tables) than in a pool consisting solely of operating leases (such as the Series 1996-1 Leases). This is because, in the opinion of management based on its experience servicing both finance leases and operating leases, there is a positive correlation between increased credit risk and the duration of the lease. In addition, management believes that the statistics provided in such tables closely reflect the performance of the Red Carpet Lease Portfolio because the proportion of originations of operating leases to finance leases in the Red Carpet Lease Portfolio increased: in 1991, the proportion of originations which were operating leases was approximately 86.6%, while in 1995 the proportion of originations which were operating leases was approximately 98.9%. During this four year period the number of originations grew from approximately 171,900 to 629,709 leases per year.

                           RED CARPET LEASE PORTFOLIO

       (FIFTEEN STATES IN WHICH LEASES ARE CURRENTLY ASSIGNED TO FCTT(1))
                         HISTORICAL LOSS EXPERIENCE(2)


                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,                         CALENDAR YEAR
                                            ------------------      ----------------------------------------------
                                             1996        1995        1995      1994      1993      1992      1991
                                            ------      ------      ------    ------    ------    ------    ------
Average Contracts Outstanding (000)
  California..............................     168         159         161       118        73        52        47
  New York................................      93          92          92        78        60        46        38
  Pennsylvania............................      37          35          35        26        18        15        16
  Minnesota...............................      24          22          22        18        12        10         9
  Colorado................................      17          16          17        13         9         7         6
  Other(3)................................      94          89          90        72        48        34        30
                                            ------      ------      ------    ------    ------    ------    ------
    Total -- Fifteen State................     432         412         417       326       220       163       147
                                            ======      ======      ======    ======    ======    ======    ======
Average Net RCL Assets (Millions)
  California..............................  $2,777      $2,480      $2,528    $1,849    $1,094    $  727    $  637
  New York................................   1,666       1,527       1,546     1,241       923       635       513
  Pennsylvania............................     659         576         589       403       264       200       198
  Minnesota...............................     388         325         331       252       158       110        98
  Colorado................................     288         254         260       193       123        87        72
  Other(3)................................   1,559       1,377       1,405     1,075       668       431       357
                                            ------      ------      ------    ------    ------    ------    ------
    Total -- Fifteen State................  $7,337      $6,539      $6,661    $5,013    $3,230    $2,190    $1,875
                                            ======      ======      ======    ======    ======    ======    ======
Net Credit Losses as a Percentage of
  Average Net RCL Assets(4)
  California..............................    2.24%(5)    0.80%(5)    0.96%     0.62%     0.81%     1.33%     2.01%
  New York................................    0.84        0.42        0.43      0.22      0.26      0.47      0.66
  Pennsylvania............................    0.69        0.35        0.43      0.09      0.21      0.25      0.44
  Minnesota...............................    0.76        0.29        0.33      0.28      0.25      0.27      0.52
  Colorado................................    0.79        0.31        0.29      0.21      0.16      0.28      0.40
  Other(3)................................    1.18        0.44        0.52      0.40      0.45      0.58      1.05
    Weighted Average -- Fifteen State.....    1.42%(5)    0.55%(5)    0.64%     0.40%     0.48%     0.74%     1.15%
Repossessions as a Percentage of Average
  Contracts Outstanding
  California..............................     5.3%(5)     4.4%(5)     4.6%      4.0%      4.6%      5.7%      6.3%
  New York................................     2.2         1.9         1.9       1.6       1.6       2.2       2.3
  Pennsylvania............................     2.5         1.9         2.1       1.6       1.4       1.8       2.2
  Minnesota...............................     2.8         2.4         2.3       2.3       1.8       2.0       2.8
  Colorado................................     2.4         1.7         1.7       1.7       1.5       2.1       2.3
  Other(3)................................     3.1         2.5         2.7       2.5       2.5       3.0       3.9
    Weighted Average -- Fifteen State.....     3.7%(5)     3.0%(5)     3.1%      2.7%      2.8%      3.5%      3.9%
Average Gross Loss per Repossession
  California..............................  $3,988      $3,385      $3,597    $3,179    $3,530    $2,699    $3,706
  New York................................   4,076       4,195       4,082     3,192     3,344     1,604     2,634
  Pennsylvania............................   3,345       3,352       3,571     2,402     3,168     1,986     2,489
  Minnesota...............................   3,008       2,681       2,936     2,400     2,736     1,490     2,066
  Colorado................................   3,460       3,469       2,907     2,522     3,028     1,995     2,554
  Other(3)................................   3,548       3,226       3,410     3,024     3,097     1,999     3,059
    Weighted Average -- Fifteen State.....  $3,830      $3,440      $3,585    $3,065    $3,361    $2,288    $3,233
Average Delinquency Ratios -- Fifteen
  State
  31-60 Days Past Due.....................    2.25%       1.75%       1.88%     1.60%     1.63%     1.96%     2.28%
  61-90 Days Past Due.....................    0.25        0.18        0.20      0.17      0.15      0.22      0.30
  Over 90 Days Past Due...................    0.06        0.04        0.04      0.04      0.05      0.07      0.11
                                            ------      ------      ------    ------    ------    ------    ------
Total.....................................    2.56%       1.97%       2.12%     1.81%     1.83%     2.25%     2.69%
                                            ======      ======      ======    ======    ======    ======    ======


-------------------------
(Totals may not equal the sum of the respective columns due to rounding.)

(1) Regional data is based on results from branch offices located in the states of Arizona, Arkansas, California, Colorado, Kansas, Minnesota, Nebraska, Nevada, New Mexico, New York, North Dakota, Pennsylvania, Virginia and Washington, and may include a small number of Leases associated with Obligors living outside of such states. Data relating to some Leases associated with Obligors living in South Dakota are excluded for administrative reasons but the inclusion of such data would not have a material effect on the data shown.

(2) Includes operating (original terms less than or equal to 36 months) and finance (original terms greater than 36 months) leases on new and used vehicles. Only operating leases on vehicles not previously titled are part of this securitization structure.


(3) Each other state represents less than 5% of the Total -- Fifteen State Average Contracts Outstanding and less than 5% of the Total -- Fifteen State Average Net RCL Assets for each of the periods shown.

(4) "Net Credit Losses" means with respect to the period (i) the aggregate adjusted balance subject to lease charges of all lease contracts and related leased vehicles which are determined to be uncollectible during such period plus the aggregate amount of uncollected charges for excess wear and tear and excess mileage relating to lease contracts which terminated during the period with respect to which proceeds from the sale of the related leased vehicle were received in the period plus any uncollected scheduled monthly payments in the period with respect to leased vehicles sold during the period minus (ii) all amounts received in the period with respect to lease contracts and related leased vehicles which were determined to be uncollectible during the period and recoveries received in the period on lease contracts and related leased vehicles charged-off in the period or any previous period.

(5) Annualized rate.

     The reduction in "Net Credit Losses as a Percentage of Average RCL Assets" (as set forth in the preceding table entitled Red Carpet Lease Portfolio) during the period 1991 to 1994 is a result of fewer leased vehicles being repossessed (as a percentage of the number of leases outstanding) and an increase in the amount recovered for each vehicle which has been repossessed. Management of Ford Credit believes that this trend is a result of actions taken to improve procedures relating to credit quality and collection procedures. In particular, efforts have been made to reduce the proportion of longer term (and therefor higher risk) leases as a percentage of the total number of leases, introduce improved risk rating guides, increase the number of collection personnel and improve their training, and contact lessees promptly on delinquent accounts. In addition, the general improvement in the economy, combined with a reduction in market interest rates, have had a positive effect on Net Credit Losses. Net Credit Losses increased in 1995 and in the first three quarters of 1996 as a result of higher repossessions and higher severity of loss per repossession. Ford Credit expects that the upward trend in increased Net Credit Losses will continue through the remainder of 1996.

     The following tables provide residual value and residual loss information for each of the periods shown with respect to the portion of the Red Carpet Lease Portfolio comprised of the fifteen states in which Leases are currently assigned to FCTT.

                         RED CARPET LEASE PORTFOLIO(1)

       (FIFTEEN STATES IN WHICH LEASES ARE CURRENTLY ASSIGNED TO FCTT(2))
                            RESIDUAL VALUE ANALYSIS


                                         EIGHT MONTHS ENDED
                                             AUGUST 31,                           CALENDAR YEAR
                                        ---------------------   -------------------------------------------------
                                          1996        1995        1995       1994      1993      1992      1991
                                        ---------   ---------   ---------   -------   -------   -------   -------
Residual value of all vehicles the
  related lease of which terminated in
  the period ($000)(3)................  1,890,226   1,173,233   1,889,774   956,768   515,503   352,402   117,686
Residual value as a percentage of MSRP
  of all vehicles the related lease of
  which terminated in the period(4)...       54.9%       51.7%       52.4%     47.8%     42.3%     42.0%     43.1%
Aggregate Residual Losses(5) ($000)...     67,352      43,620      75,508    11,913     4,461     7,178     3,448
Aggregate Residual Losses as a
  percentage of residual value of all
  vehicles the related lease of which
  terminated in the period............        3.6%        3.7%        4.0%      1.3%      0.9%      2.0%      2.9%
Vehicles returned with a Residual Loss
  as a percentage of all vehicles the
  related lease of which terminated in
  the period..........................       17.8%       19.0%       19.6%      8.1%      5.4%     12.0%     16.5%


-------------------------

(1) Includes only leases on new and used vehicles with original terms of 36 months or less (including the Advance Payment Plan). Only vehicles not previously titled are part of this securitization structure.

(2) Based on results on leases for which the last billing address of the related obligor is in Arizona, Arkansas, California, Colorado, Kansas, Minnesota, Nebraska, Nevada, New Mexico, New York, North Dakota, Pennsylvania, South Dakota, Virginia or Washington.

(3) Terminations include voluntary early terminations, terminations due to defaults and scheduled terminations.

(4) "MSRP" means the Manufacturer's Suggested Retail Price, which will generally exceed the balance subject to lease charges at inception of a lease.

(5) "Residual Loss" means the amount by which the residual value of a leased vehicle the related lease of which terminated on or after the end of its lease term exceeds the sum of (i) sale proceeds of such leased vehicle (including collected excess wear and tear and excess mileage) and (ii) uncollected excess wear and tear and excess mileage.


     Based on results for the leases included in the preceding table, during the period 1991 through the first eight months of 1996 a total of 21.5% of all leased vehicles subject to 24- and 36-month leases were not purchased either by the lessee or the dealer and were returned to Ford Credit as of their respective scheduled lease end dates. Of such leased vehicles returned on or after their scheduled lease end dates and subsequently sold by Ford Credit at auction, 73.8% were sold for a loss versus 26.2% which were sold for a gain. (Due to lessee and dealer purchase options, the opportunity to realize a gain on a vehicle is given first to the lessee, then to the related dealer, and finally to Ford Credit.)



     Based on results for the leases included in the preceding table, during the period 1991 through the first eight months of 1996 a total of 497,624 leased vehicles with a residual exposure (the sum of the residual values of vehicles under leases which terminated in such period) of $5.7 billion experienced aggregate residual losses of $169.9 million. For all such leased vehicles with 24- and 36-month leases which terminated between 1991 and August 31, 1996, annual aggregate Residual Losses as a percent of residual exposure ranged from 0.9% to 4.0%, with a cumulative average of 2.4%.


ELIGIBILITY CRITERIA


     The Series 1996-1 Leases and related Series 1996-1 Leased Vehicles were purchased by Ford Credit as Administrative Agent on behalf of FCTT, in the ordinary course of business in accordance with the origination procedures set forth above. The Series 1996-1 Leases were selected from the Leases in FCTT's portfolio by several criteria (the "Specific Eligibility Criteria"), including the following: each related Series 1996-1 Leased Vehicle was an automobile or light truck which prior to the inception of the related Series 1996-1 Lease had never been titled, and each Series 1996-1 Lease (a) was entered into by a Dealer located in and an Obligor with a billing address in Arizona, Arkansas, California, Colorado, Kansas, Minnesota, Nebraska, Nevada, New Mexico, New York, North Dakota, Pennsylvania, South Dakota, Virginia or Washington; (b) provides for Constant Yield Payments that fully amortize the Balance Subject to Lease Charges of such Series 1996-1 Lease to a final payment equal to the Residual Value of the related Series 1996-1 Leased Vehicle over the term of such Series 1996-1 Lease; (c) was not more than 30 days past due as of the Series 1996-1 Cut-Off Date and has never been extended; (d) was originated on or after February 22, 1995; (e) has a Scheduled Lease End Date not later than 36 months from the date it was entered into; (f) has a Retail Operating Lease Factor equal to or greater than 5.0%; (g) was not originated under the Advance Payment Plan;
(h) is not subject to a holdback of Excess Deferred Gross; and (i) does not provide for credit-related recourse to the related Dealer. (Series 1996-1 Supplement, Section 3.1; Asset Contribution Agreement, Section 3.2). The Series 1996-1 Leases were selected from FCTT's portfolio of Leases that were Non-Specified Assets, in each case meeting the Specific Eligibility Criteria set forth herein and the General Eligibility Criteria set forth in "Additional Document Provisions -- Representations, Warranties and Covenants." No selection procedures believed to be adverse to the Senior Noteholders were utilized in selecting the Series 1996-1 Leases from qualifying Leases.

CHARACTERISTICS OF THE SERIES 1996-1 ASSETS

     The following table provides data with respect to the composition of the Series 1996-1 Assets.

                    COMPOSITION OF THE SERIES 1996-1 ASSETS


Initial Pool Balance........................................................   $948,354,864.22
Number of Series 1996-1 Leases..............................................            48,284
Average Adjusted Balance Subject to Lease Charges as of Series 1996-1
  Cut-Off Date..............................................................   $     19,641.18
Average Balance Subject to Lease Charges....................................   $     20,500.17
Weighted Average Original Lease Term(1).....................................      24.35 months
Weighted Average Remaining Lease Term(1)....................................      21.69 months
Average Retail Operating Lease Factor(2)....................................             8.60%
Aggregate Residual Value as a Percent of Aggregate MSRP.....................            64.36%
Residual Value as a Percent of the Initial Pool Balance.....................            78.88%


-------------------------
(1) Weighted by Adjusted Balance Subject to Lease Charges as of the Series 1996-1 Cut-Off Date.

(2) Excluding a fixed additional fee (the "Additional Fee") included in the determination of the amount of the Monthly Payment (generally 0.11% of the Balance Subject to Lease Charges per month). Including such fee would have the effect of increasing the yield of Series 1996-1 Assets.

     The following tables set forth the distribution of the Series 1996-1 Assets by geographic location, Retail Operating Lease Factor, Lease Term and vehicle type. Percentages may not total 100% due to rounding.

        DISTRIBUTION OF THE SERIES 1996-1 ASSETS BY GEOGRAPHIC LOCATION


                                                                      AGGREGATE ADJUSTED
                                                                        BALANCE SUBJECT
                                                                       TO LEASE CHARGES      PERCENTAGE OF
                                                         NUMBER OF    AS OF SERIES 1996-1       INITIAL
                                                          LEASES         CUT-OFF DATE        POOL BALANCE
                                                         ---------    -------------------    -------------
Arizona...............................................      1,043       $   19,828,601.00          2.09%
Arkansas..............................................        366            7,646,118.97          0.81
California............................................     12,785          245,893,714.47         25.93
Colorado..............................................      2,345           46,438,859.48          4.90
Kansas................................................      1,995           38,275,882.71          4.04
Minnesota.............................................      4,408           85,231,371.46          8.99
Nebraska..............................................      2,058           41,349,556.92          4.36
Nevada................................................        101            2,214,577.43          0.23
New Mexico............................................        817           16,068,742.99          1.69
New York..............................................     12,215          249,548,740.06         26.31
North Dakota..........................................        522           10,470,387.57          1.10
Pennsylvania..........................................      6,838          130,054,066.78         13.71
South Dakota..........................................        487            9,946,934.48          1.05
Virginia..............................................      1,217           24,093,368.82          2.54
Washington............................................      1,087           21,293,941.08          2.25
                                                          -------         ---------------        ------
     Total............................................     48,284       $  948,354,864.22        100.00%
                                                          =======         ===============        ======

   DISTRIBUTION OF THE SERIES 1996-1 ASSETS BY RETAIL OPERATING LEASE FACTOR


                                                                      AGGREGATE ADJUSTED
                                                                        BALANCE SUBJECT
                                                                       TO LEASE CHARGES      PERCENTAGE OF
                                                         NUMBER OF    AS OF SERIES 1996-1       INITIAL
                                                          LEASES         CUT-OFF DATE        POOL BALANCE
                                                         ---------    -------------------    -------------
 5.00% to 5.50%.......................................         39       $      851,299.86          0.09%
 5.51 to 6.00.........................................      2,428           60,880,820.16          6.42
 6.01 to 6.50.........................................      2,951           53,319,167.09          5.62
 6.51 to 7.00.........................................      5,734          103,802,084.79         10.95
 7.01 to 7.50.........................................      2,944           72,574,783.61          7.65
 7.51 to 8.00.........................................      3,304           64,411,435.24          6.79
 8.01 to 8.50.........................................      4,891          114,514,222.79         12.08
 8.51 to 9.00.........................................      5,687          103,755,850.56         10.94
 9.01 to 9.50.........................................      5,301           97,505,867.98         10.28
 9.51 to 10.00........................................      1,637           29,780,389.49          3.14
10.01 to 10.50........................................      9,219          169,560,370.40         17.88
10.51 to 11.00........................................      1,064           20,497,777.55          2.16
11.01 to 11.50........................................      1,430           26,758,493.42          2.82
11.51 to 12.00........................................        386            7,443,658.76          0.78
12.01 and above.......................................      1,269           22,698,642.52          2.39
                                                           ------         ---------------        ------
       Total..........................................     48,284       $  948,354,864.22        100.00%
                                                           ======         ===============        ======


             DISTRIBUTION OF THE SERIES 1996-1 ASSETS BY LEASE TERM


                                                                      AGGREGATE ADJUSTED
                                                                        BALANCE SUBJECT
                                                                       TO LEASE CHARGES      PERCENTAGE OF
                                                         NUMBER OF    AS OF SERIES 1996-1       INITIAL
                                                          LEASES         CUT-OFF DATE        POOL BALANCE
                                                         ---------    -------------------    -------------
24 Months.............................................     46,637       $  920,759,725.00         97.09%
36 Months.............................................      1,647           27,595,139.22          2.91
                                                           ------         ---------------        ------
       Total..........................................     48,284       $  948,354,864.22        100.00%
                                                           ======         ===============        ======


            DISTRIBUTION OF THE SERIES 1996-1 ASSETS BY VEHICLE TYPE


                                                                      AGGREGATE ADJUSTED
                                                                        BALANCE SUBJECT
                                                                       TO LEASE CHARGES      PERCENTAGE OF
                                                         NUMBER OF    AS OF SERIES 1996-1       INITIAL
                                                          LEASES         CUT-OFF DATE        POOL BALANCE
                                                         ---------    -------------------    -------------
Ford Automobile.......................................     11,313       $  175,910,587.01         18.55%
Ford Light Truck......................................     30,140          643,774,337.04         67.88
Lincoln-Mercury.......................................      5,665          109,269,338.45         11.52
Other.................................................      1,166           19,400,601.72          2.05
                                                           ------         ---------------        ------
       Total..........................................     48,284       $  948,354,864.22        100.00%
                                                           ======         ===============        ======

     The following table depicts the projected cash flows of the Series 1996-1 Certificates assuming no prepayments and no defaults.

  SERIES 1996-1 LEASES PROJECTED AMORTIZATION, ASSUMING NO PREPAYMENTS AND NO
                                    DEFAULTS


                     ADJUSTED BALANCE                       PRINCIPAL PORTION      NON-PRINCIPAL       WEIGHTED
                        SUBJECT TO           MONTHLY           OF MONTHLY            PORTION OF        AVERAGE
      MONTHS          LEASE CHARGES        CASH FLOWS          CASH FLOWS        MONTHLY CASH FLOWS    YIELD(2)
------------------   ----------------    ---------------    -----------------    ------------------    --------
 1................   $ 948,354,864.22    $ 17,187,142.24     $   9,243,581.87      $ 7,943,560.37        10.05%
 2................     939,111,282.35      17,187,142.24         9,309,505.15        7,877,637.09        10.07
 3................     929,801,777.19      17,187,142.24         9,375,915.99        7,811,226.25        10.08
 4................     920,425,861.20      17,187,142.24         9,442,818.11        7,744,324.13        10.10
 5................     910,983,043.09      17,187,142.24         9,510,215.27        7,676,926.97        10.11
 6................     901,472,827.82      17,187,142.24         9,578,111.26        7,609,030.98        10.13
 7................     891,894,716.55      17,187,142.24         9,646,509.89        7,540,632.35        10.15
 8................     882,248,206.66      17,187,142.24         9,715,415.01        7,471,727.23        10.16
 9................     872,532,791.65      17,187,142.24         9,784,830.49        7,402,311.75        10.18
10................     862,747,961.16      17,187,142.24         9,854,760.25        7,332,381.99        10.20
11................     852,893,200.91      17,187,142.24         9,925,208.21        7,261,934.03        10.22
12................     842,967,992.71      17,187,142.24         9,996,178.35        7,190,963.89        10.24
13................     832,971,814.36      17,187,142.24        10,067,674.67        7,119,467.57        10.26
14................     822,904,139.69      17,187,142.24        10,139,701.19        7,047,441.05        10.28
15................     812,764,438.50      17,187,142.24        10,212,261.99        6,974,880.25        10.30
16................     802,552,176.51      29,881,567.46        22,998,623.04        6,882,944.42        10.29
17................     779,553,553.47      30,309,506.32        23,605,259.67        6,704,246.66        10.32
18................     755,948,293.80      29,543,242.68        23,019,320.56        6,523,922.12        10.36
19................     732,928,973.24     103,193,475.03        96,952,010.74        6,241,464.30        10.22
20................     635,976,962.50      98,494,362.93        93,058,434.07        5,435,928.86        10.26
21................     542,918,528.43      86,813,718.04        82,141,568.75        4,672,149.29        10.33
22................     460,776,959.68     152,553,781.96       148,721,344.33        3,832,437.63         9.98
23................     312,055,615.36     174,456,291.37       171,981,539.91        2,474,751.47         9.52
24................     140,074,075.45     141,122,124.49       140,074,075.45        1,048,049.04         8.98


-------------------------
(1) Includes the Additional Fee.

(2) Weighted Average Yield is computed by dividing the amount shown as the Non-Principal Portion of Monthly Cash Flows for the related month by the Adjusted Balance Subject to Lease Charges for such month and multiplying the result by twelve.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of payment of principal and the yield to maturity on each Class of Senior Notes generally will be directly related to the rate at which payments on the Series 1996-1 Leases and in respect of the Series 1996-1 Leased Vehicles are received. To the extent that Obligors make Total Monthly Payments when due (or the Administrative Agent makes Monthly Payment Advances) and the Residual Values of Series 1996-1 Leased Vehicles are not realized until their respective Scheduled Lease End Dates, the minimum rate of payment of principal to Senior Noteholders can be determined with certainty (such minimum rate of payment of principal is reflected in the data in the column headed "0% ABS" in the Percentage of Senior Note Balance Outstanding table shown below). However, the rate of payment of principal on the Senior Notes will be shifted forward to the prepayment date to the extent that any Series 1996-1 Lease is prepaid in full, whether due to the receipt of Voluntary Early Termination Proceeds, Administrative Purchase Amounts or Liquidation Proceeds. Partial prepayments will be treated as Payaheads and will not increase the rate of payment of principal of the Senior Notes because such payments will be held and paid out to Senior Noteholders as principal only when required to meet a shortfall in a subsequent payment from the related Obligor.

     Additionally, an investor's expected yield will be affected by (i) the price the investor paid for the Senior Notes, (ii) the rate of prepayments of the Series 1996-1 Leases and (iii) the investor's assumed reinvestment rate. For example, if prepayments on the Series 1996-1 Leases are slower than anticipated, the investor's yield will be lower if interest rates are higher than the investor anticipated and higher if interest rates are lower than the investor anticipated. Conversely, if prepayments on the Series 1996-1 Leases are faster than anticipated, the investor's yield will be higher if interest rates are higher than the investor anticipated and lower if interest rates are lower than the investor anticipated.


     Because Residual Value is a large component of the Adjusted Balance Subject to Lease Charges, the timing of the cashflows generated by the Series 1996-1 Assets will be heavily weighted toward the Scheduled Lease End Dates when the Residual Values of the Series 1996-1 Leased Vehicles are expected to be realized. The rate of payment of principal on the Senior Notes increases substantially on the August 15, 1998 Payment Date as a result of a significant portion of Series 1996-1 Leases reaching their Scheduled Lease End Dates in the related Accrual Period. In general, prepayments of Series 1996-1 Leases in full will have the effect of shortening the weighted average life of the Senior Notes (the average amount of time during which each dollar of the principal balance of Senior Notes is outstanding). Additionally, holders of the Class A-2 Senior Notes will not receive any principal payments until the Class A-1 Senior Notes have been paid in full, unless an Event of Default under the Indenture has occurred and the maturity of the Senior Notes has been accelerated, in which case principal will be paid pro rata to the holders of the Class A-1 Senior Notes and Class A-2 Senior Notes without distinction between Classes. As the rate of payment of principal on each Class of Senior Notes depends primarily on the rate of payment (including prepayments) of the Series 1996-1 Leases, final payment on each Class of Senior Notes could occur significantly earlier than the respective Stated Maturities. If there are prepayments in full of Series 1996-1 Leases which cause principal of the Senior Notes to be paid earlier than projected, Senior Noteholders will bear the risk of being able to reinvest principal payments of the Senior Notes at yields at least equal to the yield on their respective Class of Senior Notes.



     A prepayment of a Series 1996-1 Lease in full may be in the form of Voluntary Early Termination Proceeds resulting from a Voluntary Early Termination of such Series 1996-1 Lease, Liquidation Proceeds following a bankruptcy of or default by the Obligor, or Administrative Purchase Amounts following the occurrence of certain events set forth in "Description of the Administrative Agency Agreement -- Administrative Purchases." The rate of prepayments on the Series 1996-1 Leases may be influenced by a variety of economic, social and other factors including competing consumer finance products and the conditions in the used car market. For 24-month leases originated between 1989 and 1993, Ford Credit believes approximately 49% of the leases prepaid in full before their respective scheduled lease end dates. For 36-month leases originated between 1989 and 1993, Ford Credit believes approximately 63% of the leases prepaid in full before their respective scheduled lease end dates.


     Additionally, the rate of payment of principal of each Class of Senior Notes will be increased by the application to pay principal of the Senior Notes (after payment of interest on the Senior Notes, the

Subordinated Notes and the Lease Trust Certificates) of the portion, if any, of the Available Funds plus the Cash Collateral Additional Draw Amount, if any, which does not constitute payments by or on behalf of Obligors in reduction of the Balance Subject to Lease Charges of the related Series 1996-1 Leases and which is not applied to pay certain fees in any given month. To the extent Series 1996-1 Leases which have higher Retail Operating Lease Factors are prepaid faster than others, the amount of such additional portion of the Available Funds plus the Cash Collateral Additional Draw Amount, if any, available to pay principal of the Senior Notes will be reduced. See "Description of the Senior Notes -- The Indenture Cash Flows."


     The Percentage of Senior Note Balance Outstanding table shown below was prepared on the basis of certain assumptions, including that (i) all Collections and Sale Proceeds are timely received, and that no Series 1996-1 Lease is ever delinquent, (ii) none of the Series 1996-1 Leases is repurchased by the Administrative Agent, (iii) there are no Series 1996-1 Credit Losses or Series 1996-1 Residual Losses, (iv) the Administrative Agent does not exercise its option to purchase the Series 1996-1 Certificates as described herein, (v) distribution of principal and interest on the Senior Notes is made on February 15, May 15, August 15 and November 15 of each year, (vi) the Administrative Agent Fee is 1.00% per annum, (vii) all prepayments are prepayments in full and
(viii) the Cash Collateral Account is funded in an amount equal to the Initial Cash Collateral Deposit and the Required Cash Collateral Amount decreases in accordance with the formulas described herein.


                 PERCENTAGE OF SENIOR NOTE BALANCE OUTSTANDING


                                                                 PREPAYMENT SPEEDS(1)
                           ------------------------------------------------------------------------------------------------
                                       CLASS A-1 SENIOR NOTES                            CLASS A-2 SENIOR NOTES
                           ----------------------------------------------    ----------------------------------------------
      PAYMENT DATE          0.0%      0.5%      0.7%      0.9%      1.4%      0.0%      0.5%      0.7%      0.9%      1.4%
-------------------------  ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Initial..................  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
 2/15/97.................   74.04     64.73     60.92     57.07     47.23    100.00    100.00    100.00    100.00    100.00
 5/15/97.................   48.60     30.64     23.31     15.88      0.00    100.00    100.00    100.00    100.00     99.30
 8/15/97.................   22.80      0.00      0.00      0.00      0.00    100.00     99.29     96.88     94.45     88.23
11/15/97.................    0.00      0.00      0.00      0.00      0.00     99.22     91.69     88.61     85.49     77.52
 2/15/98.................    0.00      0.00      0.00      0.00      0.00     93.18     84.15     80.45     76.72     67.58
 5/15/98.................    0.00      0.00      0.00      0.00      0.00     86.36     76.57     72.57     68.52     58.17
 8/15/98.................    0.00      0.00      0.00      0.00      0.00     48.42     41.04     38.02     34.97     27.17
11/15/98.................    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
Weighted Average Life
  (years)(2).............    0.58      0.46      0.43      0.40      0.34      1.79      1.70      1.66      1.62      1.51


-------------------------
(1) Prepayment speeds are expressed in terms of percentages of ABS. As used herein, "ABS" refers to a prepayment model which assumes a constant percentage of the original number of leases in a pool prepay each month. ABS does not purport to be either an historical description of the prepayment experience of any pool of leases or a prediction of the anticipated rate of prepayment of any pool of leases, including the Series 1996-1 Leases.

(2) The weighted average life of each Class of Senior Notes is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of the Senior Notes to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

                      POOL FACTORS AND TRADING INFORMATION

     The Note Pool Factor for each Class of Senior Notes will be a seven digit decimal which the Administrative Agent will compute prior to each Payment Date. The "Note Pool Factor" with respect to each Class of Senior Notes as of any applicable Payment Date represents the remaining outstanding principal balance of such Class of Senior Notes as of the applicable Payment Date (after giving effect to payments made on such Payment Date), expressed as a fraction of the initial outstanding principal balance of such Class of Senior Notes. Each Note Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Senior Notes. A Senior Noteholder's portion of the principal balance of the related Class of Senior Notes is the product of (i) the original denomination of such Senior Noteholder's Senior Note and (ii) the applicable Note Pool Factor.

     The Senior Noteholders will receive reports on or about each Payment Date for the Accrual Period immediately preceding such Payment Date containing information regarding: (i) payments received on Series 1996-1 Assets, (ii) the Pool Balance, (iii) the Note Pool Factor of each Class of Senior Notes (as of such Payment Date after giving effect to payments made on such Payment Date) and
(iv) various other information. See "Description of the Senior Notes -- Statements to Senior Noteholders" for a description of the additional information provided to Senior Noteholders on each Payment Date. In addition, Senior Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SOURCES OF CAPITAL AND LIQUIDITY


     The Issuer's primary sources of capital will be (i) the net proceeds of the Senior Notes offered hereby, (ii) the net proceeds of the Lease Trust Certificates sold to third party investors and (iii) the Subordinated Notes and $311,533.09 of Lease Trust Certificates issued to the Transferor. See "The Issuer -- Capitalization of the Issuer."


     The Issuer's primary sources of liquidity will be payments on the Series 1996-1 Certificates received either directly by the Issuer or indirectly pursuant to payments under the Program Operating Lease (including amounts available from the Cash Collateral Account).

RESULTS OF OPERATIONS

     The Issuer is newly formed and, accordingly, has no results of operations as of the date of this Prospectus. Because the Issuer does not have any operating history, there has not been included in this Prospectus any historical or pro forma ratio of earnings to fixed charges. The payments received under the Program Operating Lease and payments on other assets owned by the Issuer and the interest costs of the Senior Notes, the Subordinated Notes and the Lease Trust Certificates will determine the Issuer's results of operations in the future. The income generated from the Issuer's assets will be used to pay interest on and principal of the Senior Notes and the Subordinated Notes, related costs and expenses of the Issuer (to the extent not included in items payable by the Administrative Agent pursuant to the Administrative Agency Agreement), and distributions to the holders of the Lease Trust Certificates. The principal periodic expense of the Issuer is expected to be, but is not limited to, the Administrative Agent Fee.

                        DESCRIPTION OF THE SENIOR NOTES

GENERAL

     The Senior Notes will be issued pursuant to the terms of the Indenture. A copy of the Indenture will be filed with the Commission following the issuance of the Senior Notes. The following description summarizes the material terms of the Senior Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Senior Notes, the Indenture and the other Basic Documents.

     The Senior Notes will be issued in denominations of $1,000 and integral multiples thereof in book-entry form through the facilities of DTC. (Indenture, Sections 2.2 and 2.10). Each Class of Senior Notes will initially be represented by one or more Senior Notes, in each case registered in the name of Cede, the nominee of DTC. Accordingly, Cede is expected to be the holder of record of the Senior Notes of each Class. Unless and until Definitive Senior Notes are issued under the limited circumstances described herein, no beneficial owner of a Senior Note (each, a "Senior Note Owner") will be entitled to receive a physical certificate representing such owner's Senior Note, except as set forth in "-- Definitive Senior Notes." Unless and until the Senior Notes are issued in fully registered, certificated form ("Definitive Senior Notes") under the limited circumstances described in "-- Definitive Senior Notes," all references herein to distributions, notices, reports and statements to Senior Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Senior Note Owners in accordance with DTC procedures. (Indenture, Sections 2.10 and 2.12).

BOOK-ENTRY REGISTRATION

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities for its participating members (the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Senior Note Owners that are not Participants or Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of or an interest in the Senior Notes may do so only through Participants or Indirect Participants. Participants receive a credit for the Senior Notes in DTC's records. The ownership interest of each Senior Note Owner is in turn recorded on the Participants' and Indirect Participants' respective records. Senior Note Owners will not receive written confirmation from DTC of their purchase, but Senior Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Senior Note Owner entered into the transaction. Transfers of ownership interests in the Senior Notes will be accomplished by entries made on the books of Participants acting on behalf of Senior Note Owners.

     To facilitate subsequent transfers, all Senior Notes deposited by Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Senior Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Senior Note Owners and its records reflect only the identity of the Participants to whose accounts such Senior Notes are credited, which may or may not be the Senior Note Owners. Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Senior Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC's practice is to credit Participants' accounts on each Payment Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Payment Date. Payments by Participants and Indirect Participants to Senior Note Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Indenture Trustee, the Lease Trustee, the RCL Trustee, the Administrative Agent, the Transferor or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Senior Notes to DTC will be the responsibility of the Indenture Trustee, disbursement of such payments to Participants will be the responsibility of DTC and disbursement of such payments to Senior Note Owners will be the responsibility of Participants and Indirect Participants. As a result, under the book-entry format, Senior Note Owners may experience some delay in their receipt of payments.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Senior Note Owner to pledge Senior Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Senior Notes, may be limited due to the lack of a physical certificate for such Senior Notes.

     Neither DTC nor Cede will consent or vote with respect to the Senior Notes. Under its usual procedures, DTC mails an "Omnibus Proxy" to the Indenture Trustee as soon as possible after any applicable record date for such a consent or vote. The Omnibus Proxy assigns Cede's consenting or voting rights to those Participants to whose accounts the Senior Notes are credited on that record date (identified in a listing attached to the Omnibus Proxy).

     Neither the Indenture Trustee, the Lease Trustee, the RCL Trustee, the Administrative Agent, the Transferor or the Issuer will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Senior Notes held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SENIOR NOTES

     Definitive Senior Notes will be issued to Senior Note Owners rather than to DTC only if (i) DTC is no longer willing or able to discharge its responsibilities with respect to the Senior Notes and the Administrative Agent is not able to locate a qualified successor, (ii) the Administrative Agent, at its option, elects to terminate book-entry registration through DTC or (iii) after an Event of Default, Senior Note Owners representing not less than a majority of the aggregate principal balance of the Senior Notes advise the Indenture Trustee through DTC or its successor in writing that the continuation of book-entry registration through DTC or its successor is no longer in the best interest of Senior Note Owners. (Indenture, Section 2.12).

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC will notify all Senior Note Owners, through Participants, of the availability through DTC of Definitive Senior Notes. Upon surrender by DTC of the notes representing the Senior Notes and the receipt of instructions for re-registration, the Indenture Trustee will issue Definitive Senior Notes to Senior Note Owners, who thereupon will become Senior Noteholders for all purposes of the Indenture. (Indenture, Section 2.12).

     Payments on the Senior Notes will thereafter be made by the Indenture Trustee directly to Senior Noteholders in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on the Definitive Senior Notes on each Payment Date will be made to holders in whose names the Definitive Senior Notes were registered at the close of business on the Record Date with respect to such Payment Date. Payments will be made by check mailed to the address of such holders as they appear on the Senior Note Register or, under certain circumstances as provided in the Indenture, by wire transfer to a bank or depository institution located in the United States and having appropriate facilities therefor. (Indenture, Section 2.7). The final payment on any Senior Notes (whether Definitive Senior Notes or global notes registered in the name of Cede representing the Senior Notes), however, will be made only upon presentation and surrender of such Definitive Senior Notes or global notes at the office or agency specified in the notice of final distribution to Senior Noteholders. (Indenture, Section 2.7).

     Definitive Senior Notes will be transferable and exchangeable at the offices of the Indenture Trustee or the Senior Note Registrar to be set forth in the Indenture. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Indenture, Section 2.4).

INTEREST

     Interest on the principal balance of the Class A-1 Senior Notes will accrue
at the rate of      % per annum and interest on the principal balance of the
Class A-2 Senior Notes will accrue at the rate of      % per annum. (Indenture,
Section 2.1). Interest on the Senior Notes will be payable to the Senior Noteholders quarterly on each Payment Date to Senior Noteholders of record on the Record Date preceding such Payment Date. Interest on the principal balance of the Senior Notes will accrue at the applicable interest rate (i) with respect to the Class A-1 Senior Notes, either from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (ii) with respect to the Class A-2 Senior Notes, either from and including the Closing Date (in the case of the first Payment Date) or from and including the fifteenth day of the third calendar month preceding the calendar month in which each Payment Date occurs, to but excluding the fifteenth day of the calendar month in which such Payment Date occurs. Interest accrued but not paid as of any Payment Date will be due on the next Payment Date together with interest on such overdue amount (to the extent lawful) at a rate per annum equal to the interest rate for the applicable Class. (Indenture, Section 2.7). Interest on the Class A-1 Senior Notes will be calculated on the basis of actual days elapsed and a 360-day year. Interest on the Class A-2 Senior Notes will be calculated on the basis of a 360-day year of twelve 30-day months. (Indenture, Section 1.1). Interest payments on the Senior Notes generally will be made from the Available Funds as described in "-- The Indenture Cash Flows."

     Interest payments to all Classes of Senior Noteholders will have the same priority. If the amount of interest on the principal balance of the Class A-1 Senior Notes and on the principal balance of the Class A-2 Senior Notes exceeds the Available Funds with respect to such Payment Date (after giving effect to payment of the Administrative Agent Fee), each Senior Noteholder will receive its pro rata share (based on the total amount of interest due to all Senior Noteholders) of the amount available to be distributed in respect of interest on the aggregate principal balance of the Senior Notes.

PRINCIPAL


     Principal payments will be made to the Senior Noteholders sequentially on each Payment Date in an amount equal to the Available Funds plus the Cash Collateral Additional Draw Amount, if any, with respect to such Payment Date after giving effect to (i) the payment to the Administrative Agent of the Administrative Agent Fee with respect to such Payment Date, (ii) the payment of interest to Senior Noteholders, (iii) the deposit of interest due on the Subordinated Notes into the Cash Collateral Account and (iv) the deposit of interest accrued (including any interest accrued but not deposited to the Certificate Distribution Account on the previous Payment Date) on the Lease Trust Certificates plus the Certificate Distribution Draw Amount, if any, into the Certificate Distribution Account for payment to Lease Trust Certificateholders when due. No principal payments will be made to the Class A-2 Senior Noteholders until the principal balance of the Class A-1 Senior Notes has been reduced to zero (Indenture, Section 8.4); provided that if an Event of Default under the Indenture has occurred and the maturity of the Senior Notes has been accelerated, principal payments will be made to the holders of the Class A-1 Senior Notes and the Class A-2 Senior Notes on a pro rata basis based on their respective principal balances without any distinction between Classes (Indenture, Section 5.4). Payments of principal with respect to the Subordinated Notes and the Lease Trust Certificates will not be made until the aggregate principal balance of the Senior Notes has been reduced to zero. See "-- The Indenture Cash Flows" and "-- The Accounts -- The Cash Collateral Account."


OPTIONAL REDEMPTION

     If the Administrative Agent exercises its option to purchase the Series 1996-1 Certificates on any Payment Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance, the Senior Notes will be redeemed on such date in whole, but not in part, for the Redemption Price. The Administrative Agent or the Lease Trustee will provide at least 45 days' prior notice of the redemption of the Senior Notes to the Indenture Trustee (who will provide at least 30 days' notice to the Senior Noteholders). On such Payment Date the aggregate principal balance of the Senior Notes will be due and payable at the Redemption Price and unless all the Senior Notes are not redeemed on such Payment Date no interest will accrue on the Senior Notes after such Payment Date. (Indenture, Section 10.1; Series 1996-1 Supplement, Section 7.1).

     Because the initial principal balance of the Subordinated Notes and the Lease Trust Certificates exceeds 10% of the Initial Pool Balance, absent substantial shortfalls in amounts available from the Series 1996-1 Certificates, it is likely that the Senior Notes will have been paid in full on or before the Payment Date on which the Administrative Agent is permitted to exercise its option to purchase the Series 1996-1 Certificates. See "The Issuer -- Capitalization of the Issuer."

THE INDENTURE TRUSTEE

     The Chase Manhattan Bank is the Indenture Trustee under the Indenture. The Indenture Trustee is a New York corporation and its corporate trust offices are located at 450 West 33rd Street, New York, New York 10001. The fees and expenses of the Indenture Trustee will be paid by the Administrative Agent, acting on behalf of the Issuer. The Transferor, Ford Credit and their respective affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its affiliates.

THE ACCOUNTS


     The Collection Account. The Collection Account will be established at an Eligible Institution in the name of the Indenture Trustee. Amounts deposited therein will be invested in Permitted Investments with a maturity no later than the business day preceding the next Payment Date. Income (or losses, if any) on such investments, if any, will be credited (or charged) to the Collection Account and will be available to make payments on the Senior Notes, the Subordinated Notes and the Lease Trust Certificates. (Series 1996-1 Supplement,
Section 5.1). The Collection Account will initially be established with the Indenture Trustee. If the Indenture Trustee ceases to be an Eligible Institution, the Collection Account will be moved to an Eligible Institution. (Series 1996-1 Supplement, Section 5.1).



     The Payahead Account. The Payahead Account will be established at an Eligible Institution in the name of the Indenture Trustee. Payaheads deposited therein will be invested in Permitted Investments with a maturity no later than the business day preceding the next Distribution Date. Income (or losses, if any) on such investments, if any, will be distributed to the beneficiaries of the Transferor (or, in the case of losses, deducted from distributions to such beneficiaries). The Payahead Account will be initially established with the Indenture Trustee. If the Indenture Trustee ceases to be an Eligible Institution, the Payahead Account will be moved to an Eligible Institution. The Administrative Agent is required to deposit Payaheads in the Payahead Account only if it has failed to meet a Monthly Remittance Condition. Payahead Credits will be applied by the Administrative Agent on each Distribution Date if any Monthly Payment with respect to a Series 1996-1 Lease has not been paid in the related Collection Period. (Series 1996-1 Supplement, Section 5.1).



     The Payment Account. The Payment Account will be an Eligible Account established in the name of the Indenture Trustee in trust for the benefit of the Senior Noteholders, the Subordinated Noteholders and the Lease Trust Certificateholders. Amounts deposited therein may be invested in Permitted Investments with a maturity no later than the next Payment Date. Income (or losses, if any) on such investments, if any, will be credited (or charged) to the Administrative Agent. (Series 1996-1 Supplement, Section 5.1). The Payment Account will be initially established with the Indenture Trustee. If the Payment Account may no longer be maintained at the Indenture Trustee as an Eligible Account, the Payment Account will be moved to another institution and established as an Eligible Account. (Series 1996-1 Supplement, Section 5.1).



     The Cash Collateral Account. The Cash Collateral Account will be an account established at an Eligible Institution in the name of the Indenture Trustee. Amounts deposited therein will be invested in Cash Collateral Account Investments. Income (or losses, if any) on such investments, if any, will be credited (or charged) to the Cash Collateral Account. The Cash Collateral Account will be initially established with the Indenture Trustee. If the Indenture Trustee ceases to be an Eligible Institution, the Cash Collateral Account will be moved to an Eligible Institution. (Program Operating Lease, Section 3.5). The Cash Collateral Account is established by the Transferor to secure the Transferor's obligations under the Program Operating Lease, and on each Payment Date amounts on deposit therein are available to pay the Program Operating Lease Payments required to be made by the Transferor under the Program Operating Lease. See "-- Cash Collateral Account Withdrawals and Deposits" for a description of the amounts to be deposited to and withdrawn from the Cash Collateral Account.



     The Certificate Distribution Account. The Certificate Distribution Account will be an Eligible Account established in the name of the Indenture Trustee in trust for the benefit of the Senior Noteholders, the Subordinated Noteholders and the Lease Trust Certificateholders. Amounts deposited therein may be invested in Permitted Investments with a maturity no later than the business day preceding the next Payment Date. Income (or losses, if any) on such investments, if any, will be credited (or charged) to the Cash Collateral Account. The Certificate Distribution Account will initially be established with the Indenture Trustee. If the Certificate Distribution Account may no longer be maintained at the Indenture Trustee as an Eligible Account, the Certificate Distribution Account will be moved to another institution and established as an Eligible Account. (Lease Trust Agreement, Section 5.1). Amounts deposited in the Certificate Distribution Account pursuant to the terms of the Indenture will be available for distribution to Lease Trust Certificateholders semiannually on the Payment Dates occurring in the months of May and November in accordance with the terms of the Lease Trust Agreement; provided, however, that amounts deposited in the Certificate Distribution Account on the Payment Dates occurring in the months of February and August in respect of accrued interest on the Lease Trust Certificates will be withdrawn on the business day preceding the following Payment Date in an amount equal to the Certificate Distribution Draw Amount, if any, for such Payment Date. See "Description of the Senior Notes -- The Indenture Cash Flows -- Certificate Distribution Draw Amount."


THE INDENTURE CASH FLOWS

     Monthly or Daily Deposits to Collection Account. On each Distribution Date (or on the business day preceding such Distribution Date, if such Distribution Date is a Payment Date), or on each business day if each Monthly Remittance Condition has not been satisfied, the Administrative Agent will deposit all Collections with respect to Series 1996-1 Assets into the Collection Account. (Series 1996-1 Supplement, Section 5.2).

     "Collections" means with respect to Series 1996-1 Assets and any Collection Period, all of the following amounts received by the Administrative Agent in such Collection Period: (i) all Monthly Payments and Payahead Credits;
     (ii) all Administrative Purchase Amounts; (iii) all Monthly Scheduled Termination Sale Proceeds; (iv) all Voluntary Early Termination Proceeds;
     (v) all Liquidation Proceeds; and (vi) all Recoveries.

     "Monthly Payment" means with respect to any Lease, the amount payable monthly by the Obligor equal to the Constant Yield Payment and the Additional Fee and certain other fees and charges for such month.

     "Payahead Credits" means with respect to any Series 1996-1 Lease the amount of a Payahead with respect to an Obligor either paid by the Administrative Agent (if each Monthly Remittance Condition is satisfied) or withdrawn from the Payahead Account, and applied against the Monthly Payment due in such Collection Period with respect to such Lease.

     "Administrative Purchase Amount" means with respect to any Lease as of the end of a Collection Period as to which a breach of certain representations, warranties or covenants has occurred (including those resulting from a Term Extension, Payment Extensions in excess of, in the aggregate, three months or the relocation of a Leased Vehicle to a jurisdiction in which FCTT is not qualified or authorized to maintain evidence of the ownership interest of FCTT in such Leased Vehicle), the Adjusted Balance Subject to

     Lease Charges as of such date plus any overdue Monthly Payments which have not been paid by the Obligor.

     "Monthly Scheduled Termination Sale Proceeds" means with respect to a Collection Period, all Sale Proceeds received by the Administrative Agent in such Collection Period for Series 1996-1 Leased Vehicles which were sold on or after the termination of the related Series 1996-1 Leases at their respective Scheduled Lease End Dates (increased by amounts collected in connection with Excess Wear and Tear and Excess Mileage and reduced by amounts required to be remitted to the related Obligors under applicable law); provided that to the extent the Transferor exercises its option to purchase a Series 1996-1 Leased Vehicle, the Sale Proceeds for any such Series 1996-1 Leased Vehicle will not exceed the Transferor Purchase Option Price. See "Series 1996-1 Certificates -- Lease of the Series 1996-1 Certificates to the Transferor."

     "Voluntary Early Termination Proceeds" means all amounts received in connection with a Voluntary Early Termination, which amount includes the Adjusted Balance Subject to Lease Charges at the time of termination plus all Monthly Payments due but not paid as of the date of termination.


     "Liquidation Proceeds" means all amounts received with respect to a Liquidated Lease and the related Leased Vehicle in the Collection Period in which such Lease became a Liquidated Lease, net of any amounts remitted to the Obligor as required by law.


     "Recoveries" means, with respect to any Collection Period, (i) all amounts received during such Collection Period (net of taxes) with respect to Leases which became Liquidated Leases before such Collection Period plus
     (ii) all amounts received with respect to Leases which expired on their respective Scheduled Lease End Dates before such Collection Period and with respect to which the proceeds from the sale of the related Leased Vehicles were received before such Collection Period, minus any amounts remitted to the Obligor as required by law.

     Quarterly Deposits to Collection Account. On the second business day preceding each Payment Date, the Administrative Agent acting on behalf of the Issuer will deliver to the Indenture Trustee instructions setting forth the information necessary to make all disbursements and payments with respect to such Payment Date. (Indenture, Section 8.3).

     On the business day preceding each Payment Date, the Administrative Agent will make a deposit or withdrawal from the Collection Account in an amount equal to the sum of the Aggregate Net Sale Proceeds Advances and Aggregate Net Monthly Payment Advances to be made by the Administrative Agent for the preceding Accrual Period. (Series 1996-1 Supplement, Sections 5.2 and 5.4).

     "Aggregate Net Sale Proceeds Advances" means, with respect to any Accrual Period, the aggregate Sale Proceeds Advances made by the Administrative Agent with respect to such Accrual Period minus the amount received by the Administrative Agent in such Accrual Period as repayment of Sale Proceeds Advances which were made with respect to previous Accrual Periods. See "Description of the Administrative Agency Agreement -- Advances of Sale Proceeds."

     "Aggregate Net Monthly Payment Advances" means, with respect to any Accrual Period, the aggregate Monthly Payment Advances made by the Administrative Agent with respect to such Accrual Period minus the amount received by the Administrative Agent in such Accrual Period as repayment of Monthly Payment Advances which were made with respect to previous Accrual Periods. See "Description of the Administrative Agency Agreement -- Monthly Payment Advances."

     On the business day preceding each Payment Date, based on the instructions of the Administrative Agent, the Indenture Trustee will determine the aggregate amount of Available Sale Proceeds on deposit in the Collection Account (after giving effect to all deposits of Collections on the business day preceding such Payment Date and the deposit or withdrawal of the Aggregate Net Monthly Payment Advances and the Aggregate Net Sale Proceeds Advances on such day).

     The "Available Sale Proceeds" means, with respect to any Payment Date, the Monthly Scheduled Termination Sale Proceeds deposited in the Collection Account on each of the two preceding

     Distribution Dates and Monthly Scheduled Termination Sale Proceeds deposited in the Collection Account on the business day preceding the Distribution Date occurring on such Payment Date (or on each business day during the related Accrual Period if any Monthly Remittance Condition has not been satisfied) plus the Aggregate Net Sale Proceeds Advances deposited in the Collection Account on the business day preceding such Payment Date.


     Quarterly or Daily Deposits to Cash Collateral Account. On the business day preceding each Payment Date, or on each business day if each Monthly Remittance Condition has not been satisfied, the Administrative Agent will deposit any Transferor Purchase Option Net Proceeds with respect to the Series 1996-1 Leased Vehicles into the Cash Collateral Account until the aggregate cumulative amount deposited in the Cash Collateral Account in respect of such proceeds equals $94,835,486.42, which is equal to 10% of the Initial Pool Balance. (Series 1996-1 Supplement, Section 5.3).


     Withdrawals from Collection Account/Deposits to Cash Collateral Account. On the business day preceding each Payment Date and prior to the Indenture Trustee's withdrawal of any amounts from the Cash Collateral Account on such day, the Administrative Agent will withdraw from the Collection Account (after giving effect to all deposits of Collections therein and the deposit or withdrawal of the Aggregate Net Monthly Payment Advances and the Aggregate Net Sale Proceeds Advances on such day) and deposit to the Cash Collateral Account the sum for the related Accrual Period of (i) the Collections other than Monthly Scheduled Termination Sale Proceeds, (ii) the Aggregate Net Monthly Payment Advances and (iii) any investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account. (Series 1996-1 Supplement, Section 5.2).

     Withdrawals from Collection Account/Deposits to Payment Account. On the business day preceding each Payment Date, the Administrative Agent will withdraw from the Collection Account and deposit to the Payment Account the Available Sale Proceeds on deposit in the Collection Account. (Series 1996-1 Supplement,
Section 5.2).

     Withdrawals from Certificate Distribution Account/Deposits to Cash Collateral Account. On the business day preceding each Payment Date, the Indenture Trustee will withdraw from the Certificate Distribution Account and deposit to the Cash Collateral Account any investment earnings (net of losses and investment expenses) on funds on deposit in the Certificate Distribution Account. (Indenture, Section 8.2).

     Withdrawals from Cash Collateral Account/Deposits to Payment Account and Application of Cash Collateral Additional Draw Amount. On the business day preceding each Payment Date, the Indenture Trustee will withdraw from the Cash Collateral Account and deposit to the Payment Account the Cash Collateral Required Draw Amount and apply such amount as described under "-- Payments" below. On each Payment Date, the Indenture Trustee will withdraw from the Cash Collateral Account the Cash Collateral Additional Draw Amount and apply such amount as described under "-- Payments" below. See "-- Cash Collateral Account Withdrawals and Deposits" for a description of how the Cash Collateral Required Draw Amount and the Cash Collateral Additional Draw Amount are calculated. (Indenture, Section 8.3).

     Payments. On each Payment Date, the Indenture Trustee will apply first the aggregate Available Sale Proceeds and Cash Collateral Required Draw Amount from the Payment Account (such amount, the "Available Funds") and second the Cash Collateral Additional Draw Amount, if any, from the Cash Collateral Account, in the following order of priority:

          (i) to the Administrative Agent, the Administrative Agent Fee;

          (ii) to the Senior Noteholders, pro rata without any priority between Classes, to pay interest due on the outstanding Senior Notes on such Payment Date (and, to the extent permitted under applicable law, interest on any overdue interest at the interest rate for the applicable Class);

          (iii) to the Lease Trust Paying Agent for deposit to the Cash Collateral Account, an amount equal to the interest due on the outstanding Subordinated Notes with respect to such Payment Date (and, to the extent permitted under applicable law, interest on any overdue interest at the interest rate for the Subordinated Notes);

          (iv) to the Certificate Distribution Account, an amount equal to the interest accrued (including any interest accrued but not deposited to the Certificate Distribution Account on the previous Payment Date) on the Lease Trust Certificates with respect to such Payment Date (and, to the extent permitted under applicable law, interest on any overdue interest at the interest rate for the Lease Trust Certificates) plus the Certificate Distribution Draw Amount, if any, with respect to such Payment Date; and


          (v) to the Senior Noteholders, to pay principal with respect to each Class of Senior Notes outstanding, sequentially, until the Senior Notes have been paid in full; provided that if an Event of Default has occurred under the Indenture and the maturity of the Senior Notes has been accelerated, principal payments will be made on a pro rata basis to holders of the Class A-1 Senior Notes and the Class A-2 Senior Notes based on their respective principal balances, without any distinction between Classes.

     Any Available Funds plus the Cash Collateral Additional Draw Amount, if any, remaining after the Class A-2 Senior Notes have been paid in full will be applied to pay the Subordinated Notes and the Lease Trust Certificates in accordance with the terms thereof. Amounts deposited in the Cash Collateral Account in accordance with clause (iii) above will be deemed to have been distributed to the Subordinated Noteholders as payments in respect of interest (and overdue interest) and the Subordinated Noteholders will not be entitled to any further interest on such amounts after the related Payment Date. For administrative convenience, amounts due to the Transferor in respect of payments on the Subordinated Notes on a Payment Date may be netted against Additional Payments owed by the Transferor to the Issuer with respect to such Payment Date. All such amounts will be recorded and accounted for as if they were paid separately.


     Certificate Distribution Draw Amount. To the extent that with respect to any Payment Date occurring in the months of May and November the sum of the amounts required to be paid under clauses (i), (ii) and (iii) of "-- Payments" above exceeds the Available Funds for such Payment Date, on the business day preceding such Payment Date the Indenture Trustee will withdraw from the Certificate Distribution Account the Certificate Distribution Draw Amount and, after applying the Available Funds but before applying the Cash Collateral Additional Draw Amount, if any, on the related Payment Date, will apply the Certificate Distribution Draw Amount on such Payment Date to make the payments described under "-- Payments" above, in the order of priority indicated. The "Certificate Distribution Draw Amount" with respect to (a) any Payment Date occurring in the months of May and November, will be equal to the lesser of (i) the shortfall, if any, between (x) the Available Funds and (y) the sum of the Administrative Agent Fee and interest due on the Senior Notes and the Subordinated Notes on such Payment Date and (ii) the amount on deposit in the Certificate Distribution Account on the business day preceding such Payment Date, and (b) any other Payment Date, will be equal to zero.


CASH COLLATERAL ACCOUNT WITHDRAWALS AND DEPOSITS


     Amounts on deposit in the Cash Collateral Account from time to time (the "Cash Collateral Amount") secure the Transferor's obligations under the Program Operating Lease, and on each Payment Date are available to pay the Program Operating Lease Payments. The initial amount deposited in the Cash Collateral Account on the Closing Date will be $30,821,533.09 (the "Initial Cash Collateral Deposit"). The Cash Collateral Amount will be increased from time to time by the deposit in the Cash Collateral Account of the following amounts with respect to each Accrual Period: (i) all Collections other than Monthly Scheduled Termination Sale Proceeds; (ii) the Aggregate Net Monthly Payment Advances;
(iii) any Transferor Purchase Option Net Proceeds until the aggregate cumulative amount deposited therein in respect of such proceeds equals $94,835,486.42; (iv) payments of interest on and principal of the Subordinated Notes; and (v) any investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account, the Cash Collateral Account and the Certificate Distribution Account. The Cash Collateral Amount will be decreased by the amount of the Cash Collateral Required Draw Amount and the Cash Collateral Additional Draw Amount, if any, with respect to each Payment Date.


     "Cash Collateral Required Draw Amount" means, with respect to any Payment Date, an amount equal to the lesser of (i) the Required Interest Payment for such Payment Date and (ii) the Cash Collateral

     Amount on the business day preceding such Payment Date (after giving effect to amounts deposited in the Cash Collateral Account on such business day).

     "Cash Collateral Additional Draw Amount" means, with respect to any Payment Date, an amount equal to the Additional Payment less the portion thereof to be applied to make payments on the Subordinated Notes. The Additional Payment will be zero (i) on any Payment Date on which the Available Funds is less than or equal to the sum of the Administrative Agent Fee and interest due on the Senior Notes and (ii) generally on any other Payment Date on which (x) the Cash Collateral Amount is less than or equal to the Required Cash Collateral Amount or (y) the aggregate outstanding principal balance of the Senior Notes, Subordinated Notes and Lease Trust Certificates prior to giving effect to any payments on such Payment Date is less than or equal to the sum of the Available Sale Proceeds for the related Accrual Period and the aggregate Residual Values of all Series 1996-1 Leased Vehicles the related Series 1996-1 Leases of which have not yet terminated as of the close of the last day of the preceding Accrual Period.


     "Required Cash Collateral Amount" means, as of any Payment Date, 3.25% of the Initial Pool Balance, provided that the Required Cash Collateral Amount will equal zero as of any Payment Date occurring on or after the earlier of the date on which the last remaining Series 1996-1 Lease terminated (as a result of voluntary early termination, termination due to default, scheduled termination or otherwise) or the date on which the Program Operating Lease is terminated following an event of default thereunder.


     On the Payment Date on which the Senior Notes, Subordinated Notes and Lease Trust Certificates are paid in full and following payment in full of any remaining obligations of the Transferor under the Basic Documents, any amounts remaining on deposit in the Cash Collateral Account (after giving effect to any deposits therein or withdrawals therefrom with respect to such Payment Date) will be paid to the Transferor.

ADVANCES

     The Administrative Agent will make a Monthly Payment Advance on the business day preceding each Payment Date with respect to Monthly Payments not received with respect to a Series 1996-1 Lease as of the end of the related Accrual Period but only if the Administrative Agent determines in its sole discretion that such Monthly Payment Advance will be recoverable from subsequent Monthly Payments on such Series 1996-1 Lease. The Administrative Agent will make Sale Proceeds Advances for Sale Proceeds which have not been received as of the end of the related Accrual Period with respect to Series 1996-1 Leased Vehicles which were sold in such Accrual Period on or after their respective Scheduled Lease End Dates. On the business day preceding each Payment Date, the Administrative Agent will deposit to, or withdraw from, the Collection Account the Aggregate Net Sale Proceeds Advances and the Aggregate Net Monthly Payment Advances. (Series 1996-1 Supplement, Section 5.2). See "-- The Indenture Cash Flows," "Description of the Administrative Agency Agreement -- Advances of Sale Proceeds" and "Description of the Administrative Agency Agreement -- Monthly Payment Advances."

MONTHLY REMITTANCE CONDITION


     The Administrative Agency Agreement requires the Administrative Agent to make all deposits of amounts received from Obligors, proceeds from the sale of Series 1996-1 Leased Vehicles and any Transferor Purchase Option Net Proceeds required to be deposited into the Cash Collateral Account during each Collection Period on each business day. However, so long as each Monthly Remittance Condition is satisfied, the Administrative Agent may retain such amounts until the related Distribution Date (or until the business day preceding such Distribution Date, if such Distribution Date is a Payment Date), provided that with respect to any Transferor Purchase Option Net Proceeds required to be deposited into the Cash Collateral Account, the Administrative Agent may retain such amounts until the business day preceding the related Payment Date. Pending deposit into the Collection Account or the Cash Collateral Account, collections of amounts received from Obligors, proceeds from the sale of Series 1996-1 Leased Vehicles and any Transferor Purchase Option Net Proceeds required to be deposited into the Cash Collateral Account may be employed by the Administrative Agent at its own risk and for its own benefit and will not be segregated from its own funds. Deposits or withdrawals from the Collection Account with respect to Monthly Payment Advances and Sale Proceeds Advances will be made on the business day preceding each Payment Date on a net basis. (Series 1996-1 Supplement, Section 5.2).

STATEMENTS TO SENIOR NOTEHOLDERS

     On or prior to each Payment Date, the Administrative Agent will prepare and provide the Indenture Trustee a statement to be included with the report delivered to Senior Noteholders described in "Pool Factors and Trading Information" setting forth the following information with respect to such Payment Date, the related Accrual Period and Series 1996-1: (i) the amount of the distribution allocable to principal and interest with respect to each Class of Senior Notes outstanding; (ii) the aggregate amount of Collections deposited in the Collection Account (stating separately the components thereof); (iii) the amount of Available Sale Proceeds deposited in the Collection Account (stating separately the components thereof); (iv) the Aggregate Net Sale Proceeds Advances and Aggregate Net Monthly Payment Advances deposited in the Collection Account; (v) the Available Funds; (vi) the Cash Collateral Amount, the Cash Collateral Required Draw Amount and the Cash Collateral Additional Draw Amount, if any, each separately stated; (vii) the amount of interest accrued on each Class of Senior Notes, the Subordinated Notes and the Lease Trust Certificates;
(viii) the aggregate outstanding balance of each Class of Senior Notes, the Subordinated Notes and the Lease Trust Certificates; and (ix) the aggregate Series 1996-1 Credit Losses and Series 1996-1 Residual Losses (separately stated) for each of the three preceding Collection Periods. (Indenture, Section 8.4)

INDENTURE

     Events of Default. The "Events of Default" in the Indenture consist of (i) a default for five days or more in the payment of interest on any Senior Note;
(ii) a default in the payment of principal of any Senior Note at its Stated Maturity or on the Redemption Date; (iii) the occurrence of an event of default under the Program Operating Lease; (iv) a default in the observance or performance of any material covenant or agreement, or any representation or warranty made in the Indenture or in any certificate or writing delivered pursuant thereto proves to have been incorrect in any material respect as of the time when made, and the continuation of such default for a period of 60 days or in the case of a materially incorrect representation or warranty, 30 days, after notice thereof is given to the Lease Trustee by the Indenture Trustee or the Lease Trustee and the Indenture Trustee by the holders of not less than 25% of the aggregate principal balance of the Senior Notes or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer. (Indenture, Section 5.1).

     Senior Noteholders holding not less than a majority of the aggregate principal balance of the Senior Notes may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Senior Notes, except a default (i) in payment of principal of or interest on any of the Senior Notes or (ii) in respect of any covenant or provision in the Indenture which cannot be modified or amended without unanimous consent of the Senior Noteholders. (Indenture, Section 5.12). Such a waiver could be treated, for federal income tax purposes, as a constructive exchange of the Senior Notes by the Senior Noteholders for deemed new Senior Notes upon which gain or loss would be recognized if such waiver were to continue for a period that exceeds two years and any additional period during which the Senior Noteholders conduct good faith negotiations.

     Remedies. If an Event of Default should occur and be continuing, the Indenture Trustee or the holders of a majority of the aggregate principal balance of the Senior Notes may declare the principal of the Senior Notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority of the aggregate principal balance of the Senior Notes before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (i) the Issuer has deposited with the Indenture Trustee an amount sufficient to pay (x) all interest on and principal of the Senior Notes as if the Event of Default giving rise to such declaration had not occurred and
(y) all amounts advanced by the Indenture Trustee and its costs and expenses and
(ii) all Events of Default (other than the nonpayment of principal of the Senior Notes that has become due solely by such acceleration) have been cured or waived. (Indenture, Section 5.2).

     If the Senior Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party including foreclosure or sale of the Lease Trust Estate, or elect to maintain the Lease Trust Estate and continue to apply proceeds from the Lease Trust Estate as if there had been no declaration of acceleration. The Indenture Trustee may not, however, unless it is required to sell the Lease Trust Estate pursuant to the Lease Trust Agreement as a result of the bankruptcy, insolvency or termination of the Transferor or the bankruptcy or insolvency of Ford Credit Leasing, sell the Lease Trust Estate following an Event of Default (other than the occurrence of an Event of Default described in clauses (i) or (ii) above) unless (i) 100% of the Senior Noteholders consent thereto, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the then outstanding Senior Notes, Subordinated Notes and Lease Trust Certificates or (iii) the Indenture Trustee determines that the Lease Trust Estate would not be sufficient on an ongoing basis to make all payments on the Senior Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of 66 2/3% of the aggregate principal balance of the Senior Notes. The Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Lease Trust Estate to pay interest and principal on the Senior Notes on an ongoing basis. (Indenture, Section 5.4). Any sale of the Lease Trust Estate, other than a sale resulting from the bankruptcy, insolvency or termination of Ford Credit Leasing or the Transferor, is subject to a requirement that an Opinion of Counsel be delivered to the effect that such sale will not cause FCTT or the Issuer to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.


     In the event of a sale of the Lease Trust Estate, either as a result of the bankruptcy, insolvency or termination of the Transferor or the bankruptcy or insolvency of Ford Credit Leasing, or following the occurrence of an Event of Default under the circumstances described in the preceding paragraph pursuant to the direction of the Indenture Trustee or the Senior Noteholders, the proceeds of such sale will be distributed first to the Indenture Trustee for amounts due as compensation or indemnity payments pursuant to the terms of the Indenture; second to the Administrative Agent for reimbursement of all outstanding Sale Proceeds Advances and Monthly Payment Advances; third to the Administrative Agent for amounts due in respect of unpaid Administrative Agent Fees; fourth to the Senior Noteholders to pay interest which is due and unpaid (including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the interest rate for the applicable Class), ratably, without preference or priority between Classes; fifth to the Lease Trust Paying Agent for deposit to the Cash Collateral Account for the payment of interest which is due and unpaid (including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the interest rate for the Subordinated Notes) on the Subordinated Notes; sixth to the Certificate Distribution Account for the payment of interest which is due and unpaid (including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the interest rate for the Lease Trust Certificates) on the Lease Trust Certificates; and seventh to the Senior Noteholders to pay principal which is due and unpaid, ratably, without any distinction between Classes. Any remaining amounts will be distributed to the Subordinated Noteholders and the Lease Trust Certificateholders for amounts due and unpaid in accordance with the terms of the Subordinated Notes and the Lease Trust Certificates, respectively. (Indenture, Section 5.4).


     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default occurs and is continuing with respect to the Senior Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Senior Noteholders, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than a majority of the aggregate principal balance of the Senior Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee, and the holders of not less than a majority of the aggregate principal balance of the Senior Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Senior

Notes. Until such time, if any, as Definitive Senior Notes have been issued, the Indenture Trustee will act only in accordance with the instructions of Cede, as nominee for DTC. However, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will act only in accordance with the instructions of the Participants to whom Senior Notes are credited, which will in turn act in accordance with the instructions of persons holding beneficial interests in such Senior Notes through such Participants. Accordingly, although only Cede will be entitled to vote under the Indenture, Senior Note Owners will be entitled to instruct DTC as to the manner in which to vote. (Indenture, Sections 5.11 and 5.12).

     No Senior Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such Senior Noteholder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% of the aggregate principal balance of the Senior Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Senior Noteholder or Senior Noteholders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the aggregate principal balance of the Senior Notes. (Indenture, Section 5.6).

     Neither the Indenture Trustee nor the Lease Trustee in their respective individual capacities, nor any holder of a Subordinated Note or a Lease Trust Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Senior Notes or for the agreements of the Issuer and the Lease Trustee, in its capacity as trustee, contained in the Indenture.

     Certain Covenants. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, the Program Operating Lease and the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Senior Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former Senior Noteholder because of the payment of taxes levied or assessed upon the Issuer or (iii) permit (x) the validity or effectiveness of the Indenture to be impaired, (y) any person to be released from any covenants or obligations with respect to the Senior Notes under the Indenture except as may be expressly permitted thereby or (z) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds therefrom. (Indenture, Section 3.8).

     The Issuer may not engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of the Indenture), pledging and managing the Series 1996-1 Certificates as contemplated by the Indenture and the other Basic Documents. (Indenture, Section 3.12).

     The Issuer will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Senior Notes, the Subordinated Notes and the Lease Trust Certificates or otherwise in accordance with the Basic Documents. (Indenture, Section 3.13).

     The Issuer will or will cause the Administrative Agent to deliver to the Indenture Trustee on the second business day preceding each Payment Date the Cash Collateral Account certificates and disbursement and payment instructions as required pursuant to the Indenture. (Indenture, Section 8.3).


     Replacement of the Indenture Trustee. Senior Noteholders holding not less than a majority of the aggregate principal balance of the Senior Notes may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Lease Trustee, and following such removal may appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times satisfy the requirements of Section 310(a) of Trust Indenture Act of 1939, as amended and, in addition, have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade or better by each Rating Agency. (Indenture, Sections 6.8 and 6.11).


     The Indenture Trustee may resign at any time by so notifying the Lease Trustee and the Senior Noteholders. The Lease Trustee is required to remove the Indenture Trustee if the Indenture Trustee (i) ceases to be eligible to continue as the Indenture Trustee, (ii) is adjudged to be bankrupt or insolvent, or (iii) otherwise becomes incapable of acting. Upon the resignation or required removal of the Indenture Trustee, or the failure of the Senior Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee, the Lease Trustee will be required promptly to appoint a successor Indenture Trustee. (Indenture, Section 6.8).

     Duties of Indenture Trustee. Except during the continuance of an Event of Default, the Indenture Trustee will (i) perform such duties and only such duties as are specifically set forth in the Indenture, (ii) rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Indenture Trustee which conform to the requirements of the Indenture, and (iii) examine any such certificates and opinions which are specifically required to be furnished to the Indenture Trustee by the Indenture to determine whether or not they conform to the requirements of the Indenture. Upon the continuance of an Event of Default, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. (Indenture, Section 6.1).

     Compensation and Indemnity. The Administrative Agent will (i) pay to the Indenture Trustee from time to time reasonable compensation for its services,
(ii) reimburse the Indenture Trustee for all expenses, advances and disbursements reasonably incurred and (iii) indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties. The Indenture Trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that, the Indenture Trustee will not be liable
(i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Senior Noteholders in accordance with the terms of the Indenture, and (iii) for interest on any money received by it except as the Indenture Trustee and the Lease Trustee may agree in writing. The Indenture Trustee will not be deemed to have knowledge of any event unless an officer of the Indenture Trustee has actual knowledge thereof or has received written notice thereof in accordance with the provisions of the Indenture. (Indenture, Sections 6.1 and 6.7).

     Access to Senior Noteholder Lists. If Definitive Senior Notes are issued in the limited circumstances set forth in "-- Definitive Senior Notes," and the Indenture Trustee is not the Senior Note Registrar, the Lease Trustee will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Senior Noteholders (i) as of each Record Date, within five days thereafter and (ii) as of not more than 10 days prior to the time such list is furnished, within 30 days after receipt by the Lease Trustee of a written request therefor. (Indenture, Section 7.1).

     Annual Compliance Statement. The Issuer will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture. (Indenture, Section 3.9).

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Senior Notes upon the delivery to the Indenture Trustee for cancellation of all the Senior Notes or, with certain limitations, including receipt of certain opinions with respect to tax matters, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Senior Notes (including interest and any fees due and payable to the Lease Trustee or the Indenture Trustee). (Indenture, Section 4.1).

     Modification of Indenture. Without the consent of the Senior Noteholders, the Lease Trustee, on behalf of the Issuer, and the Indenture Trustee, upon request by the Issuer, may execute a supplemental indenture for the purpose of adding to the covenants of the Issuer, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters or questions arising under the Indenture which will not be inconsistent with other provisions of the Indenture. (Indenture, Section 9.1).

     Without the consent of the holder of each outstanding Senior Note affected thereby, however, no supplemental indenture may (i) change the Stated Maturity of or interest on any Senior Note or reduce the principal amount thereof, the interest rate specified thereon or the Redemption Price with respect thereto or change any place of payment where, or the coin or currency in which, any Senior Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment,
(iii) reduce the percentage of the aggregate principal balance of the Senior Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter the provisions of the Indenture regarding the voting of Senior Notes held by the Issuer, the Transferor, the Administrative Agent, an affiliate of any of them or any obligor on the Senior Notes, (v) reduce the percentage of the aggregate principal balance of the Senior Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Lease Trust Estate if the proceeds of such sale would be insufficient to pay the principal balance and accrued but unpaid interest on the Senior Notes, (vi) decrease the percentage of the aggregate principal balance of the Senior Notes required to amend the sections of the Indenture which specify the applicable percentage of the aggregate principal balance of the Senior Notes necessary to amend the Indenture or the other Basic Documents or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Senior Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Senior Note of the security afforded by the lien of the Indenture. (Indenture, Section 9.2).

     The Lease Trustee, on behalf of the Issuer, and the Indenture Trustee, upon request by the Issuer, may also enter into supplemental indentures, with the consent of holders of not less than a majority of the aggregate principal balance of the Senior Notes, and with written notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Senior Noteholders; provided, that (x) such action will not, (i) as evidenced by an Opinion of Counsel, materially adversely affect the interests of any Senior Noteholder and (ii) as confirmed by each Rating Agency rating the Senior Notes, cause the then current rating assigned to either Class of Senior Notes to be withdrawn or reduced and (y) an Opinion of Counsel as to certain tax matters is delivered. (Indenture, Section 9.1).

     The Lease Trust Agreement requires the Lease Trustee to give the Lease Trust Certificateholders 30 days written notice of any proposed supplemental indenture if it materially adversely affects the Lease Trust Certificateholders or if Senior Noteholders' consent is required and provides that the Lease Trustee will not enter into such amendment unless Lease Trust Certificateholders holding 25% or more of the principal balance of Lease Trust Certificates consent in writing. See "Additional Document Provisions -- The Lease Trust Agreement."


     Senior Notes Owned by Issuer, Transferor, Administrative Agent or their Affiliates. Any Senior Notes owned by the Issuer, the Transferor, the Administrative Agent or any of their affiliates will be entitled to benefits under the Indenture equal and proportionate to the Senior Notes owned by others, except that such Senior Notes owned by the Issuer, the Transferor, the Administrative Agent or any of their affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Senior Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Indenture and the other Basic Documents (other than the commencement by the Issuer of a voluntary proceeding in bankruptcy as described under "Additional Document Provisions -- Bankruptcy Provisions -- Issuer").


               DESCRIPTION OF THE ADMINISTRATIVE AGENCY AGREEMENT

DUTIES OF THE ADMINISTRATIVE AGENT

     The duties of the Administrative Agent with respect to the Series 1996-1 Assets are set forth in the Administrative Agency Agreement and the Series 1996-1 Supplement. The Administrative Agent will manage, service, administer, and make collections on the Series 1996-1 Leases using the same degree of skill and attention that it exercises with respect to all comparable retail automotive leases and retail installment sale contracts that it services for itself or others ("Accepted Servicing Practices"). The Administrative Agent will collect and post all payments, respond to inquiries of Obligors, investigate delinquencies, commence legal proceedings to enforce Series 1996-1 Leases against delinquent Obligors, send invoices to Obligors, account for collections, furnish monthly and annual statements to the FCTT Trustee with respect to distributions, make Sale Proceeds Advances and Monthly Payment Advances, and pay Administrative Purchase Amounts. The Administrative Agent will be required to take all necessary steps to maintain evidence of FCTT's ownership on the certificate of title of each Series 1996-1 Leased Vehicle. The Administrative Agent will obtain all licenses required to be held by FCTT in connection with the ownership of Series 1996-1 Leases and Series 1996-1 Leased Vehicles. The Administrative Agent may contract with third parties to perform its duties under the Administrative Agency Agreement, but shall remain responsible for the performance of such duties. (Administrative Agency Agreement, Sections 4.1 and 4.5).


     The Administrative Agency Agreement also sets forth the duties of the Administrative Agent with respect to the origination and purchase of Leases and Leased Vehicles by FCTT and the obtaining of certificates of title for such Leased Vehicles. See "FCTT -- Lease Origination from Dealers and Assignment to FCTT" and "-- Titling of Leased Vehicles."

COLLECTION OF TOTAL MONTHLY PAYMENTS; EXTENSION OF LEASES

     The Administrative Agent will collect all payments under the Series 1996-1 Leases. The Administrative Agent may grant extensions, rebates, or adjustments on Series 1996-1 Leases in accordance with Accepted Servicing Practices and in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Series 1996-1 Lease. (Administrative Agency Agreement, Section 4.2).

     The Administrative Agent may grant an extension of the Lease Term (a "Term Extension") if the Obligor requesting such extension is not in default under the Series 1996-1 Lease at the time of such request and agrees to continue to make Total Monthly Payments in the same amount as required under the original terms of such Series 1996-1 Lease. Because the granting of a Term Extension with respect to any Series 1996-1 Lease would be deemed to have a material adverse effect on holders of the Series 1996-1 Certificates, the Administrative Agent will be required to purchase the beneficial interest in the related Series 1996-1 Leased Vehicle as of the date of such Term Extension. See "-- Administrative Purchases."

     The Administrative Agent may also extend the term of a Series 1996-1 Lease in accordance with Accepted Servicing Practices, by waiving the Total Monthly Payment due in any month in exchange for extending the term of the Series 1996-1 Lease for one or more additional months beyond the Scheduled Lease End Date for each month for which the Total Monthly Payment is waived (such extension, a "Payment Extension"). The Obligor under any Payment Extension does not receive an increase in the aggregate number of miles which the Series 1996-1 Leased Vehicle may be driven by the Obligor without incurring an additional charge for excess mileage under the related Series 1996-1 Lease. If the Administrative Agent grants Payment Extensions in excess of, in the aggregate, three months beyond the Scheduled Lease End Date of a related Series 1996-1 Lease, it will purchase the beneficial interest in such Series 1996-1 Leased Vehicle as of the date of the granting of such extension. (Administrative Agency Agreement, Sections 4.2 and 4.7).

REALIZATION ON LIQUIDATED LEASES

     The Administrative Agent will use reasonable efforts (i) to repossess any Series 1996-1 Leased Vehicle if it determines that eventual payment in full of the related Series 1996-1 Lease is unlikely and (ii) to maximize Liquidation Proceeds. Upon repossession, the Administrative Agent has discretion to repair a damaged Series 1996-1 Leased Vehicle or sell such vehicle without repairs. This determination will be based on whether the Administrative Agent believes repairs will increase the related Liquidation Proceeds by an amount greater than the cost of such repairs. (Administrative Agency Agreement, Section 4.3).

ADMINISTRATIVE PURCHASES

     The Administrative Agent on behalf of Ford Credit and Ford Credit Leasing, as holders of the EBCs, will be required to purchase the Issuer's beneficial interest in any Series 1996-1 Asset as to which: either (i) any of the Specific Eligibility Criteria and General Eligibility Criteria were not satisfied on the Series 1996-1 Cut-Off Date; (ii) the Administrative Agent has breached certain covenants in the Administrative Agency Agreement by either (a) failing to make reasonable efforts to collect Total Monthly Payments from the related Obligor,
(b) failing to maintain record ownership in such Series 1996-1 Leased Vehicle,
(c) changing the Retail Operating Lease Factor of such Series 1996-1 Lease, (d) modifying the number or amount of Monthly Payments due under the Series 1996-1 Lease, except in connection with a Payment Extension, or (e) otherwise impairing the rights of FCTT or the Issuer in such Series 1996-1 Lease or Series 1996-1 Leased Vehicle and, in each case, such breach continues unremedied for a specified period; (iii) the related Series 1996-1 Leased Vehicle has been relocated to a jurisdiction where FCTT is not qualified or authorized to maintain evidence of the ownership of Series 1996-1 Leased Vehicles; or (iv) the Administrative Agent has granted a Term Extension. In addition, because the granting of Payment Extensions in excess of, in the aggregate, three months would be deemed to breach a material covenant of the Administrative Agent, the Administrative Agent will be required to purchase the beneficial interest in the related Series 1996-1 Leased Vehicle as of the date the proscribed Payment Extension is granted. The amount payable for each such purchase will be the Administrative Purchase Amount of the Series 1996-1 Lease and Series 1996-1 Leased Vehicle. (Administrative Agency Agreement, Sections 4.2, 4.5, 4.6 and 4.7; Series 1996-1 Supplement, Section 5.5).

SALE OF LEASED VEHICLES


     On the Scheduled Lease End Date of a Series 1996-1 Lease, the Obligor has the option to purchase the related Series 1996-1 Leased Vehicle for an amount equal to or greater than its Residual Value. If the Obligor does not purchase the Leased Vehicle, the Dealer may, at its option, purchase the Leased Vehicle. If either the Obligor or the Dealer exercises such option, the Administrative Agent, on behalf of FCTT will sell the Series 1996-1 Leased Vehicle to the Dealer for an amount equal to the Residual Value thereof plus any unpaid amounts owing from the related Obligor. If neither the related Obligor nor the Dealer elects to purchase a Series 1996-1 Leased Vehicle upon termination of the related Lease, the Dealer will inspect the Series 1996-1 Leased Vehicle and assess any charges in respect of Excess Wear and Tear and Excess Mileage, and the Administrative Agent will sell such Series 1996-1 Leased Vehicle at auction, or otherwise in accordance with Accepted Servicing Practices. The Sale Proceeds received by the Issuer with respect to a Series 1996-1 Leased Vehicle sold at auction will be limited to the Transferor Purchase Option Price. With respect to each Series 1996-1 Leased Vehicle for which the Transferor exercises its Transferor Leased Vehicle Purchase Option, the Transferor will deposit the related Transferor Purchase Option Net Proceeds into the Cash Collateral Account until the aggregate cumulative amount deposited in respect of such Transferor Purchase Option Net Proceeds for all such Series 1996-1 Leased Vehicles equals $94,835,486.42, which is equal to 10% of the Initial Pool Balance. Thereafter, the Transferor will retain any Transferor Purchase Option Net Proceeds. To the extent that Transferor Purchase Option Net Proceeds are deposited into the Cash Collateral Account, such amounts will secure the Transferor's obligation to make Program Operating Lease Payments to the Issuer. See "Series 1996-1 Certificates -- Lease of the Series 1996-1 Certificates to the Transferor" and "Risk Factors -- Residual Value Risk." (Administrative Agency Agreement, Sections 5.1, 5.2 and 5.3; Series 1996-1 Supplement, Section 5.3).


     If the Dealer determines that a Series 1996-1 Leased Vehicle requires repairs in respect of Excess Wear and Tear and Excess Mileage, either the Obligor will pay the estimated costs of such repairs or the Administrative Agent will grant the Obligor a one-month Term Extension to permit the Obligor to effect such repairs at its own expense. The Administrative Agent will purchase the beneficial interest in the Series 1996-1 Leased Vehicle for the Administrative Purchase Amount if it grants a Term Extension. See "-- Administrative Purchases." The Administrative Agent will apply any security deposit or reconditioning reserve to pay any amounts owed in respect of Uncollected Excess Wear and Tear or Excess Mileage which are not paid by the Obligor. (Administrative Agency Agreement, Section 5.1).

     Upon receipt of Sale Proceeds, the Administrative Agent will deliver the related certificate of title to the Obligor, Dealer or other purchaser, as the case may be. The Administrative Agent will deposit the Sale Proceeds from the sale of Series 1996-1 Leased Vehicles (but not an amount in excess of the Transferor Purchase Option Price) in the Collection Account on the next following Distribution Date (or on the business day preceding such Distribution Date, if such Distribution Date is a Payment Date) and will deposit any Transferor Purchase Option Net Proceeds in the Cash Collateral Account (but only to the extent the aggregate cumulative amount deposited in respect of such Transferor Purchase Option Net Proceeds is less than $94,835,486.42) on the business day preceding the next following Payment Date, or in either case on the date it receives such proceeds if any Monthly Remittance Condition has not been satisfied. (Administrative Agency Agreement, Sections 5.2 and 5.3). See "Series 1996-1 Certificates -- Lease of the Series 1996-1 Certificates to the Transferor."


ADVANCES OF SALE PROCEEDS

     If the Scheduled Lease End Date with respect to a Series 1996-1 Lease occurs and the related Series 1996-1 Leased Vehicle is not sold by the last business day of the Accrual Period in which the related Scheduled Lease End Date occurred, the Administrative Agent will, on the business day preceding the related Payment Date, make an advance (a "Sale Proceeds Advance") equal to the Residual Value of such Series 1996-1 Leased Vehicle, but only if the Administrative Agent determines, in its sole discretion, that such Sale Proceeds Advance will be recoverable from the Sale Proceeds of the related Series 1996-1 Leased Vehicle. To the extent such Sale Proceeds are insufficient to reimburse the Sale Proceeds Advance, such Sale Proceeds Advance will be reimbursed first from the Sale Proceeds of other Series 1996-1 Leased Vehicles and then, if required after the Senior Notes, Subordinated Notes and Lease Trust Certificates have been paid in full, from a draw on the Cash Collateral Account. (Administrative Agency Agreement, Section 5.4; Series 1996-1 Supplement, Section 5.4).

VOLUNTARY EARLY TERMINATIONS, LIQUIDATED LEASES AND RECOVERIES

     Upon termination of a Series 1996-1 Lease prior to its Scheduled Lease End Date and receipt by the Administrative Agent of the related Voluntary Early Termination Proceeds or Liquidation Proceeds, as the case may be, the Administrative Agent will deliver the related certificate of title to the purchaser, if any, of the related Series 1996-1 Leased Vehicle. From and after such date the Series 1996-1 Certificates will represent a beneficial interest in the Voluntary Early Termination Proceeds or Liquidation Proceeds and Recoveries received with respect to such Series 1996-1 Asset and will no longer represent an interest in such Series 1996-1 Lease or Series 1996-1 Leased Vehicle. (Administrative Agency Agreement, Section 5.5).

REMITTANCE OF PAYMENTS; ALLOCATION OF FUNDS


     The Administrative Agent will apply Total Monthly Payments received during each Collection Period from each Obligor in the following order of priority to pay (i) current and overdue Monthly Payments and Use and Lease Tax Amounts, in the chronological order in which such payments were due; and (ii) current and overdue Vehicle Insurance and Maintenance Amounts due to the related Dealer. The Administrative Agent will retain amounts credited to overdue Monthly Payments to the extent of any unreimbursed Monthly Payment Advances with respect to the related Series 1996-1 Lease. (Administrative Agency Agreement, Section 6.1; Series 1996-1 Supplement, Section 5.2).


     If on any Distribution Date any portion of a Monthly Payment due on a Series 1996-1 Lease during the related Collection Period has not been received from the Obligor, the Administrative Agent will apply an amount equal to the lesser of (i) the amount of Payaheads credited to such Obligor and (ii) the portion of such Monthly Payment not received to pay the Monthly Payment with respect to such Series 1996-1 Lease, and reduce the amount credited to such Obligor by the amount so applied. Payaheads received from an Obligor in any Collection Period will be credited to such Obligor. (Administrative Agency Agreement, Section 6.1).

     The Administrative Agent will apply Sale Proceeds (up to the Transferor Purchase Option Price, if applicable), Voluntary Early Termination Proceeds and Recoveries which are not from Liquidated Leases received during a Collection Period in the following order of priority: (i) to pay any sales, use and lease taxes; (ii) to reduce the Adjusted Balance Subject to Lease Charges of the related Series 1996-1 Lease until such Adjusted Balance Subject to Lease Charges has been reduced to zero; (iii) to pay Uncollected Excess Wear and Tear and Excess Mileage charges, if any; and (iv) as a Total Monthly Payment until an amount equal to the Total Monthly Payment due in such Collection Period has been credited as set forth in the first paragraph of this section. (Administrative Agency Agreement, Section 6.1).

     The Administrative Agent will apply Liquidation Proceeds and Recoveries from Liquidated Leases received during a Collection Period in the following order of priority: (i) to pay any sales, use and lease taxes; (ii) to reduce the Adjusted Balance Subject to Lease Charges until such Adjusted Balance Subject to Lease Charges has been reduced to zero and (iii) as a Total Monthly Payment until an amount equal to the Total Monthly Payment due in such Collection Period has been credited as set forth in the first paragraph of this section. (Administrative Agency Agreement, Section 6.1).

     The Administrative Agent will pay any Use and Lease Tax Amounts and any other sales, use and lease taxes and any Vehicle Insurance and Maintenance Amounts due in connection with a payment received from an Obligor to the appropriate tax authorities and originating Dealers, respectively, and such amounts will not be available to pay interest on and principal of the Senior Notes, the Subordinated Notes or the Lease Trust Certificates. (Administrative Agency Agreement, Section 6.1).

MONTHLY PAYMENT ADVANCES


     If one or more Monthly Payments due (or any portion thereof) with respect to a Series 1996-1 Lease during any Accrual Period has not been deposited to the Collection Account as of the last day of such Accrual Period, the Administrative Agent will make an advance (a "Monthly Payment Advance") in an amount equal to the sum of the Monthly Payments due with respect to such Series 1996-1 Lease during such Accrual Period minus amounts received from the related Obligor, but only if the Administrative Agent determines, in its sole discretion, that such Monthly Payment Advance will be recoverable from subsequent Monthly Payments on such Series 1996-1 Lease. To the extent subsequent Monthly Payments with respect to such Series 1996-1 Lease are insufficient to reimburse the Monthly Payment Advance, such Monthly Payment Advance will be reimbursed first from Collections (other than Sale Proceeds) with respect to other Series 1996-1 Leases and then, if required after the Senior Notes, the Subordinated Notes and the Lease Trust Certificates have been paid in full, from a draw on the Cash Collateral Account. (Administrative Agency Agreement, Section 6.3; Series 1996-1 Supplement, Section 5.4).


STATEMENTS TO HOLDERS

     On each Distribution Date, the FCTT Trustee will deliver to the Lease Trustee a statement relying on the information included in the certificate of the Administrative Agent described in "-- Reporting" for the related Collection Period, setting forth for such Collection Period the following information with respect to the Series 1996-1 Assets: (i) the aggregate Monthly Payments received by the Administrative Agent with respect to the Series 1996-1 Assets; (ii) the Pool Balance as of the beginning and end of such Collection Period and the portion of such Pool Balance constituting the aggregate Residual Values of the Series 1996-1 Leased Vehicles; (iii) the amount of the Administrative Agent Fee payable to the Administrative Agent; (iv) the Series 1996-1 Credit Loss; (v) the aggregate Administrative Purchase Amounts paid; (vi) the aggregate Monthly Scheduled Termination Sale Proceeds, Voluntary Early Termination Proceeds, Liquidation Proceeds and Recoveries received by the Administrative Agent (separately stated); (vii) the aggregate amount of Payaheads credited to Obligors and the aggregate amount of Payaheads either held by the Administrative Agent or on deposit in the Payahead Account as of the beginning and end of the related Collection Period; (viii) the outstanding Sale Proceeds Advances as of the beginning and end of the related Collection Period and the aggregate Residual Values of those Series 1996-1 Leased Vehicles with respect to which the related Series 1996-1 Leases have expired but have not been sold as of the beginning and end of the related Collection Period; and (ix) the outstanding Monthly Payment Advances as of the beginning and end of the related

Collection Period and the outstanding amount of Monthly Payments which were due but not collected from the related Obligors as of the beginning and end of the related Collection Period. In addition to the foregoing, on each Payment Date the FCTT Trustee will include in such statement: (i) the Series 1996-1 Credit Loss with respect to each of the three preceding Collection Periods; and (ii) the Series 1996-1 Residual Loss with respect to each of the three preceding Collection Periods. (Administrative Agency Agreement, Section 6.4; Series 1996-1 Supplement, Section 6.1).

NO RESIGNATION

     The Administrative Agent may not resign from its obligations and duties under the Administrative Agency Agreement unless, as evidenced by an Opinion of Counsel, the performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the FCTT Trustee or a successor Administrative Agent has assumed the responsibilities and obligations of the Administrative Agent. (Administrative Agency Agreement, Section 7.2).

ADMINISTRATIVE AGENT EVENTS OF DEFAULT

     Each of the following will constitute an event of default under the Administrative Agency Agreement (each, an "Administrative Agent Event of Default"): (i) failure by the Administrative Agent to make any distribution required by the Administrative Agency Agreement or the Series 1996-1 Supplement for three business days after written notice of such failure to the Administrative Agent or after discovery of such failure by the Administrative Agent; (ii) any failure by the Administrative Agent to observe or to perform in any material respect any of its covenants or agreements in the Administrative Agency Agreement or the Series 1996-1 Supplement, which failure materially adversely affects the holders of the EBCs, the Issuer, as holder of the Series 1996-1 Certificates, or any other holder of an SBC, and continues for a period of 30 days after written notice of such failure to the Administrative Agent or after discovery of such failure by the Administrative Agent; (iii) any representation, warranty, report or certification of the Administrative Agent in, or pursuant to, the Administrative Agency Agreement or the Series 1996-1 Supplement was incorrect when made, which has a material adverse effect on any holder of an EBC, the Issuer, or any other holder of an SBC, and continues for a period of 30 days after written notice thereof to the Administrative Agent or after discovery of such failure by the Administrative Agent; or (iv) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Administrative Agent; provided, however, that the occurrence of an event set forth in clauses (i), (ii), and (iii) with respect to Series 1996-1 will be an Administrative Agent Event of Default only with respect to Series 1996-1 and will not be an Administrative Agent Event of Default with respect to any other Series or the EBCs. (Administrative Agency Agreement, Section 7.1).

     Upon the occurrence of any Administrative Agent Event of Default the sole remedy available to the holders of the EBCs and the SBCs will be to remove the Administrative Agent and appoint a successor Administrative Agent. See "-- Removal of the Administrative Agent."

REMOVAL OF THE ADMINISTRATIVE AGENT

     The Transferor, with the consent of the Indenture Trustee, acting at the direction of 100% of the Senior Noteholders, and the Lease Trustee, acting at the direction of 66 2/3% of the Lease Trust Certificateholders, may at any time, for any reason, with respect to the Series 1996-1 Assets only, remove the Administrative Agent and appoint a substitute Administrative Agent. Upon appointment, the substitute Administrative Agent will assume the rights and obligations of the Administrative Agent under the Administrative Agency Agreement with respect to administering and servicing the Series 1996-1 Assets. Until the appointment of such substitute Administrative Agent, the predecessor Administrative Agent will continue to perform its duties and obligations with respect to administering and servicing the Series 1996-1 Assets. No substitute Administrative Agent will have any responsibilities with respect to the purchase of additional Leases and Leased Vehicles by FCTT. (Administrative Agency Agreement, Section 7.1; Indenture, Section 6.13).

     Upon the occurrence of an Administrative Agent Event of Default, the FCTT Trustee may, to the extent such Administrative Agent Event of Default relates
(i) to all FCTT Assets, upon direction of the holders of the Series 1996-1 Certificates (which holder for this purpose will be the Indenture Trustee acting at the direction of a majority by aggregate principal balance of the Senior Noteholders so long as any of the Senior Notes are outstanding), all holders of any other SBCs and the holders of the EBCs (excluding Ford Credit and Ford Credit Leasing or any other affiliate of the Administrative Agent), terminate all of the rights and obligations of the Administrative Agent under the Administrative Agency Agreement with respect to all FCTT Assets, or (ii) only to the Series 1996-1 Assets, upon direction of the holders of the Series 1996-1 Certificates (which holder for this purpose will be the Indenture Trustee acting at the direction of a majority by aggregate principal balance of the Senior Noteholders, so long as any of the Senior Notes are outstanding), terminate all of the rights and obligations of the Administrative Agent under the Administrative Agency Agreement and the Series 1996-1 Supplement, with respect to the Series 1996-1 Assets. In each case, the FCTT Trustee will effect such termination by delivering notice thereof to the Administrative Agent (with a copy to each Rating Agency then rating the Senior Notes, the Lease Trust Certificates and any other securities based on any SBCs affected by such Administrative Agent Event of Default). (Administrative Agency Agreement,
Section 7.1).


APPOINTMENT OF A SUCCESSOR

     Upon termination or resignation of the Administrative Agent, the predecessor Administrative Agent will continue to perform its functions as Administrative Agent, in the case of termination of the Administrative Agent, until the earlier of the date specified in the termination notice or, if no such date is specified therein, the date of the Administrative Agent's receipt of such notice and, in the case of resignation of the Administrative Agent, until the later of (i) 45 days after the delivery to the FCTT Trustee of the written resignation notice and (ii) the date upon which the predecessor Administrative Agent becomes unable to act as Administrative Agent, as specified in the resignation notice and accompanying Opinion of Counsel. (Administrative Agency Agreement, Section 7.3).


     In the event of the Administrative Agent's termination with respect to all FCTT Assets as a result of an Administrative Agent Event of Default or resignation, the FCTT Trustee, acting at the direction of the holders of the EBCs and the outstanding SBCs will appoint a successor Administrative Agent. In the event of a termination of the Administrative Agent with respect to the Series 1996-1 Assets only, the FCTT Trustee, acting at the direction of the holders of the Series 1996-1 Certificates (which holder for this purpose will be the Indenture Trustee so long as any of the Senior Notes are outstanding) will appoint a successor Administrative Agent. In each such case, the FCTT Trustee will have the right to approve the successor Administrative Agent, such approval not to be unreasonably withheld. If a successor Administrative Agent is not appointed by the effective date of the predecessor Administrative Agent's resignation or termination, then the FCTT Trustee will act as successor Administrative Agent. If the FCTT Trustee is legally unable to act as Administrative Agent, then the FCTT Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business includes the servicing of retail automotive leases and selling vehicles at the termination of leases, as the successor Administrative Agent. (Administrative Agency Agreement, Section 7.3).


     Upon appointment, the successor Administrative Agent will assume all of the rights and obligations of the Administrative Agent under the Administrative Agency Agreement; provided, however, that no successor Administrative Agent will have any responsibilities with respect to the purchase of additional Leases and Leased Vehicles by FCTT or with respect to making Monthly Payment Advances or Sale Proceeds Advances. (Administrative Agency Agreement, Section 7.3).

     Any compensation payable to a successor Administrative Agent may not be in excess of that permitted the predecessor Administrative Agent unless the holders of the EBCs bear such excess costs exclusively. (Administrative Agency Agreement, Section 7.3).

     Any predecessor Administrative Agent will be entitled to reimbursement for any outstanding Sale Proceeds Advances and Monthly Payment Advances to the extent funds are available therefor. (Administrative Agency Agreement, Section 7.4).

CUSTODY OF LEASE FILES

     The Administrative Agent will be the custodian of the Lease Files (including certificates of title) for FCTT, including with respect to the Series 1996-1 Assets. The Administrative Agent will be required to maintain accurate and complete accounts, records, and computer systems pertaining to each Lease File and to conduct, or cause to be conducted, periodic audits of the Lease Files and of the related accounts, records, and computer systems.

     The Administrative Agent will maintain each Lease File at (i) one of the offices specified in the Administrative Agency Agreement, (ii) at such other office (which may be a third party contracted by the Administrative Agent to hold Lease Files) as the Administrative Agent specifies to the FCTT Trustee by written notice not later than 90 days after any change in location or (iii) at one of the offices included in a list delivered to the FCTT Trustee not less frequently than every 90 days. The Administrative Agent will make available to the FCTT Trustee, the Lease Trustee, and the Indenture Trustee a list of locations of the Lease Files, the Lease Files, and the related accounts, records, and computer systems maintained by the Administrative Agent at such times as the FCTT Trustee, the Lease Trustee or the Indenture Trustee may instruct. As soon as practicable after any termination or resignation of the Administrative Agent, the Administrative Agent will deliver the Lease Files and the related accounts and records maintained by the Administrative Agent to the FCTT Trustee or any successor Administrative Agent.

     The Administrative Agent as custodian of the Lease Files will indemnify the FCTT Trustee, the Issuer, and the Indenture Trustee for any and all liabilities that result from any improper act or omission of the Administrative Agent with respect to the Lease Files pertaining to the Series 1996-1 Assets. The Administrative Agent will not be liable for claims resulting from the willful misfeasance, bad faith, or negligence of the FCTT Trustee with respect to the Lease Files. (Administrative Agency Agreement, Section 4.4).

REPORTING

     On or before the tenth day of each calendar month, the Administrative Agent will deliver to the FCTT Trustee a certificate containing information relating to the distribution, on the following Distribution Date (or on the business day preceding such Distribution Date, if such Distribution Date is a Payment Date), of Collections from the preceding Collection Period and the information the FCTT Trustee will provide to the Lease Trustee on such Distribution Date, as described in "-- Statements to Holders." (Administrative Agency Agreement,
Section 4.9).

     On or before April 30th of each year, the Administrative Agent will deliver to the FCTT Trustee an officer's certificate, dated as of December 31 of the preceding calendar year, stating that (i) a review of the activities of the Administrative Agent during the preceding 12-month period and of its performance under the Administrative Agency Agreement and the Series 1996-1 Supplement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Administrative Agent has fulfilled all of its obligations under the Administrative Agency Agreement and the Series 1996-1 Supplement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. (Administrative Agency Agreement, Section 4.10).

     The Administrative Agent will be required to deliver to the FCTT Trustee, within five business days of having obtained knowledge thereof, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become an Administrative Agent Event of Default. (Administrative Agency Agreement, Section 4.10).


     On or before April 30 of each year, a firm of independent certified public accountants, who may also render other services to the Administrative Agent or to Ford or any affiliate of either of them, will deliver a report to the Administrative Agent, the FCTT Trustee, the Lease Trustee and the Indenture Trustee (with a copy to each Rating Agency then rating the Senior Notes and the Lease Trust Certificates), stating that such firm has audited the financial statements of the Administrative Agent for the prior calendar year and that such audit (i) was made in accordance with generally accepted auditing standards, (ii) included procedures relating to retail automotive leases serviced for others in accordance with applicable industry standards, and (iii) except as described in such report, disclosed no exceptions or errors in the records relating to the Series 1996-1 Leases serviced that, in the firm's opinion, should be included in such report. (Administrative Agency Agreement, Section 4.11).

                         ADDITIONAL DOCUMENT PROVISIONS

THE LEASE TRUST AGREEMENT

     Authority and Duties of the Lease Trustee. The Lease Trustee will administer the Issuer in the interest of the Lease Trust Certificateholders, subject to the lien of the Indenture and to the obligations of the Issuer under the Subordinated Notes, in accordance with the Lease Trust Agreement and the other Basic Documents. (Lease Trust Agreement, Section 6.2).

     The Transferor, in its capacity as holder of the Lease Trust Certificates initially acquired by it, may, by written instruction, direct the Lease Trustee in the administration of the Issuer; provided, that such instruction shall not, as evidenced by an Opinion of Counsel, materially adversely affect the Senior Noteholders, Subordinated Noteholders or Lease Trust Certificateholders. However, the Lease Trustee will not be required to follow any such instruction if it reasonably determines or is advised by counsel that so doing (i) is likely to result in liability to the Lease Trustee, (ii) is contrary to the terms of the Lease Trust Agreement or any other Basic Document, or (iii) is unlawful. (Lease Trust Agreement, Section 6.3).

     The Lease Trustee will not be required to perform any of the obligations of the Issuer under the Lease Trust Agreement or the other Basic Documents that are required to be performed by (i) the Administrative Agent under the Administrative Agency Agreement or the Series 1996-1 Supplement, (ii) the Transferor under the Transfer Agreement or the Program Operating Lease or (iii) the Indenture Trustee under the Indenture. (Lease Trust Agreement, Section 7.1).


     Restrictions on Actions by Lease Trustee. The Lease Trustee may not (i) initiate or settle any claim or lawsuit involving the Issuer (unless brought by the Administrative Agent to collect amounts owed under a Series 1996-1 Lease),
(ii) amend the Indenture where Senior Noteholder consent is required, (iii) amend the Indenture where Senior Noteholder consent is not required if such amendment materially adversely affects the Lease Trust Certificateholders or
(iv) amend any Basic Document other than the Indenture if such amendment materially adversely affects the Lease Trust Certificateholders, unless (a) the Lease Trustee provides 30 days' written notice thereof to the Lease Trust Certificateholders and the Rating Agencies and (b) Lease Trust Certificateholders holding at least 25% of the aggregate principal balance of the Lease Trust Certificates do not object in writing to any such proposed amendment within 30 days of such notice. (Lease Trust Agreement, Section 4.1).


     Actions by Lease Trust Certificateholders with Respect to Certain
Matters. The Lease Trustee may not, except upon the occurrence of an Administrative Agent Event of Default subsequent to the payment in full of the Senior Notes and in accordance with the written directions of Lease Trust Certificateholders holding 100% of the aggregate principal balance of the Lease Trust Certificates, remove the Administrative Agent with respect to the Series 1996-1 Assets or appoint a successor Administrative Agent with respect thereto; provided, however, that the Lease Trustee will not be required to follow any directions of the Lease Trust Certificateholders if so doing would be contrary to any obligation of the Lease Trustee or the Issuer. The Lease Trustee may not sell the Series 1996-1 Certificates except in the event of the bankruptcy and dissolution of the Issuer or Ford Credit Leasing or upon an event of default under the Program Operating Lease. Upon a sale of the Series 1996-1 Certificates following such a bankruptcy or dissolution, the Series 1996-1 Assets will be distributed to the purchaser and will no longer constitute FCTT Assets, and the Series 1996-1 Vehicles will be retitled as directed by the purchaser. (Lease Trust Agreement, Sections 4.2 and 4.4).

     The right of the Transferor or Lease Trust Certificateholders to take any action affecting the Lease Trust Estate will be subject to the rights of the Indenture Trustee under the Indenture.

     Resignation and Removal of the Lease Trustee. The Lease Trustee may resign at any time upon written notice to the Administrative Agent, the Transferor and the Lease Trust Certificateholders, whereupon the Transferor will be obligated to appoint a successor Lease Trustee. The Transferor or the Lease Trust Certificateholders holding not less than a majority of the aggregate principal balance of the Lease Trust Certificates may remove the Lease Trustee if the Lease Trustee ceases to be eligible, becomes insolvent or becomes legally unable to act. Upon removal of the Lease Trustee, the Transferor or the Lease Trust Certificateholders holding not less than a majority of the aggregate principal balance of the Lease Trust Certificates will appoint a successor Lease Trustee. The Transferor will be required to deliver written notice to the Rating Agencies of any resignation or removal of the Lease Trustee. (Lease Trust Agreement, Section 10.2).

     The Lease Trustee, and any successor thereto, must at all times (i) be able to exercise corporate trust powers, (ii) be subject to supervision or examination by federal or state authorities, (iii) have a combined capital and surplus of $50,000,000 and (iv) have a long-term debt rating of investment grade by each of the Rating Agencies or be otherwise acceptable to the Rating Agencies. (Lease Trust Agreement, Section 10.1). Any co-trustee or separate trustee appointed for the purpose of meeting applicable state requirements will not be required to meet these eligibility requirements. (Lease Trust Agreement, Section 10.5).

     Termination. The Lease Trust Agreement will terminate (i) upon the final distribution of all funds or other property or proceeds of the Lease Trust Estate in accordance with the terms of the Indenture and the final distribution on the Subordinated Notes and the Lease Trust Certificates pursuant to the Lease Trust Agreement, (ii) upon the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Transferor or Ford Credit Leasing, or (iii) upon the exercise by the Administrative Agent of its option to purchase the Series 1996-1 Certificates on any Payment Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance. Upon termination of the Lease Trust Agreement pursuant to clause (ii), the Lease Trustee will direct the Indenture Trustee to sell the assets of the Lease Trust Estate, other than amounts on deposit in the Payment Account, in a commercially reasonable manner and on commercially reasonable terms. (Lease Trust Agreement, Sections 9.1 and 9.2). The Indenture Trustee will apply the proceeds of such sale to pay amounts owed to the Indenture Trustee and interest on and principal of the Senior Notes, Subordinated Notes and Lease Trust Certificates in accordance with the terms of the Indenture. See "Description of the Senior Notes -- Indenture -- Remedies."

     Liabilities and Indemnification. The Transferor as holder of the Lease Trust Certificates and a portion of the Subordinated Notes initially acquired by it and Ford Credit Leasing as an assignee of an interest therein will each be directly liable for any claims against the Issuer (not including payment of principal and interest on the Senior Notes, Subordinated Notes and Lease Trust Certificates), as if the Issuer were a partnership and the Transferor and Ford Credit Leasing were general partners thereof. (Lease Trust Agreement, Section 2.7). The Transferor and Ford Credit Leasing, in such capacities, will indemnify the Lease Trustee for any expenses incurred by the Lease Trustee in the performance of its duties under the Lease Trust Agreement. The Transferor and Ford Credit Leasing will not be entitled to make any claim upon the Lease Trust Estate for the payment of any such liabilities or indemnified expenses. (Lease Trust Agreement, Section 8.2). The Transferor and Ford Credit Leasing will not indemnify the Lease Trustee for expenses resulting from the willful misconduct, bad faith or negligence of the Lease Trustee, or for the inaccuracy of any representation or warranty of the Lease Trustee in the Lease Trust Agreement. The Lease Trustee will not be liable for (i) any error of judgment made by an officer of the Lease Trustee, (ii) any action taken or omitted to be taken in accordance with the instructions of any Lease Trust Certificateholder or Subordinated Noteholder, the Indenture Trustee, the Transferor or the Administrative Agent, (iii) the interest on or principal of the Senior Notes, the Subordinated Notes or the Lease Trust Certificates and (iv) the default or misconduct of the Administrative Agent, the Transferor or the Indenture Trustee. (Lease Trust Agreement, Section 7.1).

     Subordinated Notes. The Subordinated Notes will be issued pursuant to the Lease Trust Agreement and initially will be retained by the Transferor. The Subordinated Notes are unsecured and are subordinated in right of payment to the Senior Notes to the extent described herein. See "Description of the Senior Notes -- The Indenture Cash Flows." If a default occurs with respect to the Issuer's obligations under the Subordinated Notes while the Senior Notes are outstanding, the Subordinated Noteholders are not permitted to declare the principal balance of the Subordinated Notes to be immediately due and payable.

     Lease Trust Certificates Owned by Issuer, Transferor, Administrative Agent or their Affiliates. Any Lease Trust Certificates owned by the Issuer, the Transferor, the Administrative Agent or any of their affiliates will be entitled to benefits under the Lease Trust Agreement equal and proportionate to the Lease Trust Certificates owned by others, except that such Lease Trust Certificates owned by the Issuer, the Transferor, the Administrative Agent or any of their affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Lease Trust Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Lease Trust Agreement and the other Basic Documents (other than the commencement by the Issuer of a voluntary proceeding in bankruptcy as described under "-- Bankruptcy Provisions -- Issuer").

REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Administrative Agent, in the Series 1996-1 Supplement, and each of Ford Credit and Ford Credit Leasing, in the Asset Contribution Agreement, will represent and warrant that each Series 1996-1 Lease and Series 1996-1 Leased Vehicle meet the Specific Eligibility Criteria set forth in "The Leases and the Leased Vehicles -- Eligibility Criteria" and certain other eligibility criteria (the "General Eligibility Criteria") including, among other things, that (i) each Series 1996-1 Leased Vehicle was titled in the name of "Ford Credit Titling Trust," "Ford Credit Titling Trust, Comerica Bank [or applicable co-trustee or separate trustee], Trustee" or such substantially similar words acceptable to the relevant governmental authority; (ii) the Residual Value of each Series 1996-1 Leased Vehicle does not exceed an amount established by the Administrative Agent consistent with its policies and practices regarding the setting of residual values as applied with respect to closed-end retail automobile and light truck leases; (iii) all of the originating Dealer's right, title and interest in such Series 1996-1 Lease and the related Series 1996-1 Leased Vehicle was validly assigned by such Dealer to FCTT; (iv) each Series 1996-1 Lease was originated by a Dealer in the ordinary course of its business and in compliance with the Administrative Agent's normal credit and collection policies and practices and contains customary and enforceable provisions; (v) at its inception, and at the Series 1996-1 Cut-Off Date, each Series 1996-1 Lease complied in all material respects with all requirements of applicable federal, state, and local laws and regulations; (vi) each Series 1996-1 Lease represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity; (vii) none of the Series 1996-1 Leases is an obligation of the United States of America or any state or of any agency, department, or instrumentality of the United States of America or any state;
(viii) as of the date of the Series Specification Notice with respect to Series 1996-1, no Series 1996-1 Lease had been satisfied, subordinated, rescinded, cancelled or terminated; (ix) no provision (other than the assessment of a security deposit or reconditioning reserve) of a Series 1996-1 Lease has been waived; (x) no right of rescission, setoff, counterclaim, or defense has been asserted or threatened with respect to any Series 1996-1 Lease; (xi) each Obligor, to the best knowledge of the Administrative Agent, has obtained or agreed to obtain physical damage insurance and liability insurance covering the Series 1996-1 Leased Vehicle as required under the related Series 1996-1 Lease;
(xii) no Series 1996-1 Asset has been sold, transferred, assigned, or pledged by any Dealer to any person or entity other than FCTT; (xiii) the FCTT Trustee, for the benefit of the Issuer, has good and marketable title to each Series 1996-1 Lease and each Series 1996-1 Leased Vehicle, free and clear of all liens, encumbrances, security interests, and rights of others, including liens or claims for work, labor or material relating to such Series 1996-1 Leased Vehicle; (xiv) no Series 1996-1 Leased Vehicle or Series 1996-1 Lease is subject to the laws of, and no Series 1996-1 Lease was originated in, any jurisdiction under which the sale, transfer, and assignment of such Series 1996-1 Lease and Series 1996-1 Leased Vehicle to FCTT or of a beneficial interest in such Series 1996-1 Lease or Series 1996-1 Leased Vehicle pursuant to transfers of Series 1996-1 Certificates is unlawful, void, or voidable; (xv) no Dealer has entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the related

Series 1996-1 Lease; (xvi) all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the FCTT Trustee, on behalf of FCTT, a first perfected ownership interest in each Series 1996-1 Lease have been made; (xvii) each Series 1996-1 Lease constitutes "chattel paper" as defined in the UCC; (xviii) there is only one original of each Series 1996-1 Lease, which is held by the Administrative Agent on behalf of FCTT; and (xix) each Series 1996-1 Lease is a "true lease" for federal income tax purposes. (Series 1996-1 Supplement, Section 3.1; Asset Contribution Agreement, Section 3.2). See "Description of the Administrative Agency Agreement -- Administrative Purchases" for circumstances in which a breach of the foregoing representations will cause a purchase of the beneficial interest in a Series 1996-1 Lease and Series 1996-1 Leased Vehicle.


AMENDMENT PROVISIONS

     General. So long as any of the Senior Notes are outstanding, the Issuer's rights in the Series 1996-1 Certificates will be subject to the lien of the Indenture, and after the Senior Notes have been paid in full will be subject to the Program Operating Lease. The Indenture Trustee will be the holder of the Series 1996-1 Certificates for purposes of determining whether any proposed amendment to the FCTT Agreement, the Administrative Agency Agreement, the Series 1996-1 Supplement and the RCL Trust Agreement will materially adversely affect the interests of the holder of the Series 1996-1 Certificates.

     The FCTT Agreement, the RCL Trust Agreement and the Administrative Agency Agreement (including the Series 1996-1 Supplement) each may be amended without the consent of the holder of the Series 1996-1 Certificates; provided, however,
(x) that such amendment may not, as evidenced by an Opinion of Counsel, materially adversely affect the interests of the holder of the Series 1996-1 Certificates, (y) as confirmed by each Rating Agency, such amendment may not cause the then current rating assigned to either Class of Senior Notes or the Lease Trust Certificates to be withdrawn or reduced and (z) an Opinion of Counsel as to certain tax matters is delivered. Notwithstanding the foregoing, the FCTT Agreement, the RCL Trust Agreement and the Administrative Agency Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of FCTT, the Issuer or the Transferor will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.


     The Program Operating Lease and Asset Contribution Agreement each may be amended without the consent of the Senior Noteholders or Lease Trust Certificateholders; provided, however, (x) that such amendment may not, as evidenced by an Opinion of Counsel, materially adversely affect the interests of the Senior Noteholders or Lease Trust Certificateholders (unless 100% of the Senior Noteholders and Lease Trust Certificateholders materially adversely affected consent thereto), (y) as confirmed by each Rating Agency, that such amendment may not cause the then current rating assigned to either Class of Senior Notes or the Lease Trust Certificates to be withdrawn or reduced and (z) an Opinion of Counsel as to certain tax matters is delivered. Notwithstanding the foregoing, the Program Operating Lease and the Asset Contribution Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of FCTT, the Issuer or the Transferor will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.


     Amendment of the Lease Trust Agreement and Lease Trust Paying Agent Agreement. The Lease Trust Agreement and Lease Trust Paying Agent Agreement each may be amended by the Transferor and the Lease Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Senior Noteholders, the Subordinated Noteholders or the Lease Trust Certificateholders, to cure any ambiguity or defect therein, to correct or supplement any provisions therein, to add any provisions thereto or change in any manner or eliminate any of the provisions therein or to modify in any manner the rights of the Senior Noteholders, the Subordinated Noteholders or the Lease Trust Certificateholders; provided, however, that (x) no such amendment may, as evidenced by an Opinion of Counsel, materially adversely affect the interests of the Indenture Trustee, any Senior Noteholder or Lease Trust Certificateholder (unless 100% of the Senior Noteholders and Lease Trust Certificateholders materially adversely affected consent thereto), (y) as confirmed by each Rating Agency, cause the then current rating of either Class of Senior Notes or the Lease Trust Certificates to be withdrawn or reduced and (z) an Opinion of Counsel as to certain tax matters is delivered. (Lease Trust Agreement, Section 12.1). Notwithstanding the foregoing, the Lease Trust Agreement may be amended at any time by the Transferor, in its capacity as holder of the Lease Trust Certificates initially acquired by it, and the Lease Trustee to the extent reasonably necessary to assure that none of FCTT, the Issuer or the Transferor will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

     The Lease Trust Agreement and Lease Trust Paying Agent Agreement each may be amended by the Transferor and the Lease Trustee, with prior written notice to each Rating Agency, with the consent of the Senior Noteholders holding not less than a majority of the aggregate principal balance of each Class of Senior Notes and, to the extent affected thereby, the consent of Lease Trust Certificateholders holding not less than a majority of the aggregate principal balance of the Lease Trust Certificates, to add any provisions thereto or change in any manner or eliminate any of the provisions therein or modify in any manner the rights of the Senior Noteholders, the Subordinated Noteholders or the Lease Trust Certificateholders; provided, that (x) no such amendment may increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Senior Noteholders or the Lease Trust Certificateholders or reduce the percentage of the aggregate principal balance of each Class of Senior Notes or the Lease Trust Certificates required to consent to any such amendment, without the consent of the holders of 100% of all outstanding Senior Notes or Lease Trust Certificates, as the case may be, and (y) an Opinion of Counsel as to certain tax matters is delivered. (Lease Trust Agreement, Section 12.1).

BANKRUPTCY PROVISIONS

     Ford Credit Leasing. The FCTT Trustee, the Lease Trustee, the Transferor, the Indenture Trustee, the RCL Trustee, Ford Credit, the Administrative Agent, and each holder of an SBC, and each Lease Trust Certificateholder (other than Ford Credit Leasing) by accepting a Lease Trust Certificate, each Senior Noteholder by accepting a Senior Note and each Subordinated Noteholder by accepting a Subordinated Note, will covenant that for a period of one year and one day after payment in full of all amounts due to each holder of an SBC, they will not institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding against Ford Credit Leasing without the consent of 100% of the holders of the SBCs (excluding Ford Credit Leasing, the Transferor or any of their affiliates). (RCL Trust Agreement, Section 10.8; Administrative Agency Agreement, Section 8.9; FCTT Agreement, Section 9.8; Lease Trust Agreement, Section 12.8).

     FCTT. The FCTT Trustee and the Administrative Agent each will not have the power to commence a voluntary bankruptcy proceeding with respect to FCTT unless each holder of an EBC (Ford Credit and Ford Credit Leasing) and each holder of an SBC (which with respect to Series 1996-1 for this purpose is the Indenture Trustee) approves such commencement and certifies to the FCTT Trustee or the Administrative Agent, as the case may be, that it reasonably believes that FCTT is insolvent. (FCTT Agreement, Section 9.8; Administrative Agency Agreement,
Section 8.9).

     The FCTT Trustee, the Lease Trustee, the Transferor, the Indenture Trustee, the RCL Trustee, Ford Credit, Ford Credit Leasing, the Administrative Agent, each holder of an EBC and each holder of an SBC, will covenant that for a period of one year and one day after payment in full of all distributions owing to each holder of an SBC, they will not institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding against FCTT without the consent of 100% of the holders of the SBCs (excluding Ford Credit Leasing, the Transferor or any of their affiliates). (RCL Trust Agreement, Section 10.8; Administrative Agency Agreement, Section 8.9; FCTT Agreement, Section 9.8; Lease Trust Agreement,
Section 12.8).

     The Transferor. The RCL Trustee will not commence a voluntary bankruptcy proceeding with respect to the Transferor unless it reasonably believes that the Transferor is insolvent and each beneficiary of the Transferor approves such commencement and certifies to the RCL Trustee that it reasonably believes that the Transferor is insolvent. (RCL Trust Agreement, Section 10.8).

     The Lease Trustee, the Transferor, the Indenture Trustee, each Lease Trust Certificateholder by accepting a Lease Trust Certificate, each Senior Noteholder by accepting a Senior Note and each

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

Subordinated Noteholder by accepting a Subordinated Note, will covenant not to institute or join in the institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding against the Transferor for a period of one year and a day after the Series 1996-1 Certificates have been paid in full; provided, however, that 100% of the Senior Noteholders (or, if no Senior Notes are then outstanding, 100% of the Subordinated Noteholders), or if no Senior Notes or Subordinated Notes are then outstanding, 100% of the Lease Trust Certificateholders (in each case, excluding Ford Credit Leasing, the Transferor or any of their affiliates) may at any time institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding against the Transferor. (Lease Trust Agreement, Section 12.8; Indenture, Section 11.16).

     The Issuer. The Lease Trustee will not commence a voluntary bankruptcy proceeding with respect to the Issuer unless each Lease Trust Certificateholder, each Senior Noteholder and each Subordinated Noteholder approves such commencement and certifies to the Lease Trustee that it reasonably believes that the Issuer is insolvent. (Lease Trust Agreement, Section 4.3).

     The Lease Trustee, the Transferor, the Indenture Trustee and each Lease Trust Certificateholder by accepting a Lease Trust Certificate, each Senior Noteholder by accepting a Senior Note and each Subordinated Noteholder by accepting a Subordinated Note, will covenant not to institute, or join in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, against the Issuer for a period of one year and a day after the Series 1996-1 Certificates have been paid in full; provided, however, that 100% of the Senior Noteholders (or, if no Senior Notes are then outstanding, 100% of the Subordinated Noteholders) may institute, or join in instituting any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding against the Issuer. (Lease Trust Agreement, Section 12.8; Indenture, Section 11.16).

FEES AND EXPENSES

     FCTT Trustee. On each Payment Date, the FCTT Trustee will be entitled to a fee for its services with respect to Series 1996-1 Assets, which will be paid by the Administrative Agent on behalf of the holders of the EBCs. The amount of such fee will equal a pro rata percentage of the total fees and expenses payable to the FCTT Trustee with respect to all FCTT Assets (excluding any extraordinary items relating only to specific Series or the EBCs), the amount of which will be agreed upon from time to time by the FCTT Trustee and the holders of the EBCs. (FCTT Agreement, Section 6.8; Series 1996-1 Supplement, Section 4.1).


     The Administrative Agent. On each Payment Date, as compensation for servicing the Series 1996-1 Assets and administering the distribution of funds in respect thereof, the Administrative Agent will be paid the Administrative Agent Fee (equal to the sum, for each of the three Collection Periods preceding such Payment Date, of the product of 1/12 of 1.00% and the Pool Balance as of the beginning of each such Collection Period) from the Available Funds distributed on such Payment Date. The Administrative Agent also will receive the Supplemental Administrative Agent Fee and certain other fees collected in connection with Series 1996-1 Assets. (Administrative Agency Agreement, Section 4.8; Series 1996-1 Supplement, Section 4.3).


     The Administrative Agent also will receive fees with respect to the servicing and administration of the Non-Specified Assets and other Series Specified Assets from payments and proceeds of such Non-Specified Assets and other Series Specified Assets.

     The Administrative Agent will pay all expenses incurred by it in the performance of its duties under the Administrative Agency Agreement, including fees and disbursements of independent accountants, taxes imposed on the Administrative Agent and expenses incurred in connection with distributions and reports to the FCTT Trustee, the Lease Trustee and the Indenture Trustee. The Administrative Agent will pay the fees and expenses of the Lease Trustee, the Indenture Trustee and the FCTT Trustee. The Administrative Agent will be required to pay all expenses relating to the sale or disposition of any Series 1996-1 Leased Vehicle after the termination of the related Series 1996-1 Lease. (Administrative Agency Agreement, Section 4.13).

     The RCL Trustee. The RCL Trustee will receive such fees as Ford Credit, Ford Credit Leasing and the RCL Trustee from time to time agree and will be reimbursed for all reasonable expenses. Such fees and reimbursements will be paid first from amounts available for distribution to the beneficiaries of the Transferor and second, to the extent such amounts are insufficient, directly by Ford Credit and Ford Credit Leasing. (RCL Trust Agreement, Section 6.9).

     The Lease Trustee. The Administrative Agent will pay the Lease Trustee such fees as have been agreed among the Transferor, the Administrative Agent and the Lease Trustee and will reimburse the Lease Trustee for all reasonable expenses. The Administrative Agent will not be entitled to be reimbursed from the Lease Trust Estate for the payment of such expenses. (Lease Trust Agreement, Section 8.1).

GOVERNING LAW

     The FCTT Agreement will be governed by the laws of the State of Michigan.

     The Administrative Agency Agreement, the Series 1996-1 Supplement, the Asset Contribution Agreement, the Transfer Agreement, the Program Operating Lease, the Lease Trust Paying Agent Agreement and the Indenture each will be governed by the laws of the State of New York.

     The RCL Trust Agreement and the Lease Trust Agreement each will be governed by the laws of the State of Delaware.

                          RATINGS OF THE SENIOR NOTES


     It is a condition of the issuance of the Senior Notes that they be rated in the highest investment rating category by at least one Rating Agency. The ratings of the Senior Notes could be downgraded in the event of any unfunded ERISA liability of the Ford affiliated group. See "Risk Factors -- ERISA Liabilities; Effect on Ratings."


     The rating assigned to either Class of Senior Notes is not a recommendation to purchase, hold or sell such Class of Senior Notes, inasmuch as such rating does not comment as to market price of suitability for a particular investor. There is no assurance that the rating with respect to either Class of Senior Notes will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by such Rating Agency if in its judgment circumstances in the future so warrant.

                         CERTAIN LEGAL ASPECTS OF FCTT
                       AND THE SERIES 1996-1 CERTIFICATES

SERIES 1996-1 CERTIFICATES


     The Series 1996-1 Certificates will be issued pursuant to the FCTT Agreement and will evidence a beneficial interest in FCTT and the Series 1996-1 Assets. The Series 1996-1 Certificates will not represent a direct interest in the Series 1996-1 Assets or any other assets of FCTT the beneficial interest in which is represented by the EBCs or any other Series which may be issued pursuant to the FCTT Agreement. Pursuant to the FCTT Agreement, the Lease Trustee with the consent of the Indenture Trustee and the Transferor (or, upon the occurrence of an Event of Default, with the consent of only the Indenture Trustee) or the Transferor, with the consent of the Indenture Trustee and the Lease Trustee, may at any time direct the FCTT Trustee to distribute the Series 1996-1 Assets to the Issuer. Any such distribution will be at the expense of the Transferor, and following any such distribution the Series 1996-1 Assets will remain subject to the lien of the Indenture and the rights of the Transferor under the Program Operating Lease. Except in certain limited circumstances as described in "Risk Factors -- Structural Considerations," proceeds from FCTT Assets other than the Series 1996-1 Assets will not be available to make payments with respect to the Series 1996-1 Certificates or to cover expenses and liabilities of FCTT allocable to the Series 1996-1 Assets. See "FCTT -- Exchangeable Beneficial Certificates and Specified Beneficial Certificates."

INSOLVENCY RELATED MATTERS

     Each of Ford Credit, Ford Credit Leasing, FCTT (or the FCTT Trustee when acting on its behalf) and the Transferor (or the RCL Trustee when acting on its behalf) has taken steps in structuring the transactions described herein and has undertaken to act throughout the life of such transactions in a manner intended to ensure that the voluntary or involuntary commencement of a case or proceeding by or against Ford Credit under the Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the commencement of a similar case or proceeding under such Insolvency Laws with respect to any of Ford Credit Leasing, FCTT or the Transferor, and that the separate legal existence of each of Ford Credit Leasing, FCTT and the Transferor will be respected such that none of their respective assets and liabilities will be consolidated with the assets and liabilities of Ford Credit.

     Ford Credit Leasing has been formed as a separate, limited-purpose corporate subsidiary of Ford Credit pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of Ford Credit Leasing's business and its ability to incur indebtedness, a requirement that it have at least two "Independent Directors" and a restriction on its ability to voluntarily commence a case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors, including each Independent Director). Ford Credit Leasing has represented that it has no intention of voluntarily commencing a case or proceeding under any Insolvency Law for so long as it is solvent and it does not reasonably foresee becoming insolvent.

     The activities of FCTT are limited by the terms of the FCTT Agreement which also provides that FCTT is not intended to be and shall not constitute a "business trust" within the meaning of the Bankruptcy Code (which provision, if respected, would result in FCTT not being eligible to become a debtor in a case under the Bankruptcy Code). To the extent that FCTT may be eligible for relief under any Insolvency Law, the FCTT Trustee is not authorized to commence a case or proceeding thereunder without the consent of each holder of an EBC and each holder of an SBC. Each of the FCTT Trustee, Ford Credit, Ford Credit Leasing and the holders from time to time of the Series 1996-1 Certificates have agreed not to institute a case or proceeding against FCTT under any Insolvency Law for a period of one year and a day after payment in full of all distributions to holders of SBCs under the FCTT Agreement.

     The activities of the Transferor are limited by the terms of the RCL Trust Agreement. The Transferor has been formed as a Delaware business trust pursuant to the applicable statute. To the extent that the Transferor may be eligible for relief under any Insolvency Law, the RCL Trustee is not authorized to commence a case or proceeding thereunder without the consent of Ford Credit and Ford Credit Leasing, as the sole beneficiaries of the Transferor. Each of the RCL Trustee, Ford Credit and Ford Credit Leasing has agreed not to institute a case or proceeding against the Transferor under any Insolvency Law for a period of one year and a day after payment in full of the Series 1996-1 Certificates.

     There can be no assurance, however, that the limitations on the activities of Ford Credit Leasing, FCTT and the Transferor, as well as the restrictions on their respective abilities to obtain relief under Insolvency Laws or lack of eligibility thereunder, as described above, would prevent a court from concluding that their respective assets and liabilities should be consolidated with those of Ford Credit if Ford Credit becomes the subject of a case or proceeding under any Insolvency Law. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if Ford Credit were to become the subject of a case under the Bankruptcy Code, it would not be a proper exercise by a court of its equitable discretion to disregard the separate legal existence of any of Ford Credit Leasing, FCTT or the Transferor from that of Ford Credit and to require the consolidation of the assets and liabilities of any of Ford Credit Leasing, FCTT or the Transferor with the assets and liabilities of Ford Credit. Among other things, such opinion will assume that each of Ford Credit Leasing, FCTT (or the FCTT Trustee when acting on its behalf) and the Transferor (or the RCL Trustee when acting on its behalf) will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of Ford Credit, refraining from commingling its respective assets with those of Ford Credit, doing business from an office separate from that of Ford Credit and refraining from holding itself out as having agreed to pay, or being liable for, the debts of Ford Credit. In addition, such opinion will assume that other than as expressly provided by the FCTT Agreement and the Administrative Agency Agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arms' length basis between unaffiliated entities in the belief of the parties thereto), Ford Credit will not generally guaranty the obligations of Ford Credit Leasing, FCTT or the Transferor to third parties, and will not conduct the day-to-day business or activities of any thereof other than in its capacity as Administrative Agent acting under and in accordance with the Administrative Agency Agreement. Each of Ford Credit, Ford Credit Leasing, FCTT and the Transferor intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining the separate identity and legal existences of each of Ford Credit Leasing, FCTT and the Transferor. Such a legal opinion, however, is not binding on any court.

     If a case or proceeding under any Insolvency Law were to be commenced by or against any of Ford Credit Leasing, FCTT or the Transferor, or if a court were to conclude in favor of the consolidation of the assets and liabilities of any thereof with those of Ford Credit, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Series 1996-1 Certificates (and possible reductions in the amount of such distributions) to the Issuer (either directly or, if the Program Operating Lease remains in effect, indirectly to the extent resulting in delayed or reduced payments from the Transferor to the Issuer under the Program Operating Lease), and therefore to the Senior Noteholders, could occur. In addition, if a bankruptcy or insolvency occurs with respect to Ford Credit Leasing, the FCTT Agreement provides that FCTT will be terminated, and if the Transferor or the Issuer becomes bankrupt or insolvent, or is terminated (which could occur as a result of the bankruptcy or insolvency of Ford Credit Leasing or the bankruptcy, insolvency or termination of the Transferor), the FCTT Agreement provides that FCTT will be terminated with respect to holding the Series 1996-1 Assets. In each case the FCTT Trustee is required to distribute the Series 1996-1 Assets to the holder of the Series 1996-1 Certificates. Because the Issuer has pledged its rights to the Series 1996-1 Certificates to the Indenture Trustee, such distribution would be made to the Indenture Trustee who would be responsible for retitling the Series 1996-1 Leased Vehicles. The cost of such retitling would reduce the amounts payable from the Series 1996-1 Assets which are available for payments of interest on and principal of the Senior Notes, and in such event Senior Noteholders could suffer a loss on their investment.

     Each of Ford Credit and Ford Credit Leasing will treat its conveyance of the Series 1996-1 Certificates to the Transferor as an absolute transfer of all of its interest therein for all purposes, including without limitation tax and financial accounting purposes. If such conveyances constitute absolute transfers, the Series 1996-1 Certificates and the proceeds thereof would not be part of Ford Credit's or Ford Credit Leasing's bankruptcy estate under Section 541 of the Bankruptcy Code should Ford Credit or Ford Credit Leasing become the subject of a case thereunder. However, if a case or proceeding under any Insolvency Law were commenced by or against Ford Credit or Ford Credit Leasing, and a creditor, receiver or trustee-in-bankruptcy of Ford Credit or Ford Credit Leasing were to take the position that the transfer of the Series 1996-1 Certificates by Ford Credit and Ford Credit Leasing to the Transferor should instead be treated as a pledge of such Series 1996-1 Certificates to secure a borrowing by Ford Credit and Ford Credit Leasing, delays in payments of proceeds of such Series 1996-1 Certificates to the Issuer, and therefore to the Senior Noteholders, could occur or (should the court rule in favor of such creditor, receiver or trustee-in-bankruptcy) reductions in the amount of such payments could result. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, in the event that either Ford Credit or Ford Credit Leasing were to become the subject of a case under the Bankruptcy Code subsequent to the transfer of the Series 1996-1 Certificates to the Transferor, the transfer of the Series 1996-1 Certificates from Ford Credit and Ford Credit Leasing would be respected as an absolute transfer (a "true sale") of the Series 1996-1 Certificates from Ford Credit and Ford Credit Leasing to the Transferor, and the Series 1996-1 Certificates and the proceeds thereof would not be included in Ford Credit's or Ford Credit Leasing's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code. As indicated above, such a legal opinion is not binding on any court.

     As a precautionary measure, the Transferor will take the actions requisite to obtaining a perfected security interest in the Series 1996-1 Certificates as against Ford Credit and Ford Credit Leasing.

Accordingly, if the conveyances of the Series 1996-1 Certificates by Ford Credit and Ford Credit Leasing to the Transferor were not respected as absolute transfers, the Transferor (and ultimately the Issuer and the Indenture Trustee as successors in interest) should be treated as a secured creditor of Ford Credit and Ford Credit Leasing, although a case or proceeding under any Insolvency Law with respect to Ford Credit or Ford Credit Leasing could result in delays or reductions in distributions under the Series 1996-1 Certificates as indicated above notwithstanding such perfected security interest.

     In the event that Ford Credit were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of such case may be recoverable by Ford Credit as debtor-in-possession or by a creditor or a trustee in bankruptcy as a preferential transfer from Ford Credit. These payments include the portion of payments of Administrative Purchase Amounts allocable to Ford Credit in respect of the purchase of beneficial interests in certain Series 1996-1 Assets as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred. See "Description of the Administrative Agency Agreement -- Administrative Purchases."


     In addition, the commencement of a case or proceeding under any Insolvency Law with respect to Ford Credit is an Administrative Agent Event of Default, and if so directed by the holders of the Series 1996-1 Certificates (which holder for such purpose will be the Indenture Trustee so long as the Senior Notes are outstanding), Ford Credit may be removed as the Administrative Agent, which may have an adverse impact on timely payments to Senior Noteholders. However, if the commencement of such a case or proceeding were the only default, Ford Credit (or its trustee-in-bankruptcy) may have the power to prevent any such removal. See "Description of the Administrative Agency Agreement -- Administrative Agent Events of Default" and "-- Removal of the Administrative Agent."


INSURANCE

     Each Obligor is required to maintain liability, collision and comprehensive insurance coverage in certain amounts on its Leased Vehicle at all times during the term of the related Lease. The cost of such insurance is borne solely by the Obligor. Failure to comply with stipulated insurance requirements may result in early termination of the Lease.

     The failure of Obligors to maintain the required insurance coverage for claims arising from injuries caused by the Series 1996-1 Leased Vehicles could result in reductions in distributions on the Series 1996-1 Certificates and losses to Senior Noteholders on their investment.

     To protect against such losses, Ford Credit self-insures against the first $5 million per occurrence for property damage or personal liability suffered by third persons caused by any vehicle owned by Ford Credit or FCTT. Additionally, Ford maintains excess insurance policies which name FCTT as an additional insured party. These policies cover claims in excess of $5 million per occurrence (together with the self-insurance of Ford Credit, the "Contingent and Excess Liability Insurance"). The Administrative Agent will covenant that, so long as the Series 1996-1 Certificates are outstanding, it will (i) maintain or cause to be maintained Contingent and Excess Liability Insurance with respect to third party claims relating to the Series 1996-1 Leased Vehicles, FCTT or the FCTT Trustee in such amounts as it deems reasonable and prudent and (ii) not amend or terminate any such Contingent and Excess Liability Insurance unless (x) after giving effect to such amendment or termination, there remains coverage of at least $25 million per occurrence and $50 million annually in the aggregate or
(y) as confirmed by each Rating Agency, such amendment or termination will not cause the rating of any of the Senior Notes or Lease Trust Certificates to be reduced or withdrawn. To the extent the Contingent and Excess Liability Insurance is insufficient to cover the full amount of any claims and no third party reimbursement for such claims is available and Ford Credit and Ford Credit Leasing fail to perform their obligations to indemnify the Issuer, the Senior Noteholders could incur a loss on their investment to the extent that payment of such claims reduce the amounts otherwise distributable to the Senior Noteholders from the Series 1996-1 Certificates.

     In the event that a Series 1996-1 Leased Vehicle is damaged, the failure of the related Obligor to maintain the required collision insurance coverage could result in a reduction of amounts distributable with respect to the related Series 1996-1 Assets and therefore a reduction in the aggregate amount distributable on the Series 1996-1 Certificates. In the event that collision coverage is exhausted and no third-party reimbursement for such damage to a Series 1996-1 Leased Vehicle is available, the Senior Noteholders could incur a loss on their investment.

     Ford Credit provides Obligors with Guaranteed Automobile Protection ("GAP") coverage on Leased Vehicles, including the Series 1996-1 Leased Vehicles. In the event a Leased Vehicle is destroyed or stolen, GAP coverage would reimburse the Obligor for the difference between the insurance valuation of the Leased Vehicle and the remaining amount required to be paid under the Lease.

                      CERTAIN LEGAL ASPECTS OF THE LEASES
                              AND LEASED VEHICLES

UCC FILINGS

     The Series 1996-1 Certificates are either certificated securities or general intangibles under the UCC. To the extent that the Series 1996-1 Certificates are certificated securities, the Indenture Trustee has perfected its interest by possession. To the extent that the Series 1996-1 Certificates are general intangibles and the transfer thereof is deemed to be a transfer for security, the Transferor will file UCC-1 financing statements against both Ford Credit and Ford Credit Leasing to perfect its interest in such Series 1996-1 Certificates. The Transferor will assign its perfected security interest to the Issuer and the Indenture Trustee, and the Issuer in turn will assign its interest to the Indenture Trustee. Financing statements covering the Series 1996-1 Certificates will also be filed naming (i) the Transferor as debtor and the Issuer as secured party, which financing statement will be assigned to the Indenture Trustee, (ii) the Transferor as debtor and the Indenture Trustee as secured party and (iii) the Issuer as debtor and the Indenture Trustee as secured party.


     The FCTT Assets consist principally of the Leases and the ownership interest in the Leased Vehicles (subject to the rights of the Obligors under the Leases). To the extent that the Series 1996-1 Certificates were viewed as representing a transfer of the assets of FCTT, the Series 1996-1 Leases would be "chattel paper" as defined in the UCC. Pursuant to the UCC, a non-possessory security interest in chattel paper may be perfected by filing a UCC-1 financing statement with the appropriate filing office in the state where the debtor has its chief executive office. Accordingly, as a precaution, UCC-1 financing statements relating to the Series 1996-1 Leases will be filed naming: (i) FCTT as debtor and Ford Credit and Ford Credit Leasing as secured parties, which financing statements will be assigned to the Transferor, the Issuer and then the Indenture Trustee; (ii) each of Ford Credit and Ford Credit Leasing as debtors and the Transferor as secured party, which financing statement will be assigned to the Issuer and then the Indenture Trustee; (iii) the Transferor as debtor and the Issuer as secured party, which financing statement will be assigned to the Indenture Trustee, (iv) the Transferor as debtor and the Indenture Trustee as secured party and (v) the Issuer as debtor and the Indenture Trustee as secured party. Perfection and the effect of perfection or non-perfection of a security interest in the Series 1996-1 Leased Vehicles are governed by the certificate of title statutes of the states in which such Series 1996-1 Leased Vehicles are located. Because of the administrative burden and expense of perfecting an interest in motor vehicles under the certificate of title statutes in the fifteen states in which the Series 1996-1 Leases were originated, the Indenture Trustee's interest in the Series 1996-1 Leased Vehicles will be unperfected, and if the transfer of the Series 1996-1 Certificates were viewed as a transfer of the Series 1996-1 Assets, the Indenture Trustee would only have a perfected security interest in the Series 1996-1 Leases. However, the Indenture Trustee's security interest in the Series 1996-1 Leases could be subordinate to persons who take actual possession of the Series 1996-1 Leases without knowledge of such security interest. The Series 1996-1 Leases will not be stamped to indicate these precautionary security arrangements.


VICARIOUS TORT LIABILITY

     The Series 1996-1 Leased Vehicles will be operated by the Obligors and their respective invitees. State laws differ as to whether anyone suffering injury to person or property as a result of an accident involving a leased vehicle may bring an action against the person who, holding title to the vehicle, is its legal owner.

     In California, under Section 17150, California Vehicle Code, the owner of a motor vehicle that is subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by any person using the vehicle with the owner's permission. The owner's liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and for property damage is limited to $5,000 per accident. Recourse for any judgment arising out of the operation of the vehicle must first be had against the operator's property, if the operator is within the court's jurisdiction.

     In New York, under Section 388, New York Vehicle and Traffic Law, the owner of a motor vehicle that is subject to a lease is responsible for injuries to persons or property resulting from the negligent operation of the vehicle by any person using the vehicle with the owner's permission. A lessee of a motor vehicle is considered an owner of the vehicle if the lessee has the exclusive use of the vehicle for a period greater than 30 days. In situations involving more than one owner of the same vehicle, the liability of the owners for negligent operation of the vehicle is joint and several.


     In Nebraska, under Section 25-21,239, Revised Statutes of Nebraska, the owner of a light truck that is subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the light truck by any person using the light truck with the owner's permission. In Nebraska, the owner of a leased automobile is not generally liable for the negligent operation of such leased automobile unless the owner has negligently entrusted or negligently continues to entrust the automobile to an inappropriate lessee.


     In each of the other 12 states in which the Series 1996-1 Leases were originated, a victim of such an accident has no cause of action against the owner of a leased vehicle arising from the negligent operation of such leased vehicle unless the owner has negligently entrusted or negligently continues to entrust the vehicle to an inappropriate lessee.

     Following an accident involving a Series 1996-1 Leased Vehicle, under certain circumstances FCTT may be the subject of an action for damages as a result of its ownership of such Series 1996-1 Leased Vehicle. In the event that liability on FCTT were imposed and the coverage provided by the Contingent and Excess Liability Insurance was insufficient to cover the full amount of such claims (or, in certain circumstances claims arising from ownership of Leased Vehicles that are not Series 1996-1 Leased Vehicles), claims could be imposed against the assets of FCTT, including the Series 1996-1 Leased Vehicles. The Senior Noteholders could incur a loss on their investment to the extent that payment of such claims reduced the amounts otherwise distributable to the Senior Noteholders.

REPOSSESSION OF LEASED VEHICLES


     In the event of a default by an Obligor, the Administrative Agent will notify the Obligor and, after affording the Obligor an opportunity to cure, will repossess the Series 1996-1 Leased Vehicle if the Obligor remains in default. Under the laws of the states in which the Series 1996-1 Leases were originated, generally repossession may take place without notice, but only if it can be accomplished without a breach of the peace. If repossession cannot be achieved peaceably, court action would be required. In Pennsylvania, a writ of replevin may be necessary to accomplish repossession.


     After repossession, the Administrative Agent may afford the Obligor an opportunity to cure the default. Absent cure, the Administrative Agent will ordinarily attempt to sell the Series 1996-1 Leased Vehicle. There is no assurance that the proceeds from such a sale will equal or exceed the remaining amounts due under the related Series 1996-1 Lease at the time of the Obligor's default.

DEFICIENCY JUDGMENTS

     Once a repossessed Series 1996-1 Leased Vehicle is sold, the proceeds from the sale will be used to cover the expenses of repossession and resale and then to satisfy any remaining amounts due under the related Series 1996-1 Lease. If the proceeds from the sale of the Series 1996-1 Leased Vehicle are insufficient to satisfy the remaining amount due under the related Series 1996-1 Lease, the amount of such shortfall will be reported as a Series 1996-1 Credit Loss in the Collection Period in which the related Series 1996-1 Lease became a Liquidated Lease. The Administrative Agent may seek a deficiency judgment for the amount of any such shortfall. To the extent such deficiency judgment is collected in a Collection Period other than the Collection Period in which such Series 1996-1 Lease became a Liquidated Lease, such amount shall be treated as a Recovery.


     However, each of the states in which the Series 1996-1 Leases were originated places limits on a secured party's ability to obtain a deficiency judgment. In these states, a deficiency judgment may be prohibited or reduced in amount if the Obligor was not given proper notice of the resale or if the terms of the resale were not commercially reasonable. Even if a deficiency judgment is obtained, there is no assurance that the full amount of the judgment would ultimately be collected. A deficiency judgment is a personal judgment against the defaulting Obligor, who generally has few remaining assets or sources of income after repossession. As a result, obtaining a deficiency judgment may not be useful in that only a small portion of it, or perhaps none of it, will ever be collected.


CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and regulations impose requirements on retail lease contracts such as the Series 1996-1 Leases. The federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including the amount of any periodic payments and the circumstances under which the lessee may terminate the lease prior to the end of the lease term. The various consumer protection laws would apply to FCTT as the assignee of each Series 1996-1 Lease and may also apply to the Issuer as holder of the Series 1996-1 Certificates which represent a beneficial interest in the Series 1996-1 Leases, among other things. The failure of FCTT, or the Administrative Agent acting on behalf of FCTT, to comply with such laws and regulations may give rise to liabilities on the part of FCTT, and claims by FCTT or the Administrative Agent acting on behalf of FCTT with respect to Obligors may be subject to set-off as a result of non-compliance with such laws and regulations.

     Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

     Each of the states in which the Series 1996-1 Leases were originated has adopted a law (each, a "Lemon Law") providing redress to consumers who purchase or in some cases lease a vehicle which remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. A successful claim under a Lemon Law with respect to a Series 1996-1 Leased Vehicle could result in, among other things, the termination of the related Series 1996-1 Lease and/or the refunding to the related Obligor of some portion of the Total Monthly Payments paid by such Obligor. To the extent an Obligor is no longer required to make Total Monthly Payments with respect to a Series 1996-1 Lease subject to a Lemon Law, or amounts are refunded to such Obligor, such Series 1996-1 Lease will be deemed to be a Liquidated Lease and the amounts received with respect to such lease will be limited to Liquidation Proceeds and Recoveries. The net amount lost will be reported as a Series 1996-1 Credit Loss. Although FCTT or the Administrative Agent acting on behalf of FCTT may be able to assert a claim against the manufacturer of any such defective Series 1996-1 Leased Vehicle, there can be no assurance that any such claim would be successful.

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

                        FEDERAL INCOME TAX CONSEQUENCES


     Set forth below is a general summary of material anticipated United States federal income tax consequences of the purchase, ownership and disposition of the Senior Notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service ("IRS") will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below.


     This summary does not purport to deal with all aspects of federal income taxation that may be relevant to Senior Note Owners in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of Senior Note Owners subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to Senior Note Owners who hold the Senior Notes as "capital assets" within the meaning of Section 1221 of the Code.

GENERAL


     Tax Status of the Senior Notes, FCTT, the Transferor and the Issuer. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Special Tax Counsel"), subject to the assumptions and qualifications contained in such opinion, for federal income tax purposes under existing law: (i) the Senior Notes will be treated as debt and (ii) none of FCTT, the Transferor or the Issuer will be classified as an association (or publicly traded partnership) taxable as a corporation. This opinion is based on the assumption, among other things, that the Senior Notes, the Subordinated Notes and the Lease Trust Certificates will be issued pursuant to the terms of the Basic Documents and that such terms will be complied with.



     Tax Status of the Lease Trust Certificates. In the opinion of Special Tax Counsel, subject to the assumptions and qualifications contained in such opinion, although no specific authority exists as to the characterization for federal income tax purposes of securities having the same terms as the Lease Trust Certificates and accordingly, although the matter is not free from doubt, under current law the Lease Trust Certificates (other than the Lease Trust Certificates initially acquired by the Transferor) should properly be treated as debt for federal income tax purposes. Further, in the opinion of Special Tax Counsel, if the Lease Trust Certificates (other than the Lease Trust Certificates initially acquired by the Transferor) were found not to constitute indebtedness for federal income tax purposes, such Lease Trust Certificates would be classified as interests in a partnership (other than a publicly traded partnership taxable as a corporation). These opinions are based on the assumption, among other things, that the Senior Notes, the Subordinated Notes and the Lease Trust Certificates will be issued pursuant to the terms of the Basic Documents and that such terms will be complied with.


     Stated Interest. Stated interest on the Senior Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Senior Note Owner's method of tax accounting.

     Original Issue Discount. A Class A-2 Senior Note will be treated as issued with Original Issue Discount ("OID") if the excess of the Class A-2 Senior Note's "stated redemption price at maturity" over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the Class A-2 Senior Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Class A-2 Senior
Note) to its maturity. The Class A-2 Senior Notes will be issued with de minimis OID. Generally, the issue price of a Class A-2 Senior Note should be the first price at which a substantial amount of the Class A-2 Senior Notes included in the issue of which the Class A-2 Senior Note is a part is sold to other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a Class A-2 Senior Note is expected to equal the principal amount of the Class A-2 Senior Note. Any amount not treated as OID because it is de minimis OID must be included in income as principal payments are received on the Class A-2 Senior Notes in the proportion that each such payment bears to the original principal balance of the Class A-2 Senior Note.

     If the Class A-2 Senior Notes are treated as issued with OID, a Senior Note Owner of a Class A-2 Senior Note will be required to include OID in income before the receipt of cash attributable to such income using the constant-yield method. The amount of OID includible in income is the sum of the daily portions of OID with respect to a Class A-2 Senior Note for each day during the taxable year or portion of the taxable year in which the Senior Note Owner holds the Class A-2 Senior Note. The amount of OID includible in income by a Senior Note Owner of a Class A-2 Senior Note will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant "accrual period." Such OID is generally equal to the product of the yield to maturity of the Class A-2 Senior Note (adjusted for the length of the accrual period) and its adjusted issue price at the beginning of the accrual period, reduced by any payments of "qualified stated interest." Accrual periods with respect to a Class A-2 Senior Note may be any set of periods (which may be of varying lengths) selected by the Senior Note Owner of such Class A-2 Senior Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Class A-2 Senior Note occurs on either the final or first day of an accrual period.

     The adjusted issue price of a Class A-2 Senior Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Class A-2 Senior Note in all prior periods, other than "qualified stated interest payments." Qualified stated interest payments are interest payments on the Class A-2 Senior Notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the obligation.


     Market Discount. The Class A-2 Senior Notes, whether or not issued with OID, will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the Senior Note Owner purchases a Class A-2 Senior Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Class A-2 Senior Notes were issued with OID, its original issue price plus any accrued original issue discount, that exceeds a de minimis amount specified in the Code) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of
(i) such gain or principal payment, or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Class A-2 Senior Note multiplied by a fraction, the numerator of which is the number of days the Senior Note Owner held the Class A-2 Senior Note and the denominator of which is the number of days from the date the Senior Note Owner acquired the Class A-2 Senior Note until its maturity date. The Senior Note Owner of a Class A-2 Senior Note may elect, however, to determine accrued market discount under the constant-yield method.



     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Class A-2 Senior Note with accrued market discount. A Senior Note Owner of a Class A-2 Senior Note may elect to include market discount in gross income as it accrues and, if such Senior Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Class A-2 Senior Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.


     Short-Term Obligations. Under the Code, special rules apply to notes that have a maturity of one year or less from their date of original issue, such as the Class A-1 Senior Notes. Such notes are treated as issued with "acquisition discount" which is calculated and included in income under principles similar to those governing OID except that "acquisition discount" is equal to the excess of all payments of principal and interest on the Class A-1 Senior Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation (such as a Class A-1 Senior Note) is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis Senior Note Owners and certain other Senior Note Owners, including banks, regulated investment companies, dealers in securities and cash basis Senior Note Owners who so elect, are required to accrue acquisition discount on the Class A-1 Senior Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the Senior Note Owner. In the case of a Senior Note Owner not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Class A-1 Senior Note will be ordinary income to the extent of the acquisition discount accrued on a straight line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Senior Note Owners who are not required and do not elect to accrue acquisition discount on Class A-1 Senior Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.


     Total Accrual Election. A Senior Note Owner may elect to include in gross income all interest that accrues on a Senior Note using the constant-yield method described above under the heading "-- Original Issue Discount," with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "-- Amortizable Bond Premium") or acquisition premium.


     In applying the constant-yield method to a Senior Note with respect to which this election has been made, the issue price of the Senior Note will equal the electing Senior Note Owner's adjusted basis in the Senior Note immediately after its acquisition, the issue date of the Senior Note will be the date of its acquisition by the electing Senior Note Owner, and no payments on the Senior Note will be treated as payments of qualified stated interest. This election will generally apply only to the Senior Note with respect to which it is made and may not be revoked without the consent of the IRS. Senior Note Owners should consult with their own tax advisers as to the effect in their circumstances of making this election.

     Amortizable Bond Premium. In general, if a Senior Note Owner purchases a Senior Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Senior Note Owner will be considered to have purchased such Senior Note with "amortizable bond premium" equal to the amount of such excess. Such Senior Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Senior Note. Such Senior Note Owner's tax basis in the Senior Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Senior Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Senior Note held by a Senior Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Senior Note.

     Disposition of Senior Notes. A Senior Note Owner's adjusted tax basis in a Senior Note will be its cost, increased by the amount of any OID, market discount, acquisition discount and gain previously included in income with respect to the Senior Note, and reduced by the amount of any payments on the Senior Note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the Senior Note. A Senior Note Owner will generally recognize gain or loss on the sale or retirement of a Senior Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Senior Note. Such gain or loss will be capital gain or loss (except to the extent attributable to accrued but unpaid interest or as described above under "-- Market Discount") and will be long-term capital gain or loss if the Senior Note was held for more than one year.

WAIVERS AND AMENDMENTS

     The Indenture permits the Senior Noteholders to waive an Event of Default in some circumstances upon a vote of the requisite percentage of Senior Noteholders. Such a waiver, if it were to continue for a period that exceeds two years and any additional period during which the Senior Noteholders conduct good faith negotiations, or certain amendments to the terms of the Senior Notes, would be treated for federal income tax purposes as a constructive exchange by a Senior Noteholder of the Senior Notes for new notes, upon which gain or loss would be recognized.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Indenture Trustee will be required to report annually to the IRS, and to each Senior Note Owner, the amount of interest paid on the Senior Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Senior Note Owner (other than Senior Note Owners who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the Senior Note Owner's name, address, correct federal taxpayer identification number (which includes a social security number) and a statement that the Senior Note Owner is not subject to backup withholding. Should a non-exempt Senior Note Owner fail to provide the required certification or should the IRS notify the Indenture Trustee or the Issuer that the Senior Note Owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the Senior Note Owner, and remit the withheld amounts to the IRS as a credit against the Senior Note Owner's federal income tax liability.

TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the U.S. federal income tax treatment of investors that are not U.S. persons (each, a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or
(iii) an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

          (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Issuer or a "controlled foreign corporation" with respect to which the Issuer is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement (Form W-8), signed under penalties of perjury, certifying that the Senior Note Owner is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Indenture Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

          (b) Any capital gain realized on the sale or other taxable disposition of a Senior Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

          (c) If the interest, gain or income on a Senior Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Senior Note Owner (although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     On April 15, 1996, the IRS issued proposed Treasury regulations (the "Proposed Regulations") which, if enacted in their proposed form, would substantially revise some aspects of the current system for withholding on, and reporting of, amounts paid to Foreign Persons. For example, the certification procedures described above (i.e., Forms W-8, 4224, etc.) would be unified and combined into a single form (Form W-8) under the

Proposed Regulations. As a general rule, the Proposed Regulations are proposed to be effective for payments to Foreign Persons made after December 31, 1997. There is no assurance that the Proposed Regulations will be adopted or, if adopted, will be adopted in their proposed form.

                         CERTAIN STATE TAX CONSEQUENCES

     Set forth below is a summary of certain state income tax consequences of the purchase, ownership and disposition of the Senior Notes. This discussion is based upon current law, administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that state income tax authorities will not challenge the conclusions reached herein, and no ruling from state income tax authorities has been or will be sought on any of the issues discussed below. Because of the variation in each state's income tax laws, it is impossible to predict tax consequences to Senior Note Owners in all states. Senior Note Owners are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Senior Notes.

     Michigan. In general, state tax laws conform to federal income tax principles, and partnerships, grantor trusts and mere security devices are not subject to tax at the entity level. The State of Michigan, however, imposes a single business tax on corporations, partnerships and other entities doing business in Michigan. Because the Administrative Agent is headquartered in Michigan, tax authorities in Michigan may attempt to assert that FCTT, the Transferor or the Issuer is subject to an entity level tax.


     In the opinion of J. D. Bringard, Esq., the Vice President -- General Counsel of Ford Credit ("Michigan Tax Counsel"), assuming that the Senior Notes will be treated as debt for federal income tax purposes, (i) the Senior Notes will be treated as debt for Michigan income and single business tax purposes and
(ii) Senior Note Owners not otherwise subject to taxation in Michigan would not become subject to taxation in Michigan solely because of a Senior Note Owner's ownership of a Senior Note. Assuming further that the Lease Trust Certificates (other than the Lease Trust Certificates initially acquired by the Transferor) will be treated as debt for federal income tax purposes and that none of FCTT, the Transferor or the Issuer will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, none of FCTT, the Transferor or the Issuer should be subject to Michigan income and single business tax at the entity level.



     Delaware. The Transferor has been organized as a Delaware business trust. In the opinion of Special Tax Counsel, assuming that the Senior Notes are treated as debt for federal income tax purposes, the Senior Notes will be treated as debt for Delaware state income tax purposes. Assuming further that none of FCTT, the Transferor or the Issuer will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, none of FCTT, the Transferor or the Issuer will be subject to the Delaware state income tax at the entity level. Further, in the opinion of Special Tax Counsel, Senior Note Owners not otherwise subject to taxation in Delaware would not become subject to taxation in Delaware solely because of a Senior Note Owner's ownership of a Senior Note.


                                     * * *


     In the event that any state or locality imposes a tax on FCTT, the Transferor or the Issuer at the entity level, Ford Credit and Ford Credit Leasing have agreed to indemnify the holders of the SBCs for the full amount of such taxes. If Ford Credit and Ford Credit Leasing should fail to fulfill their respective indemnification obligations, amounts otherwise distributable to them as holders of the EBCs will be used to satisfy such indemnification obligations. However, it is possible that the Senior Noteholders could incur a loss on their investment in the event Ford Credit and Ford Credit Leasing did not have sufficient assets available (including distributions on the EBCs) to satisfy such state or local tax liabilities.


     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY, DO NOT PURPORT TO ADDRESS THE APPLICABILITY OF STATE TAX LAWS OTHER THAN THE TREATMENT OF THE TRUSTS AND THE

SENIOR NOTE OWNERS UNDER THE LAWS OF MICHIGAN AND DELAWARE AND MAY NOT BE APPLICABLE DEPENDING UPON A SENIOR NOTE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SENIOR NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                                LEGAL INVESTMENT



     The Class A-1 Senior Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.


                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation (discussed below) is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Transferor believes that the Senior Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Senior Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Senior Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Lease Trustee, the RCL Trustee, the Indenture Trustee, the FCTT Trustee, any Lease Trust Certificateholder, or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Senior Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 96-23, which exempts certain transactions effected on behalf of a Benefit Plan by an "in house" asset manager; and PTCE 84-14, which exempts certain transactions effected on behalf of a Benefit Plan by a "qualified professional asset manager."

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Senior Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), the Transferor has agreed to cause the Issuer to sell to the underwriters named below (the "Underwriters") and each of the Underwriters has severally agreed to purchase the initial principal balance of Senior Notes as set forth opposite its name:


                                                     INITIAL PRINCIPAL BALANCE    INITIAL PRINCIPAL BALANCE
                   UNDERWRITERS                      OF CLASS A-1 SENIOR NOTES    OF CLASS A-2 SENIOR NOTES
--------------------------------------------------   -------------------------    -------------------------
J.P. Morgan Securities Inc........................             $                            $
                                                                ----                         ----
     Total........................................             $                            $
                                                                ====                         ====


     The Transferor has been advised by the several Underwriters that the several Underwriters propose initially to offer the Class A-1 Senior Notes and Class A-2 Senior Notes to the public at the respective prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less an
initial concession not in excess of      % per Class A-1 Senior Note and      %
per Class A-2 Senior Note. The several Underwriters may allow and such dealers
may reallow a concession not in excess of      % per Class A-1 Senior Note and
     % per Class A-2 Senior Note to certain other dealers. After the initial public offering of the Senior Notes, the public offering prices and such concessions may be changed.

     The closing of the sale of the Senior Notes is conditioned on the closing of the issuance of the Subordinated Notes and the issuance and sale of the Lease Trust Certificates.

     The Indenture Trustee may, from time to time, invest the funds in the Collection Account, the Payahead Account, the Cash Collateral Account, the Payment Account and the Certificate Distribution Account in Eligible Investments acquired from the Underwriters.

     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with Ford and its affiliates.

     The Transferor, Ford Credit and Ford Credit Leasing have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

     Certain legal matters relating to the Senior Notes will be passed upon for the Issuer and Ford Credit by J.D. Bringard, Esq., Vice President -- General Counsel of Ford Credit, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the Issuer by Skadden, Arps, Slate, Meagher & Flom LLP. Certain Michigan income tax and other matters will be passed upon for the Issuer by Mr. Bringard.

     Mr. Bringard is a full time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented Ford and Ford Credit in connection with certain transactions.

                               GLOSSARY OF TERMS


     "Accepted Servicing Practices" is defined on page 57 in "Description of the Administrative Agency Agreement -- Duties of the Administrative Agent."


     "Accrual Period" means, (i) with respect to any Payment Date other than the first Payment Date, the period from and including the first day of the third preceding Collection Period up to and including the last day of the preceding Collection Period, and (ii) with respect to the first Payment Date, the period from and including the Series 1996-1 Cut-Off Date up to and including the last day of the preceding Collection Period, in each case whether or not such day is a business day.


     "Additional Fee" is defined on page 37 in footnote 2 to the Composition of the Series 1996-1 Assets in "The Leases and Leased Vehicles -- Characteristics of the Series 1996-1 Assets."



     "Additional Payment" is defined on page 5 in "Summary -- Overview" and on page 29 in "Series 1996-1 Certificates -- Lease of Series 1996-1 Certificates to the Transferor."


     "Adjusted Balance Subject to Lease Charges" means, with respect to any Leased Vehicle as of any date, the Balance Subject to Lease Charges minus the sum of the principal portion of all Constant Yield Payments which have been scheduled to have been received as of such date; provided that the Adjusted Balance Subject to Lease Charges of a Leased Vehicle shall be zero as of the date on which the related Lease terminates, whether on or after the Scheduled Lease End Date or earlier, or if an Administrative Purchase Amount has been received with respect to such Lease and Leased Vehicle.

     "Administrative Agency Agreement" means the agreement dated as of January 31, 1994 among Comerica Bank, as trustee, Ford Credit, as Administrative Agent, and Ford Credit and Ford Credit Leasing, as beneficiaries.

     "Administrative Agent" is Ford Credit.


     "Administrative Agent Event of Default" is defined on page 61 in "Description of the Administrative Agency Agreement -- Administrative Agent Events of Default."


     "Administrative Agent Fee" means as of any Payment Date the fee payable to the Administrative Agent equal to the sum, for each of the three Collection Periods preceding such Payment Date, of the product of 1/12 of 1.00% and the Pool Balance as of the beginning of each such Collection Period.


     "Administrative Purchase Amount" is defined on page 47 in "Description of the Senior Notes -- The Indenture Cash Flows."


     "Advance Payment Plan" means, with respect to any lease originated under the Red Carpet Lease Plan, a payment option of the related lessee pursuant to which such lessee prepays all monthly payments in a single advance payment, generally discounted to reflect the present value of such single advance payment and the reduction in the risk of credit loss.


     "Aggregate Net Monthly Payment Advances" is defined on page 48 in "Description of the Senior Notes -- The Indenture Cash Flows."



     "Aggregate Net Sale Proceeds Advances" is defined on page 48 in "Description of the Senior Notes -- The Indenture Cash Flows."



     "Asset Contribution Agreement" means the agreement dated as of November   ,
1996 among Ford Credit, as a contributor, Ford Credit Leasing, as a contributor and the Transferor, as contributee.



     "Available Funds" is defined on page 7 in "Summary -- Principal" and on page 49 in "Description of the Senior Notes -- The Indenture Cash Flows."



     "Available Sale Proceeds" is defined on page 7 in "Summary -- Principal" and on page 48 in "Description of the Senior Notes -- The Indenture Cash Flows."

     "Balance Subject to Lease Charges" means the amount paid by FCTT to the Dealer in connection with the acquisition of the Lease and Leased Vehicle, which is the total acquisition cost used to calculate the Monthly Payment.

     "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. sec.sec.101-1330.

     "Basic Documents" means the FCTT Agreement, the Administrative Agency Agreement, the Series 1996-1 Supplement, the Program Operating Lease, the Asset Contribution Agreement, the Transfer Agreement, the RCL Trust Agreement, the Lease Trust Agreement, the Lease Trust Paying Agent Agreement, the Indenture, and each instrument and certificate delivered in connection therewith.


     "Benefit Plan" is defined on page 82 in "ERISA Considerations."


     "Cash Collateral Account" means the Cash Collateral Account established pursuant to the Program Operating Lease.


     "Cash Collateral Account Investments" means (i) the Vista 100% U.S. Treasury Securities Fund, (ii) if the Vista 100% U.S. Treasury Securities Fund is not available, the Vista Treasury Plus Fund or (iii) if the Vista 100% U.S. Treasury Securities Fund and the Vista Treasury Plus Fund both are not available, the Fidelity U.S. Government Reserve Fund.



     "Cash Collateral Additional Draw Amount" is defined on page 8 in "Summary -- Principal" and on page 51 in "Description of the Senior Notes -- Cash Collateral Account Withdrawals and Deposits."



     "Cash Collateral Amount" is defined on page 13 in "Summary -- Cash Collateral Account" and on page 50 in "Description of the Senior Notes -- Cash Collateral Account Withdrawals and Deposits."



     "Cash Collateral Required Draw Amount" is defined on page 8 in "Summary -- Principal" and on page 50 in "Description of the Senior Notes -- Cash Collateral Account Withdrawals and Deposits."


     "Cede" means Cede & Co.

     "Certificate Distribution Account" means the Certificate Distribution Account established pursuant to the Lease Trust Agreement.


     "Certificate Distribution Draw Amount" is defined on page 50 in "Description of the Senior Notes -- The Indenture Cash Flows."


     "Class" means a class of Senior Notes; as the case may be, the Class A-1 Senior Notes or the Class A-2 Senior Notes.

     "Class A-1 Senior Notes" means the Class A-1   % Asset Backed Notes of the
Issuer.

     "Class A-2 Senior Notes" means the Class A-2   % Asset Backed Notes of the
Issuer.


     "Closing Date" means November   , 1996, or such other day as the
Underwriters and the Transferor shall determine.


     "Code" means the Internal Revenue Code of 1986, as amended.


     "Collection Account" means the Series 1996-1 Collection Account established pursuant to the Series 1996-1 Supplement.


     "Collection Period" means any calendar month.


     "Collections" is defined on page 47 in "Description of the Senior Notes -- The Indenture Cash Flows."


     "Commission" means the Securities and Exchange Commission.

     "Constant Yield Payment" means the payment made by the Obligor which provides a fixed internal rate of return equal to the Retail Operating Lease Factor and amortizes the Balance Subject to Lease Charges of the related Leased Vehicle to the Residual Value over the term of the Lease.

     "Contingent and Excess Liability Insurance" is defined on page 73 in "Certain Legal Aspects of FCTT and the Series 1996-1 Certificates -- Insurance."


     "Dealer" means a motor vehicle dealer who, in the ordinary course of business, leases automobiles and light trucks to lessees pursuant to the Red Carpet Lease Plan or such other plan as Ford Credit or its affiliates may implement from time to time.


     "Definitive Senior Notes" is defined on page 43 in "Description of the Senior Notes -- General."


     "Distribution Date" means the date on which distributions are made with respect to the Series 1996-1 Certificates, which shall be the 15th day of each month, and if such day is not a business day, the next succeeding business day.

     "DTC" means The Depository Trust Company.

     "EBC" means an Exchangeable Beneficial Certificate.

     "Eligible Account" means a segregated trust account at a financial institution having a long-term debt rating by each Rating Agency of at least "Baa3" or the equivalent.

     "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervision and examination by federal or state banking authorities which at all times has a short-term deposit rating of P-1 and a long-term deposit rating of A2 by Moody's Investors Service, Inc. and a short-term deposit rating of A-1+ by Standard and Poor's Ratings Group and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


     "Events of Default" means any of the events of default under the Indenture as set forth on page 52 in "Description of the Senior Notes -- Indenture."


     "Excess Deferred Gross" means, with respect to any Lease and Leased Vehicle, the amount, if any, withheld from the total amount paid to the related Dealer in connection with assignment of such Lease and Leased Vehicle. Excess Deferred Gross is withheld if the acquisition cost of a Leased Vehicle exceeds the MSRP of a Leased Vehicle, if the Residual Value of a Leased Vehicle as set forth in the related Lease exceeds the maximum amount permitted for such Leased Vehicle by the Administrative Agent, or the security deposit or reconditioning reserve for such Lease is waived by the Dealer.

     "Excess Wear and Tear and Excess Mileage" means, with respect to any Lease and Leased Vehicle, amounts due from an Obligor upon termination of such Lease on or after the Scheduled Lease End Date (i) as a result of excess wear and tear with respect to the related Leased Vehicle and (ii) mileage charges incurred in excess of the amount permitted pursuant to the related Lease.

     "Exchangeable Beneficial Certificate" or "EBC" means a certificate of beneficial interest in FCTT and the Non-Specified Assets.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "FCTT" means Ford Credit Titling Trust, formed pursuant to the FCTT Agreement.

     "FCTT Agreement" means the Amended and Restated Trust Agreement dated as of January 31, 1994 among the FCTT Trustee, Ford Credit and Ford Credit Leasing.

     "FCTT Assets" means (i) each Lease and related Leased Vehicle, (ii) all collections of monies with respect to such Lease and related Leased Vehicle,
(iii) the related certificates of title, (iv) the rights of the lessor to any security deposit or reconditioning reserve, (v) any recourse to Dealers with respect to such Leases and Leased Vehicles and (vi) all proceeds of the foregoing.

     "FCTT Trustee" means Comerica Bank, in its capacity as trustee of FCTT, and any co-trustee or separate trustee appointed for the purpose of meeting applicable state requirements.

     "Ford" means Ford Motor Company.

     "Ford Credit" means Ford Motor Credit Company.

     "Ford Credit Leasing" means Ford Credit Leasing Company, Inc.


     "Foreign Person" is defined on page 80 in "Federal Income Tax Consequences -- Tax Consequences to Foreign Investors."



     "GAP" is defined on page 74 in "Certain Legal Aspects of FCTT and the Series 1996-1 Certificates -- Insurance."



     "General Eligibility Criteria" is defined on page 66 in "Additional Document Provisions -- Representations, Warranties and Covenants."



     "Indenture" means the Indenture dated as of November   , 1996 between the
Issuer and the Indenture Trustee.


     "Indenture Trustee" is The Chase Manhattan Bank.


     "Indirect Participants" is defined on page 43 in "Description of the Senior Notes -- Book-Entry Registration."



     "Initial Cash Collateral Deposit" is defined on page 13 in "Summary -- Cash Collateral Account" and on page 50 in "Description of the Senior Notes -- Cash Collateral Account Withdrawals and Deposits."



     "Initial Pool Balance" is defined on page 10 in "Summary -- The Series 1996-1 Assets."



     "Insolvency Laws" is defined on page 71 in "Certain Legal Aspects of FCTT and the Series 1996-1 Certificates -- Insolvency Related Matters."


     "IRS" means the Internal Revenue Service.

     "Issuer" is Ford Credit Auto Lease Trust 1996-1.

     "Lease" means any retail lease contract for an automobile or a light truck which has been entered into between an Obligor and a Dealer and assigned by the Dealer to FCTT.

     "Leased Vehicle" means any automobile or light truck which is subject to a Lease.

     "Lease Files" means the certificate of title (or application therefor), the original of the Lease and related documentation with respect to a Lease and Leased Vehicle.


     "Lease Term" is defined on page 31 in "The Leases and Leased Vehicles -- Origination Procedures."



     "Lease Trust Agreement" means the Ford Credit Auto Lease Trust 1996-1 Trust
Agreement dated as of November   , 1996 between the RCL Trustee and the Lease
Trustee.



     "Lease Trust Certificateholders" means the holders of any Lease Trust Certificates.


     "Lease Trust Certificates" means the   % Asset Backed Lease Trust
Certificates of the Issuer.


     "Lease Trustee" is PNC Bank, Delaware.



     "Lease Trust Estate" is defined on page 12 in "Summary -- Property of the Issuer; Pledge to the Indenture Trustee" and on page 24 in "Property of the Issuer."


     "Lease Trust Paying Agent" is The Chase Manhattan Bank.


     "Lease Trust Paying Agent Agreement" means the agreement dated as of
November   , 1996 between the Issuer and the Lease Trust Paying Agent.

     "Lemon Law" is defined on page 76 in "Certain Legal Aspects of the Lease and Leased Vehicles -- Consumer Protection Laws."


     "Liquidated Lease" means a Lease which is in default and with respect to which the Administrative Agent has repossessed or attempted to repossess the related Leased Vehicle or the related Obligor is the subject of a bankruptcy proceeding, or a Lease subject to a Lemon Law with respect to which amounts have either been refunded to the related Obligor or such Obligor is no longer obligated to make Total Monthly Payments.


     "Liquidation Proceeds" is defined on page 48 in "Description of the Senior Notes -- The Indenture Cash Flows."


     "Michigan Tax Counsel" is J.D. Bringard, Esq., Vice President -- General Counsel of Ford Credit.


     "Monthly Payment" is defined on page 47 in "Description of the Senior Notes -- The Indenture Cash Flows."



     "Monthly Payment Advance" is defined on page 60 in "Description of the Administrative Agency Agreement -- Monthly Payment Advances."


     "Monthly Remittance Condition" means that (i) Ford Credit is the Administrative Agent, (ii) the rating of Ford Credit's short-term unsecured debt is at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Ratings Group and (iii) no Administrative Agent Event of Default with respect to Series 1996-1 shall have occurred under the Administrative Agency Agreement.


     "Monthly Scheduled Termination Sale Proceeds" is defined on page 48 in "Description of the Senior Notes -- The Indenture Cash Flows."


     "MSRP" means the Manufacturer's Suggested Retail Price.


     "Net Credit Losses" is defined on page 35 in footnote 4 to the Red Carpet Lease Portfolio table in "The Leases and Leased Vehicles -- Delinquency, Repossession, Residual Value and Loss Data."



     "Non-Specified Assets" is defined on page 26 in "FCTT -- Exchangeable Beneficial Certificates and Specified Beneficial Certificates."



     "Note Pool Factor" is defined on page 42 in "Pool Factors and Trading Information."


     "Obligor" means the lessee under a Lease.

     "OID" means Original Issue Discount.

     "Opinion of Counsel" means a written opinion of counsel which may be counsel to Ford Credit.


     "Participants" is defined on page 43 in "Description of the Senior Notes -- Book-Entry Registration."


     "Payahead Account" means the Series 1996-1 Payahead Account established pursuant to the Series 1996-1 Supplement.


     "Payahead Credits" is defined on page 47 in "Description of the Senior Notes -- The Indenture Cash Flows."


     "Payaheads" are amounts received in a Collection Period from Obligors in excess of the amount required to be currently applied against such Obligor's current and past due Monthly Payments and which are not proceeds from the disposition of the related Leased Vehicle.


     "Payment Account" means the Series 1996-1 Payments Account established pursuant to the Series 1996-1 Supplement.



     "Payment Date" means February 15, May 15, August 15 and November 15 of each year or, if any such day is not a business day, the next succeeding business day, commencing February 17, 1997.



     "Payment Extension" is defined on page 57 in "Description of the Administrative Agency Agreement -- Collection of Total Monthly Payments; Extension of Leases."

     "PBGC" means the Pension Benefit Guaranty Corporation.


     "Permitted Investments" means (i) commercial paper issued by General Electric Credit Corporation so long as at the time such commercial paper is issued it is rated at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard and Poor's Ratings Group or (ii) if commercial paper issued by General Electric Credit Corporation is unavailable or does not meet the rating criteria above, time deposits of one of the following banks in the order of priority indicated so long as at the time of the investment (or commitment to invest) therein, the commercial paper or other short-term unsecured debt obligations of such bank shall have a credit rating from each Rating Agency in the highest investment rating category: (1) The Bank of Tokyo-Mitsubishi, Ltd., (2) Societe Generale, (3) The Hong Kong & Shanghai Bank, Ltd., (4) The Canadian Imperial Bank of Commerce and (5) The Sumitomo Bank, Limited.



     "Plan Assets Regulation" is defined on page 82 in "ERISA Considerations."



     "Pool Balance" means, as of any date of determination, the aggregate Adjusted Balance Subject to Lease Charges of the Series 1996-1 Leased Vehicles as of such date.



     "Program Operating Lease" means the agreement dated as of November   , 1996
between the Issuer as lessor and the Transferor as lessee.



     "Program Operating Lease Payments" is defined on page 5 in "Summary -- Overview."



     "Proposed Regulations" is defined on page 80 in "Federal Income Tax Consequences -- Tax Consequences to Foreign Investors."


     "Prospectus" means this prospectus relating to the Senior Notes.

     "PTCE" means Prohibited Transaction Class Exemption.

     "Rating Agency" means a nationally recognized rating agency rating the Senior Notes and/or the Lease Trust Certificates at the request of the Issuer.


     "RCL Trust Agreement" means the Amended and Restated Trust Agreement dated
as of November   , 1996 by and among Ford Credit, Ford Credit Leasing and the
RCL Trustee.


     "RCL Trustee" is First Union Bank of Delaware.

     "Record Date" means, with respect to any Payment Date or Redemption Date, the close of business on the fourteenth day of the calendar month in which such Payment Date or Redemption Date occurs (or, if Definitive Senior Notes are issued, the last day of the preceding calendar month).


     "Recoveries" is defined on page 48 in "Description of the Senior Notes -- The Indenture Cash Flows."



     "Red Carpet Lease Plan" is defined on page 31 in "The Leases and Leased Vehicles -- Origination Procedures."



     "Red Carpet Lease Portfolio" is defined on page 32 in "The Leases and Leased Vehicles -- Delinquency, Repossession, Residual Value and Loss Data."



     "Redemption Date" means the Payment Date on which the Series 1996-1 Certificates are purchased by the Administrative Agent pursuant to the Series 1996-1 Supplement, which Payment Date shall be the date on which the Senior Notes are redeemed pursuant to the Indenture.


     "Redemption Price" means the outstanding principal amount of the Senior Notes plus accrued and unpaid interest thereon to but not including the Redemption Date.


     "Required Cash Collateral Amount" is defined on page 14 in "Summary -- Cash Collateral Account" and on page 51 in "Description of the Senior Notes -- Cash Collateral Account Withdrawals and Deposits."

     "Required Interest Payment" with respect to any Payment Date means the Administrative Agent Fee plus the amount of interest accrued on the outstanding Senior Notes, Subordinated Notes and Lease Trust Certificates since the preceding Payment Date (or, in the case of the first Payment Date, since the Closing Date) plus any overdue interest and interest on such overdue interest at the interest rate of the applicable security.



     "Residual Loss" is defined on page 36 in footnote 5 to the Red Carpet Lease Portfolio table in "The Leases and Leased Vehicles -- Delinquency, Repossession, Residual Value and Loss Data."


     "Residual Value" means the value of the Leased Vehicle at its Scheduled Lease End Date as calculated by the Administrative Agent at the inception of the related Lease and set forth in the related Lease.

     "Retail Operating Lease Factor" means the per annum yield of a Lease determined by the Administrative Agent.

     "Sale Proceeds" means all amounts realized from the sale of Leased
Vehicles.


     "Sale Proceeds Advance" is defined on page 59 in "Description of the Administrative Agency Agreement -- Advances of Sale Proceeds."


     "SBC" means a Specified Beneficial Certificate.

     "Scheduled Lease End Date" means with respect to any Lease, the date set forth in such Lease as the termination date for such Lease.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Noteholder" means, as of any date, the individual or entity in whose name a Senior Note is registered on the Senior Note Register.


     "Senior Note Owner" is defined on page 43 in "Description of the Senior Notes -- General."


     "Senior Note Register" means the Senior Note register maintained pursuant to the Indenture.

     "Senior Note Registrar" means, initially, the Indenture Trustee.

     "Senior Notes" means the Class A-1 Senior Notes and the Class A-2 Senior Notes.

     "Series" means any series of Specified Beneficial Certificates.

     "Series 1995-1" means the Series 1995-1 Certificates and the related Series 1995-1 Assets.

     "Series 1995-1 Assets" are the Series Specified Assets with respect to Series 1995-1.

     "Series 1995-1 Certificates" means the series of Specified Beneficial Certificates designated as Series 1995-1 representing an interest in the Series 1995-1 Assets.

     "Series 1996-1" means the Series 1996-1 Certificates and the related Series 1996-1 Assets.

     "Series 1996-1 Assets" are the Series Specified Assets with respect to Series 1996-1, including the Series 1996-1 Leases and Series 1996-1 Leased Vehicles.

     "Series 1996-1 Certificates" means the series of Specified Beneficial Certificates designated as Series 1996-1 representing an interest in the Series 1996-1 Assets.

     "Series 1996-1 Credit Loss" means with respect to any Collection Period and Series 1996-1 Assets, (i) the aggregate Adjusted Balance Subject to Lease Charges of all Series 1996-1 Leases and Series 1996-1 Leased Vehicles which become Liquidated Leases during such Collection Period, plus the aggregate amount of Uncollected Excess Wear and Tear and Excess Mileage relating to Series 1996-1 Leased Vehicles which were sold in such Collection Period with respect to which Sale Proceeds of the related Series 1996-1 Leased Vehicle were received plus any uncollected Monthly Payments minus (ii) Liquidation Proceeds and Recoveries received during such Collection Period.


     "Series 1996-1 Cut-Off Date" means October 31, 1996.

     "Series 1996-1 Leased Vehicles" means the Leased Vehicles designated in the Series Specification Notice relating to Series 1996-1 and the Series 1996-1 Supplement.

     "Series 1996-1 Leases" means the Leases designated in the Series Specification Notice relating to Series 1996-1 and the Series 1996-1 Supplement.

     "Series 1996-1 Residual Loss" means the aggregate Residual Values of all Series 1996-1 Leased Vehicles the related Series 1996-1 Leases of which terminated on or after their respective Scheduled Lease End Dates in a Collection Period minus Sale Proceeds of such Series 1996-1 Leased Vehicles (but in no event for any Series 1996-1 Leased Vehicle, an amount greater than the Transferor Purchase Option Price) minus amounts assessed against Obligors with respect to Excess Wear and Tear and Excess Mileage with respect to such Series 1996-1 Leased Vehicles.

     "Series 1996-1 Supplement" means the Series 1996-1 Supplement to the Administrative Agency Agreement.


     "Series Issue Date" is defined on page 26 in "FCTT -- Exchangeable Beneficial Certificates and Specified Beneficial Certificates."



     "Series Specification Notice" means a notice delivered by the Administrative Agent, acting at the unanimous direction of the holders of the EBCs, to the FCTT Trustee directing such FCTT Trustee to (i) designate certain FCTT Assets as Series Specified Assets, (ii) designate a date on which SBCs representing the interest in such Series Specified Assets are to be issued to the holders of the EBCs and (iii) set the date on which payments related to such Series Specified Assets shall be allocated to the related SBCs. The Series Specification Notice relating to Series 1996-1 shall contain such additional information as is reasonably necessary for the FCTT Trustee to identify separately the Series 1996-1 Assets and to allocate proceeds from such Series 1996-1 Assets.



     "Series Specified Assets" means the Leases and Leased Vehicles designated in the Series Specification Notice and the Supplement to the Administrative Agency Agreement relating to such Series, including the related certificates of title and all other FCTT Assets relating to such Leases and Leased Vehicles.


     "Special Tax Counsel" is Skadden, Arps, Slate, Meagher & Flom LLP.


     "Specific Eligibility Criteria" is defined on page 36 in "The Leases and Leased Vehicles -- Eligibility Criteria."


     "Specified Beneficial Certificate" or "SBC" means a certificate representing a beneficial interest in FCTT and certain designated Series Specified Assets.


     "Stated Maturity" means with respect to the Class A-1 Senior Notes, the November 15, 1997 Payment Date and with respect to the Class A-2 Senior Notes, the May 15, 1999 Payment Date.


     "Subordinated Noteholder" means, as of any date, the individual or entity in whose name a Subordinated Note is registered pursuant to the Lease Trust Agreement.

     "Subordinated Notes" means the   % Asset Backed Subordinated Notes of the
Issuer.

     "Supplemental Administrative Agent Fee" means, with respect to any Collection Period, all late fees, prepayment charges and certain other administrative fees and expenses or similar charges allowed by applicable law with respect to Leases and Leased Vehicles, and interest on amounts invested in the Payment Account.


     "Term Extension" is defined on page 57 in "Description of the Administrative Agency Agreement -- Collection of Total Monthly Payments; Extension of Leases."


     "Total Monthly Payment" is defined on page 10 in "Summary -- The Series 1996-1 Assets."


     "Transfer Agreement" means the Transfer Agreement dated as of November   ,
1996 between the Transferor, as transferor, and the Issuer, as transferee.

     "Transferor" is RCL Trust 1996-1.

     "Transferor Leased Vehicle Purchase Option" is defined on page 12 in "Summary -- Transferor Leased Vehicle Purchase Option."


     "Transferor Purchase Option Net Proceeds" is defined on page 12 in "Summary -- Transferor Leased Vehicle Purchase Option" and on page 30 in "Series 1996-1 Certificates -- Lease of the Series 1996-1 Certificates to the Transferor."



     "Transferor Purchase Option Price" is defined on page 12 in "Summary -- Transferor Leased Vehicle Purchase Option" and on page 30 in "Series 1996-1 Certificates -- Lease of the Series 1996-1 Certificates to the Transferor."


     "UCC" means the Uniform Commercial Code.

     "Uncollected Excess Wear and Tear and Excess Mileage" means, with respect to any Payment Date and the related Accrual Period, all amounts which are due but not collected from an Obligor with respect to a Series 1996-1 Lease which terminated on its Scheduled Lease End Date as a result of (i) excess wear and tear with respect to such Series 1996-1 Leased Vehicle and (ii) mileage charges incurred in excess of the amount permitted pursuant to the related Series 1996-1 Lease.


     "Underwriters" are J.P. Morgan Securities Inc. and                   .



     "Underwriting Agreement" is defined on page 83 in "Underwriting."



     "Use and Lease Tax Amounts" is defined on page 31 in "The Leases and Leased Vehicles -- Origination Procedures."



     "VCR" is defined on page 32 in "The Leases and Leased Vehicles -- Servicing Procedures."


     "Vehicle Insurance and Maintenance Amounts" means, with respect to any Lease, any payment due in connection with a Monthly Payment for remittance to the related Dealer in connection with servicing of the related Leased Vehicle or the provision of vehicle insurance.


     "Voluntary Early Termination" is defined on page 31 in "The Leases and Leased Vehicles -- Servicing Procedures."



     "Voluntary Early Termination Proceeds" is defined on page 48 in "Description of the Senior Notes -- The Indenture Cash Flows."

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.


        Securities and Exchange Commission.................................   $245,710
        Rating agency fees.................................................    170,000
        Printing...........................................................     70,000
        Legal fees and expenses............................................    150,000
        Accountants' fees..................................................     40,000
        Fees and expenses of the RCL Trustee...............................     10,000
        Fees and expenses of the Lease Trustee.............................     20,000
        Fees and expenses of the Indenture Trustee.........................     18,000
        Miscellaneous expenses.............................................     26,290
                                                                              --------
        Total..............................................................   $750,000
                                                                              ========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 3803 of the Delaware Business Trust Statute provides as follows:

3803. Liability of Beneficial Owners and Trustees.

     (a) Except to the extent otherwise provided in the governing instrument of the business trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State.

     (b) Except to the extent otherwise provided in the governing instrument of a business trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the business trust or a beneficial owner for any act, omission or obligation of the business trust or any trustee thereof.

     (c) Except to the extent otherwise provided in the governing instrument of a business trust, an officer, employee, manager or other person acting pursuant to Section 3806(b)(7), when acting in such capacity, shall not be personally liable to any person other than the business trust or a beneficial owner for any act, omission or obligation of the business trust or any trustee thereof.

     Section 3817 of the Delaware Business Trust Statute provides as follows:

3817. Indemnification.

     (a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

     (b) The absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

     Section 2.7 of the Amended and Restated Trust Agreement of RCL Trust 1996-1 provides as follows:


        Section 2.7 Liability and Indemnification. (a) Notwithstanding Section 3803 of the Trust Statute, Ford Credit Leasing shall be directly liable to any claimant for all losses, claims, damages, liabilities and expenses ("Liabilities") of RCL, or incurred in connection with RCL Assets and this Agreement and the Basic Documents to the extent that Ford Credit Leasing would be liable if RCL were a partnership under the Delaware Revised Uniform Limited Partnership Act or the Delaware Uniform Partnership Law and Ford Credit Leasing were a general partner thereof, and Ford Credit Leasing hereby covenants and agrees that it will maintain net worth in an amount sufficient to maintain its status as a "general partner" of RCL and the

        Lease Trust for federal income tax purposes. Any third party creditors of RCL shall be deemed to be third party beneficiaries for purposes of this
Section 2.7.


     (b) The RCL Beneficiaries shall indemnify, defend and hold harmless the RCL Trustee, including its successors, assigns, officers, directors, shareholders, employees and agents for all Liabilities, penalties and taxes (other than income taxes relating to the fees paid to it hereunder) incurred by it in connection with the administration of the RCL Trust (including attorneys' fees) and the performance of its duties thereunder; provided, however, that in no event shall the RCL Trustee be indemnified or held harmless for any Liabilities incurred (i) by reason of the RCL Trustee's willful misconduct, bad faith or negligence or
(ii) incurred by reason of the RCL Trustee's breach of its representations and warranties set forth in Section 6.6. The RCL Trustee shall notify the RCL Beneficiaries promptly of any claim for which the RCL Trustee may seek indemnity. Failure by the RCL Trustee to so notify the RCL Beneficiaries shall not relieve the RCL Beneficiaries of their obligations hereunder. If necessary, to the extent not otherwise reimbursed, the RCL Trustee shall be entitled to indemnification from amounts on deposit in the RCL Account for any claims against the RCL Trustee the indemnification for which is provided pursuant to this Section 2.7. Any claim against the RCL Trustee shall be defended by the RCL Beneficiaries and the RCL Trustee shall be entitled to separate counsel, the fees and expenses of which shall be paid by such RCL Beneficiaries. The indemnities contained in this Section 2.7 shall survive the resignation or termination of the RCL Trustee or the termination of this Agreement. Any amounts paid to the RCL Trustee pursuant to this Section 2.7 shall be deemed not to be RCL Assets immediately after such payment. The RCL Trustee acknowledges that funds may be deposited in the RCL Account only as specifically provided in the Basic Documents, and that certain funds paid to RCL in respect of the Series 1996-1 Certificates and funds paid to RCL as holder of the Subordinated Notes and deposited in the Cash Collateral Account have been pledged to the Lease Trustee on behalf of the Lease Trust and the Indenture Trustee on behalf of Senior Noteholders in accordance with the terms of the Basic Documents.


     Section 145 of the General Corporation Law of Delaware provides as follows:

145. Indemnification of officers, directors, employees and agents; insurance --

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article Ninth, Section 5 of the Certificate of Incorporation of Ford Motor Credit Company provides as follows:

                                   SECTION 5.
                                Indemnification

     5.1. Directors, Officers and Employees of the Corporation. Every person now or hereafter serving as a director, officer or employee of the corporation shall be indemnified and held harmless by the corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit, or proceeding, civil or criminal, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the corporation, whether or not he continues to be such at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term "loss, cost, liability and expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, any such director, officer or employee; provided, however, that no such director, officer or employee shall be entitled to claim such indemnity: (1) with respect to any matter as to which there shall have been a final adjudication that he has committed or allowed some act or omission, (a) otherwise than in good faith in what he considered to be the best interests of the corporation, and (b) without reasonable cause to believe that such act or omission was proper and legal; or (2) in the event of a settlement of such claim, action, suit, or proceeding unless (a) the court having jurisdiction thereof shall have approved of such settlement with knowledge of the indemnity provided herein, or (b) a written opinion of independent legal counsel, selected by or in manner determined by the Board of Directors, shall have been rendered substantially concurrently with such settlement, to the effect that it was not probable that the matter as to which indemnification is being made would have resulted in a final adjudication as specified in clause (1) above, and that the said loss, cost, liability or expense may properly be borne by the corporation. A conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) in a criminal action, suit or proceeding shall not be deemed an adjudication that such director, officer or employee has committed or allowed some act or omission as hereinabove provided if independent legal counsel, selected as hereinabove set forth, shall substantially concurrently with such conviction or judgment give to the corporation a written opinion that such director, officer or employee was acting in good faith in what he considered to be the best interests of the corporation or was not without reasonable cause to believe that such act or omission was proper and legal.

     5.2. Directors, Officers and Employees of Subsidiaries. Every person (including a director, officer or employee of the corporation) who at the request of the corporation acts as a director, officer or employee of any other corporation in which the corporation owns shares of stock or of which it is a creditor shall be indemnified to the same extent and subject to the same conditions that the directors, officers and employees of the corporation are indemnified under the preceding paragraph, except that the amounts of such loss, cost, liability or expense paid to any such director, officer or employee shall be reduced by and to the extent of any amounts which may be collected by him from such other corporation.

     5.3. Miscellaneous. The provisions of this Section 5 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification under the provisions of this Section 5 of Article NINTH, such right shall inure to the benefit of his heirs, executors, administrators and personal representatives. If any part of this Section 5 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

     5.4. Indemnification Not Exclusive. The foregoing right of indemnification shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the corporation may provide additional indemnity and rights to its directors, officers or employees.

     Article V of the Certificate of Incorporation of Ford Credit Leasing Company, Inc. provides as follows:

                                   ARTICLE V

     (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

          (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (iii) under Section 174 of the Delaware General Corporation Law or

          (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     (b) Any repeal or modification of paragraph (a) of this Article V by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     (c) (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph (c)(ii) of this Article V) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subparagraph
(c)(i) of Article V shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) of Article V or otherwise.

          (ii) If a claim which the corporation is obligated to pay under subparagraph (c)(i) of this Article V is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

          (iii) The provisions of this paragraph (c) of Article V shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article V should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

          (iv) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          (v) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (vi) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this paragraph (c) of Article V with respect to the indemnification and advancement of expenses of director, officers and employees of the corporation.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Not Applicable

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.

(A) EXHIBITS:


 1.1    --   Form of Underwriting Agreement.*

 3.1    --   Form of Amended and Restated Trust Agreement of RCL Trust 1996-1, among Ford Credit,
             Ford Credit Leasing and the RCL Trustee.*
 3.2    --   Restated Certificate of Incorporation of Ford Motor Credit Company.**
 3.3    --   By-Laws of Ford Motor Credit Company.**
 3.4    --   Certificate of Incorporation of Ford Credit Leasing Company, Inc.***
 3.5    --   By-Laws of Ford Credit Leasing Company, Inc.***
 4.1    --   Form of Trust Agreement of the Issuer, between the RCL Trustee and the Lease
             Trustee.*
 4.2    --   Form of Trust Indenture, between the Lease Trustee and the Indenture Trustee.*
 4.3    --   Form of Class A-1 Senior Note (included as part of Exhibit 4.2).*
 4.4    --   Form of Class A-2 Senior Note (included as part of Exhibit 4.2).*
 5.1    --   Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford Motor Credit
             Company with respect to legality.*
 8.1    --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.
 8.2    --   Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford Motor Credit
             Company with respect to Michigan income tax matters.*
10.1    --   FCTT Trust Agreement, among Ford Credit, Ford Credit Leasing and Comerica.*
10.2    --   Administrative Agency Agreement, among Comerica, Ford Credit and Ford Credit
             Leasing.*
10.3    --   Form of Series 1996-1 Supplement, among Comerica, Ford Credit and Ford Credit
             Leasing.*
10.4    --   Form of Asset Contribution Agreement, among Ford Credit, Ford Credit Leasing and the
             RCL Trustee.*
10.5    --   Form of Transfer Agreement, between the RCL Trustee and the Lease Trustee.*
10.6    --   Form of Program Operating Lease, between the RCL Trustee and the Lease Trustee.*
10.7    --   Form of Lease Trust Paying Agent Agreement between the Issuer and the Lease Trust
             Paying Agent.*
10.8    --   Form of Appendix A and Appendix I -- Definitions.*
23.1    --   Consent of J.D. Bringard Esq., Vice President -- General Counsel of Ford Motor
             Credit Company (included as part of Exhibit 5.1).*
23.2    --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit
             8.1).
24.1    --   Powers of Attorney of officers and directors of Ford Motor Credit Company.*
24.2    --   Powers of Attorney of officers and directors Ford Credit Leasing Company, Inc.*
25.1    --   Form T-1 of The Chase Manhattan Bank.*


-------------------------

  * Previously filed



 ** Incorporated by reference to Exhibits 3.1 (Restated Certificate of
    Incorporation) and 3.2 (By-Laws) to Ford Motor Credit Company's Registration Statement on Form S-1 (Registration No. 33-25082)



*** Incorporated by reference to Exhibits 3.4 (Certificate of Incorporation) and
    3.5 (By-Laws) to Ford Motor Credit Company's and Ford Credit Leasing Company, Inc.'s Registration Statement on Form S-1/S-3 (Registration No. 33-57827)



(B) FINANCIAL STATEMENTS:


     [Not Applicable]

ITEM 17.  UNDERTAKINGS.

     (a) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(b) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


          (2) For the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 12th day of November, 1996.


                                          RCL TRUST 1996-1

                                          By FORD MOTOR CREDIT COMPANY,
                                             Depositor and Beneficiary of the
                                             Registrant

                                          By           WILLIAM E. ODOM*
                                             ----------------------------------
                                                 (William E. Odom, Chairman
                                                of the Board of Directors of
                                                 Ford Motor Credit Company)

                                          By FORD CREDIT LEASING COMPANY, INC.,
                                            Depositor and Beneficiary of the
                                             Registrant

                                          By          KENNETH J. COATES*
                                            -----------------------------------
                                                (Kenneth J. Coates, Chairman
                                                of the Board of Directors of
                                             Ford Credit Leasing Company, Inc.)


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 12th day of November, 1996.


                                          FORD MOTOR CREDIT COMPANY

                                          By           WILLIAM E. ODOM*
                                            ------------------------------------
                                                 (William E. Odom, Chairman
                                                of the Board of Directors of
                                                 Ford Motor Credit Company)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following officers and directors of FORD MOTOR CREDIT COMPANY, in the capacities and on the date indicated.



              SIGNATURE                               TITLE                        DATE
-------------------------------------     -----------------------------     ------------------
          WILLIAM E. ODOM*                Chairman of the Board of          November 12, 1996
-------------------------------------     Directors and Director
          (William E. Odom)               (principal executive officer)

         KENNETH J. COATES*               Director and Executive            November 12, 1996
-------------------------------------     Vice President-Finance
         (Kenneth J. Coates)              and Administration
                                          (principal financial officer)

           JAMES B. SMITH*                Vice President-Finance            November 12, 1996
-------------------------------------     (principal accounting
          (James B. Smith)                officer)

          JOHN G. CLISSOLD*               Director                          November 12, 1996
-------------------------------------
         (John G. Clissold)

          EDSEL B. FORD II*               Director                          November 12, 1996
-------------------------------------
         (Edsel B. Ford II)

         DAVID N. MCCAMMON*               Director                          November 12, 1996
-------------------------------------
         (David N. McCammon)

          GREGORY C. SMITH*               Director                          November 12, 1996
-------------------------------------
         (Gregory C. Smith)

        DAVID J. WENNERBERG*              Director                          November 12, 1996
-------------------------------------
        (David J. Wennerberg)

          KENNETH WHIPPLE*                Director                          November 12, 1996
-------------------------------------
          (Kenneth Whipple)


*By:     /s/ HURLEY D. SMITH
-------------------------------------
          (Hurley D. Smith,
          Attorney-in-Fact)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following officers and directors of FORD CREDIT LEASING COMPANY, INC., in the capacities and on the date indicated.



              SIGNATURE                               TITLE                        DATE
-------------------------------------     -----------------------------     ------------------
         KENNETH J. COATES*               Chairman of the Board of          November 12, 1996
-------------------------------------     Directors and Director
         (Kenneth J. Coates)              (principal executive officer)

        THOMAS W. PARKINSON*              Controller (principal             November 12, 1996
-------------------------------------     financial officer) and
        (Thomas W. Parkinson)             Director

          PETER W. ATWATER*               Director                          November 12, 1996
-------------------------------------
         (Peter W. Atwater)

         THEODORE F. BRECK*               Director                          November 12, 1996
-------------------------------------
         (Theodore F. Breck)

          JOHN P. BURKHARD*               Director                          November 12, 1996
-------------------------------------
         (John P. Burkhard)


*By:     /s/ HURLEY D. SMITH
-------------------------------------
          (Hurley D. Smith,
          Attorney-in-Fact)

                                 EXHIBIT INDEX


EXHIBITS                                          DESCRIPTION                                  PAGE
--------           -------------------------------------------------------------------------   ----
   1.1       --    Form of Underwriting Agreement.*.........................................
   3.1       --    Form of Amended and Restated Trust Agreement of RCL Trust 1996-1, among
                   Ford Credit, Ford Credit Leasing and the RCL Trustee.*...................
   3.2       --    Restated Certificate of Incorporation of Ford Motor Credit Company.**....
   3.3       --    By-Laws of Ford Motor Credit Company.**..................................
   3.4       --    Certificate of Incorporation of Ford Credit Leasing Company, Inc.***.....
   3.5       --    By-Laws of Ford Credit Leasing Company, Inc.***..........................
   4.1       --    Form of Trust Agreement of the Issuer, between the RCL Trustee and the
                   Lease Trustee.*..........................................................
   4.2       --    Form of Trust Indenture, between the Lease Trustee and the Indenture
                   Trustee.*................................................................
   4.3       --    Form of Class A-1 Senior Note (included as part of Exhibit 4.2).*........
   4.4       --    Form of Class A-2 Senior Note (included as part of Exhibit 4.2).*........
   5.1       --    Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford
                   Motor Credit Company with respect to legality.*..........................
   8.1       --    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters..................................................................
   8.2       --    Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford
                   Motor Credit Company with respect to Michigan income tax matters.*.......
  10.1       --    FCTT Agreement, among Ford Credit, Ford Credit Leasing and Comerica.*....
  10.2       --    Administrative Agency Agreement, among Comerica, Ford Credit and Ford
                   Credit Leasing.*.........................................................
  10.3       --    Form of Series 1996-1 Supplement, among Comerica, Ford Credit and Ford
                   Credit Leasing.*.........................................................
  10.4       --    Form of Asset Contribution Agreement, among Ford Credit, Ford Credit
                   Leasing and the RCL Trustee.*............................................
  10.5       --    Form of Transfer Agreement, between the RCL Trustee and the Lease
                   Trustee.*................................................................
  10.6       --    Form of Program Operating Lease, between the RCL Trustee and the Lease
                   Trustee.*................................................................
  10.7       --    Form of Lease Trust Paying Agent Agreement between the Issuer and the
                   Lease Trust Paying Agent.*...............................................
  10.8       --    Form of Appendix A and Appendix I -- Definitions.*.......................
  23.1       --    Consent of J.D. Bringard Esq., Vice President - General Counsel of Ford
                   Motor Credit Company (included as part of Exhibit 5.1).*.................
  23.2       --    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of
                   Exhibit 8.1).............................................................
  24.1       --    Powers of Attorney of officers and directors of Ford Motor Credit
                   Company.*................................................................
  24.2       --    Powers of Attorney of officers and directors of Ford Credit Leasing
                   Company, Inc.*...........................................................
  25.1       --    Form T-1 of The Chase Manhattan Bank.*...................................


-------------------------

  * Previously filed



 ** Incorporated by reference to Exhibits 3.1 (Restated Certificate of
    Incorporation) and 3.2 (By-Laws) to Ford Motor Credit Company's Registration Statement on Form S-1 (Registration No. 33-25082)



*** Incorporated by reference to Exhibits 3.4 (Certificate of Incorporation) and
    3.5 (By-Laws) to Ford Motor Credit Company's and Ford Credit Leasing Company, Inc.'s Registration Statement on Form S-1/S-3 (Registration No.

    33-57827)